     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1996.

                                                     REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        PENN TREATY AMERICAN CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

         PENNSYLVANIA                        6312                  23-1664166
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                               3440 LEHIGH STREET
                         ALLENTOWN, PENNSYLVANIA 18103
                                 (610) 965-2222

         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                                  IRVING LEVIT
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        PENN TREATY AMERICAN CORPORATION
                               3440 LEHIGH STREET
                         ALLENTOWN, PENNSYLVANIA 18103
                                 (610) 965-2222
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                            ------------------------

                                   COPIES TO:

        JUSTIN P. KLEIN, ESQ.                      PETER S. ERLY, ESQ.
  Ballard Spahr Andrews & Ingersoll                  Gravel and Shea
    1735 Market Street, 51st Floor                  76 St. Paul Street
Philadelphia, Pennsylvania 19103-7599                  P.O. Box 369
            (215) 665-8500                    Burlington, Vermont 05402-0369
                                                      (802) 658-0220

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND THE EFFECTIVE TIME OF THE MERGER (THE "MERGER") OF A WHOLLY OWNED SUBSIDIARY OF PENN TREATY AMERICAN CORPORATION INTO HEALTH INSURANCE OF VERMONT, INC. AS DESCRIBED IN THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 15, 1996 (THE "MERGER AGREEMENT"), ATTACHED AS APPENDIX I TO THE PROXY STATEMENT/PROSPECTUS FORMING A PART OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and are in compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                                    PROPOSED          MAXIMUM
    TITLE OF EACH CLASS OF         AMOUNT TO         MAXIMUM         AGGREGATE        AMOUNT OF
       SECURITIES TO BE               BE         OFFERING PRICE      OFFERING       REGISTRATION
          REGISTERED            REGISTERED (1)      PER SHARE        PRICE (2)         FEE (2)
Common Stock ($.10 par
 value).......................  586,768 shares         N/A          $11,001,900       $3,793.76

(1) Represents the maximum number of shares of Penn Treaty American Corporation Common Stock, par value $.10 per share, to be issued pursuant to the Merger Agreement in exchange for all of the issued and outstanding shares of Common Stock of Health Insurance of Vermont, Inc. or reserved for issuance pursuant to stock options or warrants.
(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the Common Stock of Health Insurance of Vermont, Inc. to be exchanged in the Merger, computed in accordance with Rule 457(c) on the basis of the average of bid and asked prices per share of such stock on The Nasdaq National Market on May 10, 1996.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        PENN TREATY AMERICAN CORPORATION
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

ITEM NUMBER                                                              LOCATION IN PROXY STATEMENT/PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
A.  INFORMATION ABOUT THE TRANSACTION

       1.  Forepart of Registration Statement and Outside Front
            Cover Page of Prospectus............................  Cover Page of Registration Statement; Cross Reference
                                                                   Sheet; Outside Front Cover Page of Proxy
                                                                   Statement/Prospectus
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Available Information
       3.  Risk Factors, Ratio of Earnings to Fixed Charges and
            Other Information...................................  Summary; Risk Factors
       4.  Terms of the Transaction.............................  Summary; The Merger; The Merger Agreement
       5.  Pro Forma Financial Information......................  Unaudited Pro Forma Financial Information
       6.  Material Contacts with the Company Being Acquired....  The Merger
       7.  Additional Information Required for Reoffering by
            Persons and Parties Deemed to be Underwriters.......                            *
       8.  Interests of Named Experts and Counsel...............  The Merger; Legal Matters; Experts
       9.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................                            *

B.  INFORMATION ABOUT THE REGISTRANT

      10.  Information with Respect to S-3 Registrants..........  Incorporation of Certain Documents by Reference;
                                                                   Selected Historical Consolidated Financial
                                                                   Information
      11.  Incorporation of Certain Documents by Reference......  Incorporation of Certain Documents by Reference
      12.  Information with Respect to S-2 or S-3 Registrants...                            *
      13.  Incorporation of Certain Documents by Reference......                            *
      14.  Information with Respect to Registrants Other than
            S-3 or S-2 Registrants..............................                            *

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

      15.  Information with Respect to S-3 Companies............                            *
      16.  Information with Respect to S-2 or S-3 Companies.....  Available Information; Incorporation of Certain
                                                                   Documents by Reference; Summary; Risk Factors;
                                                                   Selected Historical Consolidated Financial
                                                                   Information -- HIVT

ITEM NUMBER                                                              LOCATION IN PROXY STATEMENT/PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
      17.  Information with Respect to Companies Other Than S-2
            or S-3 Companies....................................                            *

D.  VOTING AND MANAGEMENT INFORMATION

      18.  Information if Proxies, Consents or Other
            Authorizations Are to be Solicited..................  Outside Front Cover Page of Proxy
                                                                   Statement/Prospectus; Available Information;
                                                                   Incorporation of Certain Documents by Reference;
                                                                   Summary; The Meeting; The Merger
      19.  Information if Proxies, Consents or Authorizations
            Are Not to be Solicited or in an Exchange Offer.....                            *

- ------------------------
* Inapplicable

                       HEALTH INSURANCE OF VERMONT, INC.
                             ONE ROOSEVELT HIGHWAY
                           COLCHESTER, VERMONT 05446

                                                                          , 1996

Dear Stockholders:

    You  are cordially invited  to attend the Annual  Meeting of Stockholders of
Health Insurance of  Vermont, Inc.  ("HIVT") to  be held  on                   ,
            ,  1996 at 12:00 p.m. (local time) at               ,              ,
Vermont.

    At this Annual Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 15, 1996, as amended (the "Merger Agreement"), between Penn Treaty American Corporation ("Penn Treaty") and HIVT. Pursuant to the Merger Agreement, a wholly-owned subsidiary of Penn Treaty ("Merger Sub") will be merged with and into HIVT (the "Merger"), and HIVT will become a wholly-owned subsidiary of Penn Treaty. In the Merger, outstanding shares of common stock of HIVT will be converted into the right to receive cash and common stock of Penn Treaty, on the terms and subject to the conditions set forth in the Merger Agreement, all as more fully described in the attached Proxy Statement/Prospectus.

    You should read carefully the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement/Prospectus for details of the Merger and additional related information.

    HIVT'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, HIVT AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT HIVT'S STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

    The affirmative vote of two-thirds of the votes cast by Stockholders present at the Annual Meeting, either in person or by proxy is necessary to approve the Merger Agreement.

    In addition to approving the Merger Agreement, the Stockholders will also be asked to:

        A. Elect two Directors to serve a term of three years each (provided, however, that such Directors and other Directors of HIVT will be required to resign such positions upon completion of the Merger);

        B. Elect a Secretary for the term of one year (provided, however, that the Secretary will be required to resign upon completion of the Merger);

        C. Ratify and approve the reimbursement by HIVT of out-of-pocket expenses incurred by Robert S.W. Leong and the Committee to Maximize Shareholder Value in connection with the proxy solicitation and other actions taken by such persons with respect to HIVT during the period December 1994 through September 1995; and

        D. Transact such other business as may properly come before the meeting or any adjournments thereof.

    We urge you to complete, sign, date and return the enclosed proxy card as soon as possible, whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares which you may own. We encourage you to attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

    Please do not send any stock certificates with the proxy card.

                                          Sincerely,

                                          Robert S.W. Leong
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                       HEALTH INSURANCE OF VERMONT, INC.
                             ONE ROOSEVELT HIGHWAY
                           COLCHESTER, VERMONT 05446

                                                                          , 1996

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD                 , 1996
                             ---------------------

To The Stockholders of Health Insurance of Vermont, Inc.:

    Notice is hereby given that the Annual Meeting of Stockholders of (the "Annual Meeting") of Health Insurance of Vermont, Inc., a Vermont corporation
("HIVT"),  will be held on          ,          , 1996 at 12:00 p.m. (local time)
at             ,             , Vermont.

        A. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 15, 1996, as amended (the "Merger Agreement") between HIVT and Penn Treaty American Corporation ("Penn Treaty"), a Pennsylvania corporation, and the transactions contemplated thereby (such proposal being referred to herein as the "Merger Proposal"). Pursuant to the Merger Agreement, a wholly-owned subsidiary of Penn Treaty ("Merger Sub") will be merged with and into HIVT (the "Merger") and HIVT will become a wholly-owned subsidiary of Penn Treaty. In the Merger, each outstanding share of common stock, par value $3.00 per share, of HIVT ("HIVT Common Stock") will be converted into the right to receive $4.00 in cash and up to 1.067 (but not less than 0.8) shares of common stock, par value $0.10 per share, of Penn Treaty ("Penn Treaty Common Stock") on the terms and subject to the conditions set forth in the Merger Agreement, all as more fully described in the accompany Proxy Statement/ Prospectus. A copy of the Merger Agreement is attached as Annex I to the Accompanying Proxy Statement/Prospectus;

        B. To elect two Directors to serve a term of three years each for HIVT (provided, however that such Directors and other Directors of HIVT will be required to resign such positions upon completion of the Merger);

        C. To elect a Secretary for the term of one year for HIVT (provided, however, that the Secretary will be required to resign upon completion of the Merger);

        D. To ratify and approve the reimbursement by HIVT of out-of-pocket expenses incurred by Robert S.W. Leong and the Committee to Maximize Shareholder Value in connection with the proxy solicitation and other actions taken with respect to HIVT during the period December 1994 through September 1995 (the "Reimbursement Proposal"); and

        E. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Stockholders  of record at the close of business on              , 1996, the
record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

    The affirmative vote of two-thirds of the votes cast by Stockholders present in person or by proxy at the Annual Meeting is necessary to approve the Merger Proposal.

    The affirmative vote of a plurality of the Stockholders present in person or by proxy at the Annual Meeting is necessary to elect members of HIVT's Board of Directors and its Secretary.

    The affirmative vote of a majority of the Stockholders present in person or by proxy at the Annual Meeting is necessary to ratify and approve the action taken by HIVT's Board of Directors with respect to the Reimbursement Proposal.

    Holders of HIVT common stock will be entitled to dissenters' rights as a result of the Merger. See "The Merger -- Rights of Dissenting Stockholders."

    The Board of Directors of HIVT has determined that the Merger is fair to, and in the best interests of, HIVT and its shareholders, has unanimously approved the Merger Proposal and the Reimbursement Proposal and recommends a vote FOR the approval and adoption of the Merger Proposal and Reimbursement Proposal.

    All Stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed postage-prepaid envelope.

                                          By Order of the Board of Directors
                                          James L. Fraser
                                          SECRETARY

COLCHESTER, VERMONT
            , 1996

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE SPECIAL MEETING.

    DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROXY STATEMENT/ PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                   SUBJECT TO COMPLETION; DATED MAY   , 1996

                        PENN TREATY AMERICAN CORPORATION
                       HEALTH INSURANCE OF VERMONT, INC.
                               ------------------

                           PROXY STATEMENT/PROSPECTUS
                             ---------------------

    This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") relates to the proposed merger (the "Merger") of a wholly-owned subsidiary ("Merger Sub") of Penn Treaty American Corporation ("Penn Treaty") into Health Insurance of Vermont, Inc. ("HIVT") pursuant to an Agreement and Plan of Merger dated as of March 15, 1996, as amended, between Penn Treaty and HIVT (the "Merger Agreement"). As a result of the Merger, HIVT will become a wholly-owned subsidiary of Penn Treaty and the stockholders of HIVT will receive in the aggregate $2,200,380 in cash and up to 586,768 shares of Penn Treaty common stock, $.10 par value ("Penn Treaty Common Stock"), in exchange for all of the issued and outstanding shares of HIVT common stock, $3.00 par value ("HIVT Common Stock"). Pursuant to the Merger, each outstanding share of HIVT Common Stock will be converted into $4.00 in cash and up to 1.067 shares (but not less than 0.8 shares) of Penn Treaty Common Stock (the "Exchange Rate"). The Exchange Rate is subject to adjustment based on the average price per share of Penn Treaty Common Stock during a specified period prior to the closing date of the Merger. See "The Merger -- Adjustments to Merger Consideration."

    This Proxy Statement/Prospectus serves as the proxy statement for the Annual
Meeting of HIVT stockholders to be held             , 1996. See "The Meeting."

    This Proxy Statement/Prospectus also constitutes a prospectus of Penn Treaty with respect to up to 586,768 shares of Penn Treaty Common Stock to be issued to stockholders of HIVT pursuant to the Merger Agreement. This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed
to stockholders of HIVT on or about             , 1996.

    SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN CONSIDERATIONS IN EVALUATING THE MERGER.

    No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation should not be relied upon as having been authorized by Penn Treaty or HIVT. This Proxy Statement/ Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities offered hereby shall, under any circumstances, create any implication that there has been no change in the affairs of Penn Treaty or HIVT since the date hereof or that the information set forth or incorporated by reference herein is correct as of any time subsequent to its date. All information herein with respect to Penn Treaty and Merger Sub has been furnished by Penn Treaty, and all information herein with respect to HIVT has been furnished by HIVT.
THE  SECURITIES TO WHICH THIS PROXY  STATEMENT/PROSPECTUS RELATES HAVE NOT BEEN
 APPROVED OR DISAPPROVED  BY THE  SECURITIES AND EXCHANGE  COMMISSION OR  ANY
   STATE   SECURITIES  COMMISSION  NOR  HAS   THE  SECURITIES  AND  EXCHANGE
    COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE  ACCURACY
     OR    ADEQUACY    OF    THIS    PROXY    STATEMENT/PROSPECTUS.   ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Proxy Statement/Prospectus is             , 1996.

                             AVAILABLE INFORMATION

    Penn Treaty and HIVT are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission: Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

    Penn Treaty has filed with the Commission a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-4 with respect to the securities offered hereby. This Proxy Statement/Prospectus also constitutes the Prospectus of Penn Treaty filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules of the Commission. Statements made in this Proxy Statement/Prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be qualified in its entirety by such reference. The Registration Statement and any amendments thereto, including exhibits filed as part thereof, are available for inspection and copying at the Commission's offices as described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which have been filed by Penn Treaty (File No. 0-15972) and HIVT (File No. 0-9934) with the Commission pursuant to the Exchange Act, are incorporated by reference in this Proxy Statement/Prospectus:

        1. Penn Treaty's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

        2. Penn Treaty's Current Report on Form 8-K dated March 25, 1996, as amended on Form 8-K/A dated May 10, 1996.

        3. The description of the Penn Treaty Common Stock contained in Penn Treaty's Registration Statement on Form 8-A dated June 12, 1987.

        4. HIVT's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

        5. HIVT's Current Report on Form 8-K dated March 22, 1996, as amended on Form 8-K/A dated May 13, 1996.

        6. HIVT's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

    All documents  and reports  subsequently filed  by Penn  Treaty pursuant  to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or with respect to Penn Treaty in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Proxy Statement/Prospectus.

    The Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to which this Proxy Statement/Prospectus is delivered, on written or oral request, without charge, in the case of documents relating to Penn Treaty, directed to Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, Pennsylvania 18103 Attention: Michael F. Grill, (telephone number (610) 965-2222) or, in the case of documents relating to HIVT, directed to Health Insurance of Vermont, Inc., One Roosevelt Highway, Colchester, Vermont 05446, Attention: John W. Mahoney, (telephone number (802) 655-5500).

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.................................................................          2
SUMMARY...............................................................................          6
  Penn Treaty American Corporation....................................................          6
  Health Insurance of Vermont, Inc....................................................          6
  Reasons for the Merger..............................................................          6
  The Annual Meeting..................................................................          7
  The Merger..........................................................................          8
  Comparative Historical and Pro Forma Per Share Data.................................         12
  Comparative Market Data.............................................................         13
RISK FACTORS..........................................................................         14
  Risks Relating to Penn Treaty.......................................................         14
  Risks Relating to HIVT..............................................................         17
  Risks Relating to the Merger........................................................         18
THE MEETING...........................................................................         19
  Annual Meeting......................................................................         19
  Quorum..............................................................................         23
  Votes Required......................................................................         23
  Record Date; Stock Entitled to Vote.................................................         23
  Voting of Proxies...................................................................         23
  Revocation of Proxies...............................................................         24
  Solicitation of Proxies.............................................................         24
THE MERGER............................................................................         24
  Merger Consideration................................................................         24
  Adjustments to Merger Consideration.................................................         24
  Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares....         25
  Nasdaq Listing......................................................................         25
  Background of the Merger............................................................         25
  Recommendations of the Board of Directors...........................................         27
  Reasons for the Merger..............................................................         27
  Fairness Opinion....................................................................         28
  Effective Time of the Merger........................................................         30
  Interests of Certain Persons in the Merger..........................................         30
  Certain Federal Income Tax Consequences.............................................         31
  Accounting Treatment................................................................         32
  Resale of Penn Treaty Common Stock by Affiliates....................................         32
  Certain Regulatory Matters..........................................................         32
  Rights of Dissenting Stockholders...................................................         33
COMPARISON OF RIGHTS OF HIVT AND PENN TREATY SHAREHOLDERS.............................         33
  Classes and Series of Capital Stock.................................................         34
  Director and Officer Liability and Indemnification..................................         34
  Special Meetings of Shareholders....................................................         35
  Annual Meeting of Shareholders......................................................         35
  Appraisal/Dissenters' Rights........................................................         35
  Shareholder Approval of Mergers.....................................................         36
  Stock Repurchases...................................................................         36
  Removal of Directors................................................................         37
  Charter Amendments..................................................................         37
  Stockholder Action Without a Meeting................................................         37
  "Anti-Takeover" Laws................................................................         38
THE MERGER AGREEMENT..................................................................         38

  Conditions to the Merger............................................................         38
  Representations and Warranties......................................................         40
  Certain Covenants...................................................................         40
  Additional Agreements...............................................................         42
  Termination, Amendment and Waiver...................................................         44
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA.............................         45
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION -- PENN TREATY.................         48
SELECTED FINANCIAL CONSOLIDATED FINANCIAL INFORMATION -- HEALTH INSURANCE OF VERMONT,
 INC. (HIVT)..........................................................................         50
LEGAL MATTERS.........................................................................         52
EXPERTS...............................................................................         52

APPENDIX I -- AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 15, 1996 AMONG PENN
              TREATY AND HIVT

APPENDIX II -- FAIRNESS OPINION OF ADVEST, INC.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS. THE INFORMATION CONTAINED IN THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

                        PENN TREATY AMERICAN CORPORATION

    Penn Treaty American Corporation ("Penn Treaty") is primarily engaged in providing long-term nursing home and home health care insurance to persons age 65 and over. An originator of long-term nursing home care insurance products for twenty years, Penn Treaty is the second largest insurance carrier whose operations are primarily focused on long-term care insurance. Penn Treaty is currently licensed to write business in 44 states and the District of Columbia. Its policies are marketed nationally through independent insurance agents. Penn Treaty underwrites its insurance products through two of its subsidiaries, Penn Treaty Life Insurance Company, ("PTLIC") and Network America Life Insurance Company ("Network America" and together with PTLIC, the "Insurers"). As of December 31, 1995, long-term nursing home care and home health care policies accounted for approximately 93% of Penn Treaty's total annualized premiums in force.

    Penn Treaty's principal products are individual fixed, defined benefit accident and health insurance policies covering long-term skilled, intermediate and custodial nursing home care, home health care, hospital care and policies that supplement Medicare benefits. In 1993, Penn Treaty introduced life insurance products designed specifically for individuals age 65 and over. In late 1994, Penn Treaty introduced an Independent Living policy which provides coverage over the full term of the policy for services furnished by a homemaker or companion who is not a qualified or licensed care provider. Available policy riders allow insureds to tailor their policies and include an automatic annual benefit increase, benefits for adult day-care centers and a return of premium benefit. Policies are designed to make the administration of claims simple, quick and sensitive to the needs of senior citizens.

    Penn  Treaty's  executive  offices  are  located  at  3440  Lehigh   Street,
Allentown, Pennsylvania and its telephone number is (610) 965-2222.

                       HEALTH INSURANCE OF VERMONT, INC.

    Health Insurance of Vermont, Inc. is engaged in the marketing and sale of guaranteed renewable disability income insurance written on an individual basis. HIVT does not market any line of insurance other than accident and health insurance. Its focus is on the marketing of competitive, quality disability insurance in those states in which it is licensed. HIVT is currently licensed to write business in 46 states and the District of Columbia. HIVT does not maintain its own sales force and therefore operates on a brokerage basis, distributing its products in those states in which it is licensed. All of HIVT's business is produced by licensed insurance agents who have contracts with HIVT. These agents may have similar agreements with other insurance companies and generally write insurance for those companies.

    HIVT's executive offices are located at One Roosevelt Highway, Colchester, Vermont and its telephone number is (802) 655-5500.

                             REASONS FOR THE MERGER

    The Board of Directors of HIVT has determined that the Merger is fair to, and in the best interests of, HIVT and its shareholders and unanimously approved the Merger Agreement and recommends that HIVT shareholders vote FOR the approval and adoption of the Merger.

    From time to time over the past several years, HIVT has reviewed and reexamined its business strategies and prospects. In that regard, HIVT has considered possible strategic alliances, combinations and transactions with various industry participants, including companies smaller and larger than HIVT.

    Based on that analysis, HIVT's Board of Directors concluded that a strategic merger, if on terms and conditions acceptable to HIVT's Board and HIVT's stockholders, could present a valuable opportunity to enhance the stockholders' investment in HIVT as well as an opportunity to support the continued growth of HIVT's business. The terms of the Merger Agreement, including the Exchange Rate, was the result of arms' length negotiations between HIVT and Penn Treaty and their respective representatives. The HIVT Board consulted with its legal and financial advisors and management of HIVT. After careful review and consideration, the HIVT Board has determined that the Merger will provide fair value to all HIVT stockholders.

                               THE ANNUAL MEETING

Meeting of Stockholders...........  The  Annual Meeting of Stockholders of HIVT (the "Annual
                                    Meeting") will be held on       ,       , 1996 at  12:00
                                    p.m. (local time) at      , Vermont.
Matters to be Considered at the
 Annual Meeting...................  At  the Annual  Meeting, stockholders  will be  asked to approve and adopt the Merger Agreement. Pursuant to  the
                                    terms of the Merger Agreement, each share of HIVT Common
                                    Stock  will be  converted into $4.00  in cash  and up to
                                    1.067 (but  not less  than 0.8)  shares of  Penn  Treaty
                                    Common  Stock. The  Exchange Rate is  subject to certain
                                    adjustments. See "The  Merger --  Adjustments to  Merger
                                    Consideration."
                                    At  the Annual Meeting, Stockholders  will also be asked
                                    to: (i) elect two persons  to the Board of Directors  to
                                    serve terms of three years each (provided, however, that
                                    such  persons  and  other  directors  of  HIVT  will  be
                                    required to resign such positions upon completion of the
                                    Merger); (ii) elect a Secretary  for HIVT for a term  of
                                    one  year (provided,  however, that such  person will be
                                    required to resign as Secretary of HIVT upon  completion
                                    of  the  Merger);  (iii) approve  and  ratify  the reim-
                                    bursement by HIVT of proxy solicitation and related  ex-
                                    penses  of  Robert  S.W.  Leong  and  the  Committee  to
                                    Maximize Shareholder Value totalling $54,548 which  were
                                    incurred   during  the  period   December  1994  through
                                    September 1995 (the "Reimbursement Proposal"); and  (iv)
                                    to consider and vote upon such additional matters as may
                                    properly come before the Meeting.
                                    For   additional  information  relating  to  the  Annual
                                    Meeting, see "The Meeting."

Quorum; Vote Required.............  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of HIVT Common  Stock
                                    at  the  Annual  Meeting is  necessary  to  constitute a
                                    quorum at the meeting. Approval of the Merger  Agreement
                                    requires the affirmative vote of two-thirds of the votes
                                    cast  at  the  Annual  Meeting  by  Stockholders present
                                    either in person or by proxy. The affirmative vote of  a
                                    majority  of the stockholders  present, either in person
                                    or by  proxy,  at the  Annual  Meeting is  necessary  to
                                    ratify  and approve the action  taken by HIVT's Board of
                                    Directors with  respect to  the Reimbursement  Proposal.
                                    The  affirmative vote of a plurality of the Stockholders
                                    present, in person or by proxy, at the Annual Meeting is
                                    necessary  to  elect  members  of  the  HIVT  Board   of
                                    Directors and its Secretary.
                                    See  "The  Meeting  -- Vote  Required"  and  "The Merger
                                    Agreement -- Conditions to the Merger."
Record Date.......................  Only stockholders of record of HIVT Common Stock at  the
                                    close  of business on             , 1996 are entitled to
                                    notice of and  to vote  at the Annual  Meeting. On  that
                                    date,  there were  549,095 shares  of HIVT  Common Stock
                                    outstanding,  with  each  share  of  HIVT  Common  Stock
                                    entitled  to cast one vote with respect to the items set
                                    forth in this Proxy Statement/Prospectus.
Security Ownership
 of Management....................  As of  the  record  date, the  directors  and  executive officers  of  HIVT  as a  group  had the  power  to vote
                                    approximately 7.66% of  the outstanding  shares of  HIVT
                                    Common  Stock  entitled  to  vote  at  the  HIVT  Annual
                                    Meeting. Directors of HIVT and certain stockholders with
                                    the collective power to vote approximately 35.3% of  the
                                    outstanding  HIVT Common Stock  have indicated that they
                                    intend to  vote  their shares  in  favor of  the  Merger
                                    Agreement. See "Principal Stockholders."

                                         THE MERGER
Effect of the Merger..............  Pursuant  to  the Merger,  Merger  Sub would  merge into
                                    HIVT, HIVT would continue  as the surviving  corporation
                                    (sometimes  referred to as  the "Surviving Corporation")
                                    and HIVT would become a wholly-owned subsidiary of  Penn
                                    Treaty.  All of the  shares of HIVT  Common Stock issued
                                    and outstanding immediately prior to the consummation of
                                    the Merger  would  be automatically  converted,  at  the
                                    Effective  Time  (as defined  below)  into the  right to
                                    receive in the  aggregate $2,200,380 in  cash and up  to
                                    approximately  586,768 shares (but not less than 440,076
                                    shares)  of  Penn  Treaty  Common  Stock,   representing
                                    approximately  7.74%  of  the Penn  Treaty  Common Stock
                                    outstanding after the  Merger. Pursuant  to the  Merger,
                                    each  share of HIVT Common Stock would be converted into
                                    $4.00 of cash and up to 1.067 shares (but not less  than
                                    0.8  shares) of  Penn Treaty Common  Stock. The Exchange
                                    Rate is subject to adjustment based on the average price
                                    per share of Penn Treaty Common Stock during a specified
                                    period prior to the consummation of the Merger. See "The
                                    Merger -- Adjustments to Merger Consideration."

Recommendation of the Board of
 Directors and Reasons for the
 Merger...........................  The Board of Directors of  HIVT believes that the  terms of  the Merger are fair to  and in the best interests of
                                    its  stockholders  and  have  unanimously  approved  the
                                    Merger  Agreement and the related transactions. The HIVT
                                    Board of  Directors  unanimously  recommends  that  HIVT
                                    stockholders  approve  the  Merger  Agreement.  See "The
                                    Merger -- Recommendation of the Board of Directors."
                                    The HIVT  Board of  Directors believes  that the  Merger
                                    will  provide fair  value to  all HIVT  stockholders and
                                    offers  HIVT   opportunities   for  growth   using   the
                                    additional  capital, expertise and distribution channels
                                    available from Penn Treaty. In reaching its decision  to
                                    approve the Merger Proposal, the HIVT Board of Directors
                                    considered  several  factors including:  (a)  the market
                                    value of Penn Treaty Common Stock to be received in  the
                                    Merger  by  HIVT  stockholders; (b)  the  active trading
                                    market and history of Penn Treaty Common Stock; (c)  the
                                    enhanced  long term value to  HIVT of a strategic merger
                                    with a larger, more  diversified insurance company;  (d)
                                    the  opinion of  Advest, Inc.  ("Advest") to  the effect
                                    that, as of March 15, 1996, the transaction was fair  to
                                    the  HIVT stockholders  from a financial  point of view;
                                    (e) the present intention of Penn Treaty to keep  HIVT's
                                    headquarters   in  Colchester,  Vermont;   and  (f)  the
                                    provision for the exchange  of the Merger  Consideration
                                    consisting  of Penn  Treaty Common  Stock in  a tax-free
                                    transaction.
                                    In the event that HIVT  stockholders do not approve  the
                                    Merger  Proposal or if the Merger is not consummated for
                                    any  other  reason,  HIVT  intends  to  continue  as  an
                                    independent  company,  operating on  a  basis consistent
                                    with its historical  operations. HIVT  will continue  to
                                    market  and  issue  disability  insurance  policies  and
                                    intends to continue its selective geographic  expansion,
                                    seeking to spread risks and to enhance its sales volume.
                                    See  "The Merger  -- Background  of the  Merger" and "--
                                    Reasons for the Merger."
Opinions of Financial Advisors to
 the HIVT Board...................  Advest has  delivered its  written opinion  to the  HIVT
                                    Board  of  Directors  dated  March  15,  1996,  that the
                                    consideration to  be received  by  the holders  of  HIVT
                                    Common  Stock was fair from a financial point of view to
                                    the holders of HIVT Common Stock.
                                    For information on the assumptions made, matters consid-
                                    ered and limits of the review by Advest, see "The Merger
                                    -- Fairness Opinion." Stockholders are urged to read  in
                                    its  entirety the  opinion of  Advest dated  the date of
                                    this Proxy  Statement/Prospectus, attached  as  Appendix
                                    II, to this Proxy Statement/Prospectus.

Effective Time of the Merger......  The Merger will become effective at the time provided in articles  of  merger (the  "Articles  of Merger")  to be
                                    filed with  the  Secretary  of  State  of  Vermont  (the
                                    "Effective  Time"). The filing  will be made  as soon as
                                    practicable after the closing of the Merger. The closing
                                    of the Merger  (the "Closing") will  occur on the  fifth
                                    business  day after all of  the conditions to the Merger
                                    contained in the Merger Agreement have been satisfied or
                                    waived. See "The Merger  Agreement -- Conditions to  the
                                    Merger."
Conditions to the Merger..........  The  obligations of  Penn Treaty and  HIVT to consummate the Merger are subject to certain conditions  including:
                                    (i)  obtaining the approval of the stockholders of HIVT;
                                    (ii) approval  for  quotation  on  the  Nasdaq  National
                                    Market  (the  "Nasdaq"), subject  to official  notice of
                                    issuance, of the Penn Treaty  Common Stock to be  issued
                                    in  connection with the  Merger; (iii) the effectiveness
                                    of  the  Registration  Statement  of  which  this  Proxy
                                    Statement/Prospectus  is  a  part; (iv)  no  order being
                                    entered in  any  action  or proceeding  or  other  legal
                                    restraint  or prohibition preventing the consummation of
                                    the Merger; (v)  the receipt  by each  party of  various
                                    legal  opinions, comfort letters and other certificates,
                                    consents, reports and approvals  from the other  parties
                                    to  the Merger and from third parties; (vi) the accuracy
                                    in all  material  respects of  the  representations  and
                                    warranties   of  each  party  and  compliance  with  all
                                    covenants and conditions  by each party;  and (vii)  the
                                    absence  of any material adverse  change in the business
                                    or financial condition  of Penn Treaty  or HIVT.  Either
                                    Penn  Treaty or HIVT may extend the time for performance
                                    of any  of the  obligations of  the other  party or  may
                                    waive compliance with those obligations. See "The Merger
                                    -- Certain Regulatory Matters" and "The Merger Agreement
                                    -- Conditions to the Merger."
Termination, Amendment and
 Waiver...........................  The Merger Agreement may be terminated at any time prior to  the Effective Time by  mutual consent of Penn Treaty
                                    and HIVT,  or, generally,  by either  party if  (i)  the
                                    Merger shall not have been completed by August 31, 1996,
                                    (ii)  if the Merger is enjoined  by court order or (iii)
                                    if either party fails to perform in any material respect
                                    any of  its covenants  under  the Merger  Agreement.  In
                                    addition  either Penn Treaty or HIVT may extend the time
                                    for performance of any of  the obligations of the  other
                                    party  or  may waive  conditions  with respect  to those
                                    obligations. See "The  Merger Agreement --  Termination,
                                    Amendment and Waiver."
Dissenters' Rights................  HIVT stockholders will be entitled to dissenters' rights under  applicable  state  law  in  connection  with  the
                                    Merger.  See  "The  Merger   --  Rights  of   Dissenting
                                    Stockholders."
Certain Regulatory Matters........  Consummation   of  the  Merger  is  subject  to  certain
                                    regulatory  approvals.  Although  no  assurance  can  be
                                    given,  Penn Treaty and HIVT believe that the Merger can
                                    be effected  in compliance  with all  federal and  state
                                    regulations.  See  "The  Merger  --  Certain  Regulatory
                                    Matters."

Certain Federal Income
 Tax Consequences.................  The  Merger  is  intended  to  qualify  as  a   tax-free
                                    reorganization  for federal income  tax purposes so that
                                    no gain or loss  would be recognized  by Penn Treaty  or
                                    HIVT,  and no gain  or loss would  be recognized by HIVT
                                    stockholders on  the portion  of the  consideration  for
                                    HIVT  Common  Stock  consisting  of  Penn  Treaty Common
                                    Stock. Consummation of  the Merger  is conditioned  upon
                                    there being delivered an opinion of counsel prior to the
                                    Closing   to  the   effect  that   HIVT  and   the  HIVT
                                    stockholders will recognize no gain or loss for  federal
                                    income  tax purposes on the portion of the consideration
                                    for HIVT Common Stock  consisting of Penn Treaty  Common
                                    Stock as a result of the consummation of the Merger.
Anticipated Accounting Treatment..  The  Merger will be treated as a purchase for accounting
                                    and  financial  reporting   purposes.  "The  Merger   --
                                    Anticipated Accounting Treatment."
Interests of Certain Persons in
 the Merger.......................  In  considering the recommendation of  the HIVT Board of
                                    Directors with respect to the Merger, HIVT  stockholders
                                    should  be  aware that  members of  the HIVT  Board have
                                    interests in HIVT as stockholders and that one member of
                                    the HIVT  Board  of  Directors has  an  interest  as  an
                                    employee.  See  "The  Merger  --  Interests  of  Certain
                                    Persons  in  the  Merger"  for  a  description  of  such
                                    arrangements.
Risk Factors......................  For  discussion  of  the risk  factors  which  should be considered carefully by HIVT Stockholders in considering
                                    whether to vote  in favor of  the Merger Agreement,  see
                                    "Risk Factors."
Surrender of Certificates.........  Promptly   after  the  Effective   Date,  Penn  Treaty's
                                    Exchange Agent will mail a transmittal form and exchange
                                    instructions to  each holder  of record  of HIVT  Common
                                    Stock.  CERTIFICATES  FOR  SHARES OF  HIVT  COMMON STOCK
                                    SHOULD NOT BE  SURRENDERED UNTIL  SUCH TRANSMITTAL  FORM
                                    AND EXCHANGE INSTRUCTIONS ARE RECEIVED.

CERTAIN STATEMENTS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS ARE FORWARD LOOKING. ALTHOUGH PENN TREATY AND HIVT BELIEVE THEIR EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS WITHIN THE BOUNDS OF THEIR BUSINESS AND OPERATIONS, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM THEIR EXPECTATIONS. FOR FACTORS WHICH MAY CAUSE RESULTS TO DIFFER FROM EXPECTATIONS, SEE "RISK FACTORS".

              COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

    The  following summary  presents selected comparative  per share information
(i) for Penn Treaty on a historical basis in comparison with pro forma information giving effect to the Merger, and (ii) HIVT on an historical basis in comparison with its pro forma equivalent information after giving effect to the Merger, including the receipt of the Penn Treaty Common Stock in exchange for the HIVT Common Stock in accordance with the Merger. The pro forma financial information should be read in conjunction with the historical financial statements of Penn Treaty and HIVT and the related notes thereto incorporated herein by reference or contained elsewhere herein, and in conjunction with the unaudited pro forma financial information appearing elsewhere in this Proxy Statement/Prospectus.

    Penn Treaty has never paid any cash dividends on its Common Stock and does not intend to do so in the foreseeable future. It is the present intention of Penn Treaty to retain any future earnings to support the continued growth of Penn Treaty's business. Any future payment of dividends by Penn Treaty is subject to the discretion of the Board of Directors and is dependent, in part, on any dividends it may receive as the sole shareholder of PTLIC and Senior Financial Consultants Company, a wholly-owned subsidiary of Penn Treaty, and which PTLIC may in turn receive as the sole shareholder of Network America. The payment of dividends by PTLIC and Network America, respectively, is in turn dependent on a number of factors, including their respective earnings and financial condition, business needs and capital and surplus requirements, and is also subject to certain regulatory restrictions and the effect that such payment would have on their ratings by A.M. Best Company. See Item 1, "Business -- A.M. Best's Rating" and Item 1, "Business -- Government Regulation".

    The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the combined results of operations in future periods or future combined financial position.

                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31,
                                                                                                          1995
                                                                                                      -------------
Net income per common and common equivalent:
  Penn Treaty:
    Historical......................................................................................    $    1.53
    Pro forma combined..............................................................................         1.38
  HIVT:
    Historical......................................................................................    $     .35
    Pro forma equivalent............................................................................         1.47

                                                                                                      DECEMBER 31,
                                                                                                          1995
                                                                                                      -------------
Stockholders' equity per common and common equivalent share:
  Penn Treaty -- historical.........................................................................    $   13.93
  Penn Treaty -- pro forma combined.................................................................        14.01
  HIVT -- historical................................................................................        15.88
  HIVT -- pro forma equivalent......................................................................        14.95

                            COMPARATIVE MARKET DATA

    Penn Treaty Common Stock is traded on the Nasdaq under the symbol "PTAC". The following table shows the high and low sale prices for Penn Treaty Common Stock as reported by NASDAQ, for Penn Treaty's Common Stock for the periods indicated below as follows:

                                                                                                          HIGH        LOW
                                                                                                        ---------  ---------
1994       First Quarter..............................................................................        15         12
           Second Quarter.............................................................................      143/4        13
           Third Quarter..............................................................................        16       131/2
           Fourth Quarter.............................................................................      161/2      143/8
1995       First Quarter..............................................................................      121/8       95/8
           Second Quarter.............................................................................        13       113/8
           Third Quarter..............................................................................      143/4      117/8
           Fourth Quarter.............................................................................      161/2        13
1996       First Quarter..............................................................................        19     15 1/4
           Second Quarter (through May 10, 1996)......................................................    19 1/4     18 1/2

    As of December 31, 1995, Penn Treaty Common Stock was held by approximately 200 holders of record.

    HIVT Common Stock is traded over-the-counter under the symbol "HIVT". The following table shows the high and low sales prices for the HIVT Common Stock, as reported by the National Daily Quotation Bureau for the periods indicated below as follows:

                                                                                                          HIGH        LOW
                                                                                                        ---------  ---------
1994       First Quarter..............................................................................         9        81/2
           Second Quarter.............................................................................      101/2         9
           Third Quarter..............................................................................        11        91/2
           Fourth Quarter.............................................................................      111/4       91/2
1995       First Quarter..............................................................................      101/2         9
           Second Quarter.............................................................................      111/4       91/2
           Third Quarter..............................................................................      141/2       91/2
           Fourth Quarter.............................................................................        15        91/2
1996
           First Quarter..............................................................................        19         15
           Second Quarter (through May 10, 1996)......................................................    18 1/2         18

    As of December 31, 1995, HIVT Common Stock was held by approximately 514 holders of record.

    The following table sets forth the closing price per share of Penn Treaty Common Stock on the Nasdaq and HIVT Common Stock on the over the counter market, and the equivalent per share price (as explained below) of HIVT Common Stock on February 2, 1996, the business day preceding public announcement of the Merger:

                                                                                                      EQUIVALENT
MARKET PRICE                                                    PENN TREATY           HIVT             PER SHARE
PER SHARE AT:                                                  COMMON STOCK     COMMON STOCK (1)       PRICE (2)
- -----------------------------------------------------------  -----------------  -----------------  -----------------
February 2, 1996...........................................      $      17          $   16.75          $   17.87

- ------------------------
(1) Bid price; there were no sales of HIVT Common Stock on February 2, 1996.

(2) The equivalent per share price of a share of HIVT Common Stock represents the closing price of a share of HIVT Common Stock on such date multiplied by an assumed Exchange Rate of 1.067 shares of Penn Treaty Common Stock for each share of HIVT Common Stock. The Exchange Rate is subject to adjustment under certain circumstances. See "The Merger -- Adjustments to Merger Consideration."

    Stockholders are advised to obtain current market quotations for Penn Treaty Common Stock and HIVT Common Stock. No assurance can be given as to the market price of Penn Treaty Common Stock or HIVT Common Stock at, or in the case of Penn Treaty Common Stock, after the Effective Time.

                                  RISK FACTORS

    IN ADDITION TO OTHER INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE PROPOSAL RELATED TO THE MERGER AGREEMENT TO BE VOTED ON AT THE ANNUAL MEETING.

RISKS RELATING TO PENN TREATY

    ADEQUACY OF LOSS RESERVES. The reserves for losses and expenses established by Penn Treaty are estimates of amounts needed to pay reported and incurred but not yet reported claims and related expenses based on facts and circumstances known as of the time the reserves are established. Reserves are based on historical claims information, industry statistics and other factors. The establishment of appropriate reserves is an inherently uncertain process, and there can be no assurance that the ultimate liability will not materially exceed Penn Treaty's claim and policy reserves and have a material adverse effect on Penn Treaty's results of operations and financial condition. Due to the inherent uncertainty of estimating reserves, it has been necessary, and may over time continue to be necessary, to revise estimated future liabilities as reflected in the Company's reserves for claims and policy expenses.

    IMPLEMENTATION OF NEW PRODUCTS. The introduction of new insurance products entails a greater risk of unanticipated claims incurred than products with respect to which Penn Treaty has developed significant historical claims data, such as long-term nursing home insurance. In order to minimize the risks to Penn Treaty associated with this lack of historical claims experience data, Penn Treaty generally limits both the amount of benefits and duration of coverage available under new products until such data is developed. If as a result of actual experience, Penn Treaty does not meet state mandated loss ratios for a product, state insurance regulators may require Penn Treaty to reduce or refund premiums on such product. If, however, losses are greater than anticipated, then in addition to adjusting its reserve levels as discussed below, Penn Treaty may seek regulatory approval of premium increases. Because this approval process is time consuming, Penn Treaty must attempt to anticipate the need for premium increases substantially in advance of its targeted date for implementing such increases. Failure to anticipate the need for or to secure regulatory approval of such increases could have a material adverse effect on Penn Treaty. Moreover, fluidity in market competition and regulatory forces might limit Penn Treaty's ability to rely on historical claims experience for the development of new premium rates and reserve allocations.

    Penn Treaty began marketing its home health care policies as a stand-alone product during the last seven years and, to date, has experienced a higher than expected number of claims filed and longer than expected duration of claims, requiring higher levels of reserves and loss ratios than anticipated with this product line. In addition, in late 1994, Penn Treaty began marketing its Independent Living policy, a home health care insurance product which provides coverage over the full term of the policy for services furnished by a homemaker or companion who is not a qualified or licensed care provider. Because of Penn Treaty's relatively limited claims experience with these home health care products, Penn Treaty may incur higher than expected loss ratios and may be required to adjust further its reserve levels with respect to these products.

    RECOVERABILITY OF DEFERRED ACQUISITION COSTS. In connection with the sale of its insurance policies, Penn Treaty defers and amortizes a portion of the policy acquisition costs over the related premium paying periods of the life of the policy. These costs include all expenses directly related to the acquisition of the policy, including commissions, underwriting and other policy issue expenses. The amortization of deferred acquisition costs is determined using the same projected actuarial assumptions used in computing policy reserves. Deferred acquisition costs can be affected by unanticipated termination of policies because, upon such unanticipated termination, Penn Treaty is required to expense fully the deferred acquisition costs associated with the terminated policy. If these actuarial assumptions prove to be inaccurate, the result could have a material adverse effect on Penn Treaty's results of operations in future periods.

    MANDATED LOSS RATIOS. The states in which Penn Treaty is licensed have the authority to change the minimum mandated statutory loss ratios to which Penn Treaty is subject, the manner in which these ratios are computed and the manner in which compliance with these ratios is measured and enforced. Loss ratios are commonly defined as incurred claims and increases in policy reserves divided by earned premiums. Most states in which Penn Treaty writes insurance have adopted the loss ratios recommended by the National Association of Insurance Commissioners ("NAIC"). Penn Treaty is unable to predict the impact of (i) any changes in the mandatory statutory loss ratios for individual or group long-term care policies to which Penn Treaty may become subject, (ii) any changes in the minimum loss ratios for individual or group long-term care or Medicare supplement policies or (iii) any change in the manner in which these minimums are computed or enforced in the future. Penn Treaty has not been informed by any state that it does not meet mandated minimums, and Penn Treaty believes that it is in compliance with all such minimum ratios. In the event Penn Treaty is not in compliance with minimum statutory loss ratios mandated by regulatory authorities with respect to certain policies, Penn Treaty may be required to reduce or refund premiums, which could have a material adverse effect upon Penn Treaty.

    GOVERNMENT  REGULATIONS.    The  business  of  Penn  Treaty,  including  the
insurance policies sold by the Insurers, is subject to stringent state governmental requirements, including those regarding licensure, benefit structure, payment of dividends, settlement of claims, capital levels, premium increases and transfer of control of the Insurers. Certain changes in such laws and regulations could have a material adverse effect on the operations of the Insurers and, in turn, on Penn Treaty. Specific developments which could have a material adverse effect on the operations of the insurance industry include, but are not limited to, possible rate rollback legislation and legislation to control premiums, policy terminations and other policy terms, including premium levels. In addition, the administration of such regulations is vested in state agencies which have broad powers and are concerned primarily with the protection of policyholders.

    In addition, from time to time there are significant federal and state legislative developments with respect to long-term care and Medicare coverage. The Federal Omnibus Budget Reconciliation Act of 1990 required that Medicare supplement policies provide for guaranteed renewability and waivers of pre-existing condition coverage limitations under certain circumstances. In addition, the NAIC has recently adopted model long-term care policy language providing nonforfeiture benefits and has proposed a rate stabilization standard for long-term care policies. Among the proposals currently pending in the U.S. Congress are the implementation of certain minimum consumer protection standards for inclusion in all long-term care policies, including guaranteed renewability, protection against inflation and limitations on waiting periods for pre-existing conditions. These proposals would also prohibit "high pressure" sales tactics in connection with long-term care insurance and would guarantee consumers access to information regarding insurers, including lapse and replacement rates for policies and the percentage of claims denied. Other pending legislation would permit premiums paid for long-term care insurance to be treated as deductible medical expenses, with the amount of the deduction increasing with the age of the taxpayer. Penn Treaty cannot predict with certainty the effect any such proposals, if adopted, or legislative developments could have on its business and operations.

    HIGHLY COMPETITIVE MARKETS; A.M. BEST B+ RATING. The markets in which Penn Treaty competes are highly competitive. Penn Treaty competes with large national and smaller regional insurers, as well as specialty insurers. Many of theses insurers are larger and have greater resources and higher A.M. Best ratings than Penn Treaty. A.M. Best's ratings are based on a comparative analysis of the financial condition and operating performance for the prior year of the companies rated, as determined by their publicly available reports. A.M. Best's classifications are A++ and A+ (superior), A and A- (excellent), B++ and B+ (very good), B and B- (good), C++ and C+ (fair), and C and C- (marginal), D (below minimum standards), E (under state supervision) and F (in liquidation). A.M. Best's ratings are based upon factors of concern to policyholders and insurance agents and are not directed toward the protection of investors. The Insurers' current A.M. Best ratings are both "B+" (very good). In addition to the foregoing, competition may take several other forms, including breadth and flexibility of coverage, pricing and the quality and level of services provided. Additional competition may result from changes in Medicare benefits, as well as from the introduction of products similar to those offered by Penn Treaty by additional private insurance carriers. In addition, Penn Treaty competes with other insurance companies for producing agents to market and sell its products. Over the past three fiscal years, more than half of Penn Treaty's premiums have been derived from sales of policies in Florida and Pennsylvania. Competitive changes in such; markets could have an adverse effect on Penn Treaty.

    AGENT RECRUITMENT; RELIANCE ON MARKETING GENERAL AGENT. Penn Treaty engages continuously in active recruitment and training of independent agents to market and sell its products, in part by frequent presentations designed to educate agents with respect to Penn Treaty's insurance products and operations. Penn Treaty also periodically reviews and terminates its agency relationships with non-producing or underproducing agents or agents who do not comply with Penn Treaty's guidelines and policies with respect to the sale of its products. While Penn Treaty believes that the commissions it pays to independent agents are competitive with the commissions paid by other insurance companies selling similar policies, there can be no assurance that Penn Treaty will be able to continue to attract and retain independent agents to sell Penn Treaty's products.

    Penn Treaty utilizes marketing general agents from time to time for the purpose of recruiting independent agents and developing networks of agents in various states. Penn Treaty has a marketing general agent ("MA") for purposes of generating business for the Insurers in several states. This MA receives an overriding commission on business written in return for recruiting, training, and motivating the independent agents. This MA also functions as a general agent ("GA") for the Insurers in several states. In the capacity of MA and GA, this agent accounted for 21%, 20% and 18% of the total premiums earned by Penn Treaty during 1993, 1994 and 1995, respectively. The loss of the services provided by this agent as MA and GA could have a material adverse effect upon Penn Treaty.

    DEPENDENCE ON SENIOR CITIZEN MARKET. Penn Treaty's insurance products are designed primarily for sale to persons age 65 and over. Many such persons live on fixed incomes and, as such, are highly sensitive to inflation and interest rate fluctuations which affect their buying power. In periods of low interest rates, renewal premiums on Penn Treaty's products have decreased. There can be no assurance that adverse economic conditions or lower interest rates will not have a material impact upon the ability of senior citizens to afford Penn Treaty's products which, in turn, could have a material adverse impact upon Penn Treaty.

    LACK OF DIVIDENDS. Penn Treaty has never paid any cash dividends on its Common Stock and does not intend to do so in the foreseeable future. Any future payment of dividends by Penn Treaty is subject to the discretion of the board of Directors and is dependent, in part, on any dividends it may receive from its subsidiaries. See "Dividend Policy."

    RESTRICTIONS ON SUBSIDIARY DIVIDENDS. Payment of dividends by the Insurers is subject to regulatory restrictions and will depend on profits arising from their business, computed according to statutory formulae. In addition, Pennsylvania law requires notice of extraordinary dividends to be given to the Pennsylvania Insurance Department, which has the authority to disapprove such dividends. From time to time, the NAIC and various state insurance regulators consider modifying the methods of determining the amount of dividends that may be paid by an insurance company without regulatory approval.

    DEPENDENCE ON KEY PERSONNEL. The success of Penn Treaty has largely depended upon the efforts of its senior operating management, including Penn Treaty's President and founder, Irving Levit, age 66. The loss of the services of Mr. Levit or one or more of its key personnel could have a material adverse effect on the operations of Penn Treaty. Penn Treaty does not have an employment agreement with Mr. Levit or any of its other key personnel. Penn Treaty maintains insurance on Mr. Levit's life in an aggregate amount of $1,000,000 payable to Penn Treaty, all of which is underwritten by Penn Treaty and all of which is reinsured.

    CONTROL BY PRINCIPAL SHAREHOLDER. The principal shareholder of Penn Treaty is Irving Levit. After completion of the Merger, Mr. Levit will control, directly or indirectly, up to approximately 26.5% of the Common Stock. Accordingly, Mr. Levit will have the power to exert significant influence over the policies and affairs of Penn Treaty.

    EFFECT OF CERTAIN ANTI-TAKEOVER PROVISIONS. Penn Treaty's Restated and Amended Articles of Incorporation, the Pennsylvania Business Corporation Law and the insurance laws of states in which Penn Treaty conducts business contain certain provisions which could delay or impede the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving Penn Treaty, even if such a transaction would be beneficial to the interests of the shareholders, or could discourage a third party from attempting to acquire control of Penn Treaty. In particular, the classification of Penn Treaty's Board of Directors could have the effect of delaying a change in control of Penn Treaty. In addition, Penn Treaty has authorized 5,000,000 shares of Preferred Stock, which Penn Treaty could issue without further shareholder approval and upon such terms and conditions, and having such rights privileges and preferences, as the Board of Directors may determine. Penn Treaty has no current plans to issue any Preferred Stock. In addition, Pennsylvania insurance laws and regulations prohibit any person from acquiring control of Penn Treaty without the prior approval of the Pennsylvania Insurance Commissioner.

    MARKET FOR COMMON STOCK. Penn Treaty's Common Stock is currently listed on The Nasdaq Stock Market, and its average daily trading volume over the 52 weeks ended December 31, 1995 was approximately 8,576 shares. While the shares of Penn Treaty Common Stock to be issued pursuant to the Merger will increase the amount of stock available for trading, there can be no assurance that a more active trading market will develop or, if developed, that it will be maintained.

    SHARES ELIGIBLE FOR FUTURE SALE. Following the Merger, Penn Treaty will have up to 7,576,852 shares of Common Stock outstanding. Of these shares, shares of Common Stock, including the shares issued in this offering, will generally be freely transferable by persons other than affiliates of Penn Treaty without restriction or further registration under the Securities Act. The
remaining            outstanding shares of  Common Stock may not  be sold in the absence of registration under the Securities Act unless an exemption is available, including the exemption afforded by Rule 144. No prediction can be made as to the effect, if any, that future sales of Penn Treaty Common Stock, or the availability of Penn Treaty Common Stock for future sale, will have on the market price of the Penn Treaty Common Stock issued upon the exercise of stock options, or the perception that such sales may occur, which could adversely affect prevailing market prices for the Common Stock.

    POSSIBLE VOLATILITY OF STOCK PRICE. The market price of Penn Treaty Common Stock could be subject to significant fluctuations caused by variations in quarterly operating results, litigation involving the company, announcements by the company or its competitors, general conditions in the insurance industry and other factors. The stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of publicly traded companies. These broad fluctuations may adversely affect the market price of Penn Treaty Common Stock.

RISKS RELATING TO HIVT

    ADEQUACY OF LOSS RESERVES. HIVT maintains reserves based on estimates of amounts needed to pay reported and unreported claims. Reserves do not represent an exact calculation of liabilities, but rather are estimates of what HIVT expects the ultimate payment and administration of claims will cost based on facts and circumstances then known, estimates of future trends in claims frequency and severity and other factors.

    HIGHLY COMPETITIVE MARKETS; BEST'S A- RATING. The markets in which HIVT competes are very competitive. In those markets, HIVT competes with large national and smaller regional insurers, as well as specialty insurers. Within these markets, ratings have become an increasingly important factor in establishing the competitive position of insurance companies. Rating organizations review the financial performance and condition of insurers, including that of HIVT. Penn Treaty's rating of B+ is below that of HIVT (A-). As a result of the Merger, HIVT's rating is likely to be reduced. Such a reduction may adversely affect HIVT's ability to market and sell its products, although such a reduction is not expected to have a material and adverse impact on Penn Treaty, taken as a whole.

    LIMITED MANAGEMENT DEPTH. Largely as a function of its size, HIVT depends heavily on the expertise and abilities of its senior management personnel and does not have the depth in various management positions which a larger concern may possess. As a result, any material and adverse events with respect to any of its personnel, including voluntary departures for other employment positions, could seriously and adversely affect HIVT.

    NEW PRODUCTS; GEOGRAPHIC DIVERSIFICATION. As part of its operating philosophy, HIVT has periodically attempted to increase its activities in several states, including California. However, its claims experience in that state has been higher than anticipated and has caused HIVT to reconsider its market focus there, or to withdraw from certain areas entirely. In addition, HIVT, from time to time, attempts to write disability insurance not available on a regular basis from other insurance carriers. Issuance of such policies may entail additional claims risks over and above risks associated with HIVT's normal policies.

    DIVIDEND RESTRICTIONS. As a regulated insurance company, HIVT is subject to certain regulatory limitations on the payment of dividends to its stockholders. HIVT has not paid any dividends since 1990, when it was determined that it was necessary to increase its capital surplus in one jurisdiction in which HIVT is licensed.

    AGENT RECRUITMENT; MARKETING ACTIVITIES. HIVT's insurance products are marketed and sold by a network of independent insurance agents. In addition to independent agents HIVT has also developed a marketing network through affiliation between HIVT and agent networks maintained by larger independent insurance companies. HIVT may not be able to maintain these affiliations upon completion of the Merger, and, accordingly, may need to rely on Penn Treaty's distribution channels for its products. In addition, HIVT's success on attracting agents to sell its policies will depend on the levels of commissions it pays as compared to the amount of commissions paid by insurance companies selling similar policies. There can be no assurance that HIVT will continue to have the resources necessary to pay such commissions and resources to maintain those relationships in the future.

    INVESTMENT INCOME. Like other insurance companies, HIVT derives a significant amount of its net income from its investment portfolio. That portfolio, because of applicable regulatory restrictions, is largely invested in long term bonds. The level of income generated by such investments will depend, in large part, upon fluctuations in interest rates and other matters affecting such investments which are outside the control of HIVT. There can be no assurance that HIVT will be able to continue to make such investments on a favorable economic basis in the future.

RISKS RELATING TO THE MERGER

    NO ASSURANCE OF SUCCESSFUL INTEGRATION OF CERTAIN OPERATIONS. Penn Treaty and HIVT expect that the Merger will result in certain benefits for the combined company. Achieving the anticipated benefits of the Merger will depend in part upon whether the integration of the two companies' business is achieved in an efficient and effective manner, and there can be no assurance that this will occur. The combination of the two companies will require, among other things, coordination of the companies' sales and marketing efforts, among others. There can be no assurance that integration will be accomplished on a timely basis, if at all. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations. The integration of certain operations following the Merger will require the dedication of management resources which may distract attention from the day-to-day business of the combined company. Failure to accomplish effectively the integration of the two companies' operations could have a material adverse effect on Penn Treaty's results of operations and financial condition.

    EXCHANGE RATE WILL NOT FULLY REFLECT CHANGES IN STOCK PRICES. The relative stock prices of Penn Treaty Common Stock and HIVT Common Stock at the Effective Time may vary significantly from the prices as of the date of execution of the Merger Agreement, the date hereof or the date on which stockholders vote on the Merger due to, among other factors, changes in the business, operations and prospects of Penn Treaty or HIVT, market assessments of the likelihood that the Merger will be consummated and the timing thereof and general market and economic conditions. The Exchange Rate is subject to adjustment based on changes in the market value of Penn Treaty Common Stock. However, the Exchange Rate will not be adjusted to reflect changes in the value of HIVT Common Stock.

                                  THE MEETING

ANNUAL MEETING

    The Annual Meeting  will be held  at                           , Vermont  on
                   ,               , 1996, at 12:00 p.m., and at any adjournment
or postponement thereof.

MATTERS TO BE CONSIDERED -- THE MERGER

    At the Annual Meeting, the stockholders of HIVT will be asked to consider and vote upon the adoption and approval of the Merger Agreement under which, among other things, Merger Sub would be merged into HIVT with HIVT surviving the Merger, HIVT would become a wholly owned subsidiary of Penn Treaty, and all of the outstanding and issued shares of HIVT Common Stock would be converted into the right to receive an aggregate of up to approximately 586,768 shares (but not less than 440,076 shares) of Penn Treaty Common Stock. Pursuant to the Merger, each outstanding share of HIVT Common Stock will be converted into $4.00 in cash and up to 1.067 shares (but not less than 0.8 shares) shares of Penn Treaty Common Stock. The Exchange Rate is subject to adjustment in certain circumstances described herein. See "The Merger -- Adjustments to the Merger Consideration."

    The HIVT Board of Directors has unanimously approved the Merger Agreement and recommends a vote FOR approval of the Merger Agreement.

MATTERS TO BE CONSIDERED -- OTHER

    At the Annual Meeting, the stockholders of HIVT will also be asked to ratify and approve the reimbursement of certain proxy and other expenses incurred by Robert S.W. Leong and the Committee to Maximize Shareholder Value during the period from December 1994 through September 11, 1995 in the aggregate amount of $54,548. That reimbursement has been previously approved by HIVT's Board of Directors. In approving the reimbursement of such expenses, the Board of Directors determined that Mr. Leong had engaged in proceedings on behalf of the shareholders of HIVT intended to change the policies of HIVT and in connection therewith, to elect a new Board of Directors of HIVT. The Board noted that such expenses had been verified by the Treasurer of HIVT and that the various proposals submitted by Mr. Leong to the shareholders of the Company had been approved by the Company's shareholders. The Board therefore approved such reimbursement on the condition that its decision to do so be ratified and approved at the next meeting of the shareholders of HIVT. If the shareholders of HIVT do not approve of such reimbursement by HIVT, Mr. Leong has agreed to reimburse the Company in full for the amount paid to him for such expenses.

    The Board of Directors recommends a vote FOR this proposal.

    The Board of Directors having seven members has been authorized as permitted by HIVT's bylaws. It is proposed to elect two Directors at the Annual Meeting to replace those Directors whose terms will expire. The Directors so elected shall serve terms of three years each or until their successors are elected and qualified. In this regard and in connection with the Merger, HIVT has agreed to submit resignations of its entire Board of Directors upon completion of the Merger, including the Directors elected at the Annual Meeting.

    It is the intention of the persons named in the accompanying form of proxy to vote for the nominees named below. However, if because of death or unforeseen disability, any of the nominees designated below is unavailable for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated by the HIVT Board of Directors.

    The Nominees for Director are: Robert J. Kecseg and David W. Menard, both of whom are currently serving on the Board of Directors. The nominees for director are Robert J. Kecseg and David W. Menard, both of whom are currently serving on the Board of Directors.

    The following table sets forth pertinent information with regard to nominees for the Board of Directors.

                                     PRESENT TERM
        NAME              AGE           EXPIRES                         PRINCIPAL OCCUPATION
- --------------------      ---      -----------------  --------------------------------------------------------
Robert J. Kecseg              43   1996 (Note A)      Director of the Corporation since September 1995; Broker
                                                       and Supervisory  Analyst of  First Research  Financial,
                                                       Irving,   Texas,  a   registered  broker/dealer,  since
                                                       October 1995; Formerly  Broker and Supervisory  Analyst
                                                       of   Southwest  Securities,  Inc.,   Irving,  Texas,  a
                                                       registered broker/dealer, 1981-1995.

David W. Menard               58   1996 (Note A)      Director  of  the  Corporation  since  September   1995;
                                                       President  of Colmen Menard Company, Inc., Bala Cynwyd,
                                                       Pennsylvania, since 1993; President 1982-1993 of Colmen
                                                       Management Company.

- ------------------------
Note A. The terms of Messrs. Kecseg and Menard will expire in 1999 if they are elected to the Board at the Annual Meeting.

    As of May 10, 1996, Mr. Menard owns 2,000 shares of HIVT Common Stock and Mr. Kecseg owns 1,000 shares of HIVT Common Stock. Within the last two years, Mr. Menard purchased 1,000 shares of HIVT Common Stock on March 14, 1996 at a price of $19.00 per share.

    The following table presents information with respect to those persons known by HIVT to own beneficially, as of May 3, 1996, more than 5% of the common stock issued by HIVT.

                                                  AMOUNT AND NATURE OF
                         NAME AND ADDRESS              BENEFICIAL        PERCENT OF
  TITLE OF CLASS        OF BENEFICIAL OWNER          OWNERSHIP (1)          CLASS
- ------------------  ---------------------------  ----------------------  -----------
Common Stock        Patrick W. Hopper             151,799 shares (2)          27.64
                    Las Vegas, NV 89109
Common Stock        K.J. Seemann                  33,147 shares (3)            6.03
                    Williston, VT 05495
Common Stock        Bernard H. Zais               29,419 shares (2)            5.35
                    Burlington, VT 05401
Common Stock        Security Group, Inc.          28,769 shares (2)            5.23
                    Spartanburg, SC 29304
Common Stock        Thomas O. Putnam              27,703 shares (3)            5.04
                    Cobleskill, NY 12043

- ------------------------
(1) Beneficial owners hold sole voting and investment powers with respect to their shares.

(2) Direct beneficial ownership.

(3) Indirect beneficial ownership.

    The following table presents information with respect to the beneficial ownership of HIVT common stock by all directors and nominees as of May 3, 1996.

                         NAME AND ADDRESS         AMOUNT AND NATURE OF    PERCENT OF
  TITLE OF CLASS        OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP(1)     CLASS
- ------------------  ---------------------------  -----------------------  -----------
Common Stock......  Alfred J. Beauchamp          589 shares (2)                  .10
Common Stock        James L. Fraser              8,365 shares (2)(3)            1.52
Common Stock        Robert J. Kecseg             1,000 shares (2)                .18
Common Stock        Robert S.W. Leong            11,321 shares (2)(3)           2.06
Common Stock        John W. Mahoney              14,133 shares (2)              2.57
Common Stock        David W. Menard              2,000 shares (2)                .36
Common Stock        Robert S. Savage             1,500 shares (2)                .27

- ------------------------
(1) The directors and nominees hold sole voting and investment power with respect to their shares, except the shares of Mr. Beauchamp, which are owned jointly with his spouse, and with respect to 400 shares which are held by Mr. Fraser's spouse.

(2) Direct beneficial ownership.

(3) Indirect beneficial ownership.

    The following table presents information with respect to the beneficial ownership of HIVT Common Stock by all directors, nominees, and officers as a group as of May 3, 1996.

                         NAME AND ADDRESS            AMOUNT AND NATURE OF      PERCENT OF
  TITLE OF CLASS        OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP         CLASS
- ------------------  ---------------------------  ----------------------------  -----------
Common Stock        Director and Officers        42,554 shares (1)(2)(3)             7.75

- ------------------------
(1) Direct beneficial ownership with respect to 36,854 shares.

(2) Investment and or voting power is shared with respect to 989 shares.

(3) Indirect beneficial ownership with respect to 5,700 shares.

    MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES. The Board of Directors held four regular meetings and eleven special meetings during calendar year 1995. The Directors also serve on various committees of the Board which include standing audit, compensation, investment and nominating committees.

    The members of the Audit Committee during 1995 were Directors Putnam and Beauchamp (prior to September 11, 1995) and Directors Leong and Menard thereafter. The function of the Audit Committee is to review reports by HIVT's Treasurer and independent accountants and to make recommendations to management based upon its review of these reports, for improving or changing operating procedures that it considers necessary or desirable. The Audit Committee met twice during 1995.

    The members of the Compensation and Stock Option Committee during 1995 were Directors Beauchamp, Brown, Mahoney, Wick and Zais (prior to September 11, 1995) and Directors Beauchamp, Kecseg, Mahoney and Savage thereafter. The function of the Compensation and Stock Option Committee is to periodically review officers' salaries and consultants' fees and to make recommendations to the Board of Directors with respect to adjustments that it considers appropriate. The Committee also makes recommendations to the Board of Directors with respect to the granting of options pursuant to HIVT's Stock Option Plan. The Compensation and Stock Option Committee met three times during 1995.

    The members of the Investment Committee during 1995 were Directors Putnam and Chadwick prior to September 11, 1995), and Directors Fraser and Kecseg thereafter. The function of the Investment Committee is to monitor HIVT's investment portfolio, with consideration of HIVT's liquidity position and anticipated cash requirements. The Investment Committee met four times during 1995.

    The members of the Nominating Committee during 1995 were Directors Zais, Brown, Mahoney and Sams (prior to September 11, 1995) and Directors Fraser, Leong, Mahoney and Savage thereafter. The function of the Nominating Committee is to consider and recommend nominees for election to the Board of Directors as vacancies occur. Shareholders may make suggestions for nominees by submitting names to the Committee in writing. The Nominating Committee met once during 1995 in such capacity.

    The members of the Nominating Committee also serve on the Executive Committee for HIVT. The Executive Committee considers and makes recommendations to the Board of Directors as to such matters as may be delegated to such Committee for consideration by the Board of Directors. The Executive Committee met four times during 1995.

    In connection with the evaluation of various strategic and other relationships by HIVT, the HIVT Board of Directors appointed a special committee consisting of Directors Mahoney, Leong and Menard, and as special advisor to the committee, Patrick Hopper, a shareholder of HIVT. The special committee met four times during 1995.

    EMPLOYEES' RETIREMENT PLAN. Under HIVT's Employee's Retirement Plan, upon normal retirement at age 65, a participant would receive a monthly pension equal to the sum of (a) 1% of the average of his highest 60 consecutive months of earnings within the 120 month period immediately preceding retirement and (b)
 .5% of the excess of the average of his highest 60 consecutive months of earnings as described above over the maximum average monthly wage over a 60 month period ending at retirement upon which social security benefits can be based multiplied by the participant's years of credited service. For example, an employee with 35 credited years of service whose highest average monthly earnings over a 60 month period was $2,000 and whose maximum average monthly earnings upon which social security benefits could be based was $1,200 would receive a monthly pension upon retirement at age 65 of $840 ($2,000 X .01 X 35) = ($800.00 X .005 X 35). Benefits payable upon early retirement would be lower.

    The following table illustrates the annual pension benefits payable under the Plan for various representative combinations of pre-retirement remuneration and years of service classifications, assuming retirement at age 65.

                       ESTIMATED ANNUAL PENSION BENEFITS*

  FINAL FIVE
 YEAR AVERAGE                YEARS OF SERVICE AT AGE 65
    ANNUAL      -----------------------------------------------------
 COMPENSATION      10         15         20         25         30
- --------------  ---------  ---------  ---------  ---------  ---------
  $   20,000    $   2,000  $   3,000  $   4,000  $   5,000  $   6,000
30,000......        3,000      4,500      6,000      7,500      9,000
40,000......        4,500      6,700      8,900     11,200     13,400
50,000......        6,000      9,000     11,900     14,900     17,900

- ------------------------
* Assuming year of birth is 1942.

    INDEPENDENT PUBLIC ACCOUNTANTS. Coopers & Lybrand L.L.P. will serve as HIVT's independent public accountants for 1996 and has served in that capacity for a number of years. The report of Coopers & Lybrand L.L.P. respecting HIVT's financial statements appears in HIVT's Annual Report for the year ended December 31, 1995. Representatives of Coopers & Lybrand L.L.P. are not expected to be present at the annual meeting of stockholders.

    OTHER PROPOSED ACTIONS. Pursuant to the Bylaws, it is proposed to elect a secretary of HIVT to serve a term of one year or until his or her successor is elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for James L. Fraser, the nominee of management for the office of secretary for HIVT. Mr. Fraser has served in that capacity since 1995. Mr. Fraser will resign such position at the Effective Date, if the Merger is approved.

    In the event that, because of death or unforeseen disability, the nominee indicated above is unavailable for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person as may be nominated by the Board of Directors to the office of secretary.

    Management knows of no other matters which may properly come before the meeting. However, if any other business should properly come before the meeting, the proxies relating to such meeting will be voted with respect thereto in accordance with the best judgment of management.

    Stockholders' proposals for the 1997 Annual Meeting must be received by HIVT at its executive offices on or before December 31, 1996 for inclusion in the 1997 proxy materials.

QUORUM

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of HIVT Common Stock at the Annual Meeting is necessary to constitute a quorum at the HIVT Annual Meeting.

VOTES REQUIRED

    The affirmative vote of the holders of two-thirds of the votes cast by Stockholders present, either in person or by proxy, at the Annual Meeting is required to approve the Merger Agreement.

    The affirmative vote of a majority of the stockholders present in person or by proxy at the Annual Meeting is necessary to ratify and approve the action taken by HIVT's Board of Directors with respect to the Reimbursement Proposal.

    The affirmative vote of a plurality of the stockholders present in person or by proxy at the Annual Meeting is necessary to elect members of HIVT's Board of Directors and its Secretary.

RECORD DATE; STOCK ENTITLED TO VOTE

    The HIVT Board of Directors has established              , 1996 as the  date
to determine those record holders of Common Stock entitled to notice of and to vote at the Annual Meeting. On that date, there were 549,095 shares of HIVT Common Stock outstanding, with each share entitled to one vote with respect to the Merger Agreement.

VOTING OF PROXIES

    Shares represented by all properly executed proxies received in time for the Annual Meeting will be voted at such meeting in the manner specified by the holders thereof. Proxies that do not contain voting instructions will be voted FOR approval of the Merger Agreement, the Reimbursement Proposal and the nominees of the Board of Directors at the Meeting. It is not expected that any matter other than those referred to herein will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

    If a holder of HIVT Common Stock does not return a signed proxy card, his or her shares will not be voted.

REVOCATION OF PROXIES

    Any holder of HIVT Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by (i) filing a written revocation with the Secretary of HIVT prior to the voting of such proxy, (ii) giving a duly executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. Attendance by a stockholder at the Annual Meeting will not itself revoke his or her proxy.

SOLICITATION OF PROXIES

    Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone, telecopy or telegram. HIVT will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of HIVT may solicit proxies from stockholders by telephone or telegram or in person. Such directors, officers and employees will not be compensated for such solicitation. HIVT has requested that banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries forward solicitation materials to the beneficial owners of HIVT Common Stock held of record by such entities, and HIVT will, upon the request of such record holders, reimburse reasonable forwarding expenses. HIVT does not anticipate that it will incur any fees, except as set forth in this paragraph.

    HIVT STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

MERGER CONSIDERATION

    Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will merge into HIVT and each share of HIVT Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of HIVT Common Stock owned by HIVT as treasury stock and shares of HIVT Common Stock owned by Penn Treaty, Merger Sub or any wholly owned subsidiary of Penn Treaty or HIVT to be canceled in accordance with the Merger Agreement) shall be converted into $4.00 of cash and up to 1.067 shares (but not less than 0.8 shares) of Penn Treaty Common Stock. See "Adjustments to Merger Consideration".

    Based upon the capitalization of Penn Treaty and HIVT as of May 10, 1996, immediately after the Effective Time, the Stockholders of HIVT will hold approximately 7.74% of the outstanding Penn Treaty Common Stock.

ADJUSTMENTS TO MERGER CONSIDERATION

    The consideration to be issued to each HIVT stockholder in the Merger will be $4.00 in cash and that number of shares of Penn Treaty Common Stock which is determined by multiplying the Exchange Rate by the number of shares of HIVT Common Stock held by such HIVT stockholder on the Closing Date (as hereinafter defined). The Exchange Rate shall equal the quotient of the Base Price (as defined below) divided by the Final Price (as defined below). Assuming all outstanding options to purchase HIVT Common Stock have been exercised, the "Base Price" shall mean $8,801,520 divided by the number of shares of HIVT Common Stock outstanding on the Effective Date. If all such options have not been exercised as of the Effective Date, the Base Price shall be reduced by $16.00 for each share of HIVT Common Stock not purchased pursuant to the options which remain outstanding and unexercised. The "Final Price" shall mean the average closing bid price of Penn Treaty Common Stock on the Nasdaq National Market during the period comprised of the twenty consecutive trading days immediately preceding the fifth business day immediately preceding the Effective Time (such period is hereinafter referred to as the "Measurement Period"), as such closing bid prices are published by the National Association of Securities Dealers Automated Quotation Service; provided, however, that if the average closing price of Penn Treaty Common Stock, determined in accordance with the first clause of this sentence, during the Measurement Period is more than $.20 per share higher than the average closing bid price of Penn Treaty Common Stock during the Measurement Period, the Final Price shall equal the average closing price per share minus $.20 per share but this adjustment shall not cause the Final Price to be reduced to a price per share less than the average closing bid price of Penn Treaty Common Stock during the Measurement Period (the "Penn Treaty Value").

    If the Penn Treaty Value is greater than $20.00 or less than $15.00, the parties will have the right to either (a) renegotiate the Exchange Rate or (b) terminate the Merger Agreement.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

    The conversion of HIVT Common Stock into Penn Treaty Common Stock will occur automatically at the Effective Time.

    As soon as practicable after the Effective Time, Registrar and Transfer Company or another bank or trust company designated by Penn Treaty and reasonably acceptable to HIVT, in its capacity as Exchange Agent (the "Exchange Agent"), will send a transmittal form to each HIVT stockholder. The transmittal form will contain instructions with respect to the surrender of certificates representing HIVT Common Stock to be exchanged for Penn Treaty Common Stock.

    HIVT STOCKHOLDERS SHOULD NOT FORWARD HIVT STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. HIVT STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

    Until the certificates representing HIVT Common Stock are surrendered for exchange after the consummation of the Merger, holders of such certificates will not be paid dividends on the Penn Treaty Common Stock into which such shares have been converted. When such certificates are surrendered, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate which represents shares of HIVT Common Stock at the Effective Time will be deemed to evidence ownership of the shares of Penn Treaty Common Stock into which those shares have been converted by virtue of the Merger.

    All shares of Penn Treaty Common Stock issued upon conversion of shares of HIVT Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of HIVT Common Stock.

    No fractional shares of Penn Treaty Common Stock will be issued to any HIVT stockholder upon consummation of the Merger. For each fractional share that would otherwise be issued, the Exchange Agent will pay by check an amount equal to a pro rata portion of the average closing bid price of Penn Treaty Common Stock as reported on the Nasdaq during the Measurement Period; provided that such average closing bid price is not less than $15.00 or greater than $20.00.

NASDAQ LISTING

    It is a condition to the Merger that the shares of Penn Treaty Common Stock to be issued in the Merger be authorized for listing on the Nasdaq, subject to official notice of issuance.

BACKGROUND OF THE MERGER

    On June 27, 1995, HIVT engaged Advest to assist it in identifying potential business relationships, strategic partnerships or potential acquirors of HIVT. Pursuant to that engagement, HIVT prepared, with Advest's assistance, a detailed Offering Memorandum (the "Memorandum") describing HIVT and its business activities which was circulated to a number of companies who, upon solicitation by Advest, had expressed an interest in such a relationship or transaction. In connection with this process, each company which received proprietary information concerning HIVT was required to enter into a confidentiality agreement pursuant to which the party contacted agreed to keep confidential all non-public information concerning HIVT acquired in connection with discussions with members of management of HIVT and the due diligence review of HIVT, including information disclosed in the Memorandum. HIVT and Penn Treaty entered into such a confidentiality agreement dated October 17, 1995.

    Subsequent to entering into the confidentiality agreement, Penn Treaty submitted a preliminary indication of interest in acquiring the Company on October 27, 1995. The consideration consisted solely of common stock.

    HIVT's Board of Directors considered the Penn Treaty proposal at its meeting on October 31, 1995. Because HIVT had not yet had an opportunity to explore fully other potential indications of interest pursuant to its engagement of Advest, the HIVT Board of Directors determined at that time that HIVT needed more time to consider other proposals expected to be advanced by other interested parties.

    During its October 31, 1995 meeting, the HIVT Board of Directors appointed a special committee to pursue potential business transactions through Advest. The members of the committee were Robert S.W. Leong, John W. Mahoney, David Menard and Patrick Hopper, a stockholder of HIVT and special consultant to the Board of Directors.

    During the period October 1995 through January 1996, Advest contacted a number of potential acquirors of HIVT. Each was invited to submit a bid for HIVT to be received on or before January 20, 1996. During HIVT's Board meeting of January 20, 1996, the HIVT Board of Directors considered, with the assistance of Advest the bids which it had received, including the proposal from Penn Treaty. Advest indicated that of the bids received, two bids, including the bid received from Penn Treaty, were more favorable than the other bids. Those bids were very close in financial terms with the bid submitted by the other party slightly higher than the Penn Treaty bid. Because of the closeness of the bids, Advest was requested to return to Penn Treaty and the other bidder and solicit one final bid for consideration at the HIVT Board of Directors' next meeting on January 31, 1996.

    Advest did so and both Penn Treaty and the other party increased their bids over the bids submitted and considered as of January 20, 1996. Although the bid submitted by the other party remained slightly higher than the bid submitted by Penn Treaty in purely financial terms, the HIVT Board of Directors determined to accept the Penn Treaty bid for the following reasons:

    1. Penn Treaty had substantially completed its due diligence activities and it also indicated that the proposed merger agreement prepared by HIVT was acceptable to it, except for changes necessary to reflect the financial terms of its offer. In addition, for the reasons discussed below, the Penn Treaty proposal could be expected to have a slightly higher chance of regulatory approval. These factors caused the HIVT Board of Directors to conclude that a Penn Treaty merger had a higher probability of closing than the other transaction.

    2. The Penn Treaty transaction could be structured to qualify as a tax-free merger transaction offering HIVT stockholders the ability to defer payment of taxes on the portion of the transaction consisting of consideration in the form of Penn Treaty Common Stock.

    3. The HIVT Board of Directors also relied upon Penn Treaty's statements as to its plans to retain employees of HIVT in Vermont and maintain HIVT's ongoing activities in Vermont, and determined that the Penn Treaty offer provided a higher degree of likelihood that those activities would continue for an additional period of time.

    Based on those considerations, the Board authorized Robert S.W. Leong, Chairman/Chief Executive Officer, and John W. Mahoney, President, to negotiate and execute a letter of intent with Penn Treaty in accordance with the bid submitted. Penn Treaty and HIVT executed a letter of intent with respect to the Merger on February 2, 1996. The letter of intent was subsequently modified on February 27, 1996.

    On February 22, 1996, representatives of HIVT, HIVT's Board and management, representatives of Advest and representatives of Penn Treaty met at the offices of Penn Treaty, to conduct a due diligence examination of the management and operations of Penn Treaty. In addition, counsel for HIVT and Advest conducted other due diligence activities prior to execution of the Merger Agreement.

    On March 8, 1996, the Board of Directors of Penn Treaty approved the Merger and authorized execution of the Merger Agreement.

    HIVT and Penn Treaty executed a definitive Merger Agreement as of March 15, 1996. The Merger Agreement was subsequently modified on May 10, 1996 to increase the limits which apply to the per share price of the Penn Treaty stock to be issued as partial consideration for the HIVT shares from $16 to $18 per share to $15 to $20 per share. In connection with that amendment, the Merger Agreement was also changed in other technical respects.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    For  the reasons described under "Reasons for the Merger," the HIVT Board of
Directors  has  unanimously  approved  the  Merger  and  recommends  that   HIVT
STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

REASONS FOR THE MERGER

    The Board of Directors of HIVT has determined that the Merger is fair to and in the best interests of HIVT and its shareholders and unanimously approved the Merger Proposal and recommends that HIVT shareholders vote FOR the approval and adoption of the Merger.

    From time to time over the past several years, HIVT has reviewed and reexamined its business strategies and prospects. In that regard, HIVT has considered possible strategic alliances, combinations and transactions with various industry participants, including companies smaller and larger than HIVT. During June 1995, HIVT engaged Advest to assist it in that process. In September 1995, HIVT held a special shareholders' meeting during which certain proposals advanced by shareholders independent of the then incumbent Board of Directors were approved by the shareholders. Pursuant to those proposals, a majority of the then incumbent Board of Directors was removed from office. The proxy materials distributed by the independent shareholders in connection with such proposals indicated that the shareholders supported consideration of a fundamental business change involving HIVT, such as a merger or combination of HIVT with another company.

    For the above reasons, HIVT's Board of Directors concluded that a strategic merger, if on terms and conditions acceptable to HIVT's Board and HIVT's stockholders, could present a valuable opportunity to enhance the stockholders' investment in HIVT as well as an opportunity to support the continued growth of HIVT's business. The terms of the Merger Agreement, including the Exchange Rate, were the result of arms' length negotiations between HIVT and Penn Treaty and the respective representatives. The HIVT Board of Directors consulted with its legal and financial advisors and management of HIVT. After careful review and consideration, the HIVT Board of Directors has determined that the Merger will provide sufficient value to all HIVT stockholders.

    In reaching its decision to approve the Merger, the HIVT Board of Directors considered a number of factors, including the benefits of remaining independent, and without assigning any relative or specific weight, the HIVT Board of Directors deemed the following factors to be persuasive in selecting Penn Treaty's offer for approval:

     i. The value  of  the Penn  Treaty  Common Stock  to  be received  by  HIVT
        shareholders   along   with  the   cash   offered  ($20.00   per  share)
        significantly exceeded the then market value of HIVT Common Stock ($15.00 bid and $16.50 asked per share at January 31, 1996);

     ii. Because Penn Treaty had conducted significant due diligence with respect to HIVT and had indicated that the Merger Agreement proposed by HIVT was acceptable to it with the exception of amendments necessary to reflect the specific consideration to be paid by Penn Treaty in connection with the Merger, the Merger with Penn Treaty had a high likelihood of closing;

    iii. The presentation of HIVT's financial advisor, Advest, and the opinion of Advest to the effect that, as of the date of the Merger Agreement, the consideration to be paid to HIVT's shareholders pursuant to the Merger was fair to holders of HIVT Common Stock from a financial point of view;

     iv. The Merger provides for the exchange of Penn Treaty Common Stock for HIVT Common Stock in a tax-free transaction (except for the portion of consideration to be paid in cash); and

     v. The acknowledgment by Penn Treaty of its present intention to keep HIVT's headquarters in Colchester, Vermont.

FAIRNESS OPINION

    In addition to assisting HIVT in evaluating potential relationships, HIVT retained Advest as its financial advisor to render its opinion with respect to the fairness, from a financial point of view, to the holders of HIVT Common Stock, of the consideration to be paid to such stockholders pursuant to the Merger.

    Advest is a nationally recognized investment bank that is involved in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings and valuations for estate, corporate and other purposes. In connection with its engagement by HIVT, Advest has been or will be compensated as follows: (i) $35,000 for advisory fees; (ii) $50,000 for rendering the fairness opinion discussed herein; and (iii) $100,000, plus one percent of the aggregate consideration received by HIVT and/or its Stockholders upon consummation of the Merger.

    In July 1995, Penn Treaty consummated a registered public offering of 2,300,000 shares of Penn Treaty Common Stock which resulted in net proceeds of $26,065,000. Advest served as a managing underwriter for such offering and received usual and customary fees in connection therewith.

    Advest rendered its oral opinion to the HIVT Board on January 31, 1996, which it subsequently confirmed in writing, dated as of March 15, 1996, that, as of the date of such opinion, the consideration to be paid pursuant to the Merger was fair, from a financial point of view, to the holders of HIVT's Common Stock.

    THE OPINION OF ADVEST UPDATED AS OF THE DATE OF THIS PROXY STATEMENT/ PROSPECTUS, WHICH SETS FORTH CERTAIN QUALIFICATIONS AND ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED AS ANNEX II TO THIS PROXY STATEMENT/PROSPECTUS AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF ADVEST SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. ADVEST'S OPINION SHOULD NOT BE CONSTRUED BY HOLDERS OF HIVT COMMON STOCK AS A RECOMMENDATION AS TO HOW SUCH HOLDERS SHOULD VOTE AT THE ANNUAL MEETING. THE INFORMATION SET FORTH BELOW WAS PROVIDED TO HIVT BY ADVEST AND DESCRIBES, AMONG OTHER THINGS, FACTORS WHICH WERE CONSIDERED BY ADVEST IN ARRIVING AT ITS OPINION.

    In arriving at its opinion, Advest reviewed, among other things, (1) the Merger Agreement together with exhibits thereto, and other publicly available information concerning HIVT which it believes to be relevant to the inquiry, (2) financial and operating information with respect to the business operations and prospects of HIVT including annual reports, 10-KSB filings, 10-QSB filings, and annual and quarterly statutory statements, (3) a trading history of HIVT's common shares from 1990 to the present and a comparison of that trading history with those of companies deemed comparable by Advest, and (4) a comparison of the financial terms of the Merger with the terms of certain other transactions which Advest deemed relevant. In addition, Advest conducted discussions with the management of HIVT concerning its business and operation, assets, present condition and future prospects, and undertook such other studies, analyses, and investigations as it deemed appropriate.

    In light of the fact that Penn Treaty is publicly traded and will be issuing shares of its common stock to the owners of HIVT Common Stock pursuant to the Merger, Advest reviewed relevant information concerning Penn Treaty. Accordingly, Advest reviewed (1) financial and operating information with respect to business operations and prospects of Penn Treaty, including annual reports and various filings made by Penn Treaty with the Commission including annual reports to shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and annual and quarterly statutory statements, (2) a trading history of Penn Treaty common shares from 1990 to present, (3) an analysis of the financial performance of Penn Treaty as compared to its comparable peer group, and (4) an analysis of the financial effects of the Merger, as proposed, on the balance sheet and income statement of Penn Treaty. In addition, Advest has held discussions with the management of Penn Treaty concerning its business and operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as Advest deemed appropriate.

    Advest relied upon the accuracy and completeness of the financial and other information used in arriving at its opinion without independent verification. In arriving at its opinion, Advest only conducted a limited physical inspection of the properties and facilities of HIVT and of Penn Treaty. Advest did not make or obtain any evaluations or appraisals of the assets of HIVT or Penn Treaty.

    In connection with rendering its opinion dated January 31, 1996. Advest advised the HIVT Board of Directors that it considered a variety of financial analyses, as summarized below. The discussion of such analyses does not purport to be a complete description of the analysis underlying Advest's opinion. The preparation of a fairness opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such opinion is not readily susceptible to summary description. Any estimates contained in Advest's analysis are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. In arriving at its opinion, Advest did not attribute any particular weight to any analysis or fact considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Advest believes that its analysis must be considered as a whole, and that selecting portions of such analyses and of the factors considered by Advest without considering all such analysis and factors may create a misleading or incomplete view of the analytical process underlying Advest's opinion. Analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. The following discussions summarizes the selected analyses considered and prepared by Advest and discussed with the HIVT Board in connection with its oral opinion rendered on January 31, 1996.

    COMPARABLE COMPANY ANALYSIS. Advest reviewed and analyzed selected earnings per share, book values per share, and stock prices considered as multiples of earnings and book value per share of various companies comparable to HIVT as follows: Arista Investors Corp., Cotton State Life Insurance Company, Investors Heritage Life Insurance, Mid-South Insurance Company, Paul Revere Corp., Security National Financial Corp., Universal Holding Corporation, UNUM Corporation, and Westbridge Capital Corporation. Advest used the then effective bid price for HIVT stock to develop per share comparisons of HIVT's value to the value of the stock of the selected comparable companies based on HIVT's actual results for 1993 and 1994, its estimated 1995 results adjusted to eliminate certain non-recurring expenses, its actual September 30, 1995 balance sheet (for book value purposes) and its projected 1996 results. Advest determined that the then current median latest 12 months' price/earnings multiple for comparable companies was 10.17 times earnings per share which yielded prices for HIVT shares significantly below the then current bid price of $15.35 for each period except for projected 1996 earnings per share, where the difference was substantially reduced. On a book value per share basis, HIVT's bid price as a multiple of its book value was .99, which exceeded the comparable group median of .86.

    COMPARABLE TRANSACTION ANALYSIS. As the next phase of its analysis, Advest reviewed financial and market statistics derived from recent comparable transactions. The transaction review included the acquisition of Prudential Reinsurance Holdings, Kentucky Medical Insurance Company, Kemper Corporation and Victoria Financial Corporation as base transactions. Advest reviewed a number of other transactions. Based on that analysis, Advest concluded that the median acquisition value for comparable transactions as a multiple of earnings was
11.84 and the median acquisition value for comparable transactions as a multiple of book value was 1.36. Based on these multiples, HIVT's stock was valued on a per share basis of $17.52 (based on 1996 projected earnings) and at $21.35 based on its book value.

    LIQUIDATION.    Advest  then  proceeded to  explore  with  HIVT's  Board the possible scenario of liquidating HIVT. In doing so, Advest relied upon alternative means of valuing HIVT's business in force provided by E. Paul Barnhart, HIVT's consulting actuary. Based on the assumptions utilized and the analyses prepared by E. Paul Barnhart, the liquidation value of HIVT per share was determined to range from $18.47 to $21.84 per share.

    ANALYSIS OF BIDS. Advest then analyzed the bids submitted by the two bidders who had advanced to the final stage in the process of potentially acquiring HIVT. Based on the foregoing factors and analysis, Advest's conclusion was that both of the bids, including the bid submitted by Penn Treaty, were fair to the shareholders of HIVT from a financial point of view.

EFFECTIVE TIME OF THE MERGER

    Upon the terms and conditions of the Merger Agreement and in accordance with the provisions of Subchapter 3 of Chapter 101 of Title 8 of the Vermont Statutes Annotated (the "Insurance Merger Statute"), Merger Sub will be merged with and into HIVT at the Effective Time. The Merger will become effective immediately when the Certificate of Merger, prepared and executed in accordance with the relevant provisions of the Insurance Merger Statute, is issued by the Secretary of State of the State of Vermont or at such time thereafter as is provided in the Certificate of Merger. The filing of the Certificate of Merger will be made as soon as practicable on or after the Closing.

    The Closing shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the fifth business day after satisfaction of (or waiver in accordance with the Merger Agreement) the latest to occur of the conditions set forth in Article VIII of the Merger Agreement (the "Closing Date"), at the offices of Penn Treaty, unless another date or place is agreed to in writing by the parties. See "The Merger Agreement -- Conditions to the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the HIVT Board with respect to the Merger Agreement, HIVT stockholders should be aware that certain members of the HIVT Board and management have interests in the Merger that are in addition to or different from the interests of HIVT stockholders generally.

    BENEFICIAL OWNERSHIP OF HIVT COMMON STOCK BY DIRECTORS AND OFFICERS OF HIVT. As of May 3, 1996, Directors and executive officers of HIVT and their affiliates may be deemed to be beneficial owners of approximately 7.66% of the outstanding HIVT stock. Each of the Directors and executive officers of HIVT has advised HIVT that he intends to vote or direct the vote of all the outstanding HIVT Common Stock over which he has voting control in favor of approval of the Merger Agreement. HIVT's Directors and executive officers will not receive any benefit in their capacities as stockholders of HIVT Common Stock that differ from or is an addition to the benefit received by all other shareholders of HIVT Common Stock.

    JOHN W. MAHONEY EMPLOYMENT AGREEMENT. John W. Mahoney, President of HIVT, entered into an Employment Agreement with HIVT on October 31, 1994, which was subsequently amended on March 24, 1995. The Agreement, as amended, is for a term ending on December 31, 1998, provided, however, that the Agreement shall be extended for a period ending on the third anniversary of a change in control of HIVT. In addition, HIVT must give Mr. Mahoney notice of termination of the Agreement on or before October 30 of each year thereafter or the Agreement is automatically extended for an additional year. Under the Agreement, a change in control includes replacement of a majority of the Board of Directors in office at HIVT on the date of execution of the Agreement. A majority of the directors of HIVT were replaced by the shareholders of HIVT on September 11, 1995. A change in control under the Agreement also includes approval of a merger by the stockholders of HIVT. The Agreement does not specify that its term will not be extended more than once upon occurrence of more than one change in control.

    In addition, the Agreement provides Mr. Mahoney certain other protections upon occurrence of a change in control. If Mr. Mahoney's employment is terminated after a change in control, or if Mr. Mahoney terminates his employment based on the existence of one or more of the following circumstances, as determined by him in good faith: (i) the assignment of any duties inconsistent in any respect with his position, authority, duties or responsibilities as contemplated by the Agreement, (ii) the transfer of Mr. Mahoney to a location more than 35 miles from the current location of HIVT in Colchester Vermont, or (iii) the requirement that Mr. Mahoney undertake business travel obligations substantially greater than his obligations immediately prior to the change in control, he will be entitled to be paid all accrued but unpaid base salary, incentive and other compensation, and unused vacation time, plus
2.99 times his annual base salary.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    HIVT expects to receive an opinion, dated as of the date hereof and as of the Closing and based on factual representations by HIVT, from Gravel and Shea, counsel to HIVT, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that Penn Treaty, Merger Sub and HIVT will each be a party to that reorganization within the meaning of Section 368(b) of the Code, that gain on the exchange, if any, will be recognized by a Stockholder of HIVT upon the exchange of HIVT Common Stock for Penn Treaty Common Stock and $4.00 of cash to the extent of the lesser of
(i) the $4.00 in cash or (ii) the excess of the fair market value of the Penn Treaty Common Stock and the $4.00 in cash and all other property received by an HIVT Stockholder in the exchange, over the Stockholder's basis in his HIVT stock, and that otherwise no gain or loss will be recognized by a Stockholder of HIVT as a result of the Merger with respect to the shares of HIVT Common Stock converted into Penn Treaty Common Stock (except to the extent such Stockholders receive cash in lieu of fractional shares).

    An opinion of counsel is not binding on the Internal Revenue Service or on the courts. Therefore, there can be no assurance that the Merger will constitute a tax-free reorganization or that any of the favorable tax treatments pursuant to a tax-free reorganization will be available to HIVT Stockholders. Because of the complexity of the tax laws and because the tax consequences to any particular Stockholder may be affected by matters not discussed herein, each HIVT Stockholder is advised to consult his/her own tax advisor concerning the applicable federal, state and local income tax consequences of the Merger.

    Assuming qualification as a tax-free reorganization under the Code, (i) no gain or loss will be recognized by Penn Treaty or its shareholders as a result of the Merger, (ii) no gain or loss will be recognized by HIVT, (iii) gain on the exchange, if any, will be recognized by a Stockholder of HIVT, upon the exchange of HIVT Common Stock for Penn Treaty Common Stock and $4.00 of cash to the extent of the lesser of (a) the $4.00 in cash or (b) the excess of the fair market value of the Penn Treaty Common Stock and the $4.00 in cash and all other property received by an HIVT Stockholder over the Stockholder's basis in his HIVT stock, but otherwise, no gain or loss will be recognized by HIVT or its Stockholders who receive Penn Treaty Common Stock in the Merger in exchange for their shares of HIVT Common Stock (except, as described below, to the extent such Stockholders receive cash in lieu of the issuance of fractional shares),
(iv) the basis of the shares of Penn Treaty Common Stock to be received by the HIVT Stockholders in the Merger will be equal to the basis of the shares of HIVT Common Stock surrendered in exchange therefor decreased by the $4.00 received in the exchange and increased by the amount of gain, if any, recognized on the transaction by the HIVT Stockholder, (v) the holding period of the shares of Penn Treaty Common Stock to be received by the HIVT Stockholders in the Merger will include the holding period of the respective shares of HIVT Common Stock exchanged therefor, provided that all shares are held as capital assets of HIVT Stockholders at the Effective Time, and (vi) the payment of cash in lieu of the issuance of fractional shares will be treated as if fractional shares of Penn Treaty Common Stock had been issued in the Merger and then had been redeemed by Penn Treaty, so that an HIVT Stockholder will recognize gain or loss measured by the difference between the amount of cash received and his or her basis in the fractional shares of Penn Treaty Common Stock treated as having been redeemed.

    THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO CERTAIN HIVT STOCKHOLDERS WHOSE TAX TREATMENT MAY DIFFER SIGNIFICANTLY BECAUSE OF THEIR PARTICULAR CIRCUMSTANCES. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH PENN TREATY AND HIVT STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

    Penn Treaty intends to account for the Merger under the purchase method of accounting in accordance with APB No. 16. Under this method of accounting, the cost of acquiring all outstanding shares of HIVT Common Stock and the assumption of all outstanding HIVT Options will be determined by the combined value of the cash and Penn Treaty Common Stock to be issued at the Effective Date plus the direct costs associated with the Merger. Penn Treaty will allocate the purchase price in establishing a new accounting and reporting basis for the underlying acquired assets and liabilities of HIVT based on their estimated fair values at the Effective Date.

RESALE OF PENN TREATY COMMON STOCK BY AFFILIATES

    Penn Treaty Common Stock to be issued to stockholders of HIVT in connection with the Merger has been registered under the Securities Act. Penn Treaty Common Stock received by the stockholders of HIVT upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "Affiliate" (as defined below) of HIVT or Penn Treaty within the meaning of Rule 145 under the Securities Act ("Rule 145"). "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with HIVT or Penn Treaty at the time of the Annual Meeting (generally, directors, certain executive officers and major stockholders). Affiliates of HIVT or Penn Treaty may not sell their shares of Penn Treaty Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of Penn Treaty Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) during such two-year period within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Penn Treaty Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would remain available to Affiliates only if Penn Treaty remained current with its information filings with the Commission under the Exchange Act. Two years after the Effective Time, an Affiliate would be able to sell such Penn Treaty Common Stock without such manner of sale or volume limitations, provided that Penn Treaty was current with its Exchange Act information filings and such Affiliate was not then an Affiliate of Penn Treaty. Three years after the Effective Time, an Affiliate would be able to sell such shares of Penn Treaty Common Stock without any restrictions provided such Affiliate has not been an Affiliate of Penn Treaty for at least three months prior thereto.

CERTAIN REGULATORY MATTERS

    As  conditions  precedent  to the  consummation  of the  Merger,  the Merger
Agreement requires, among other things: that no statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, county, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated thereby illegal.

    Penn Treaty and HIVT believe that the Merger does not violate the antitrust laws and intend to resist vigorously any assertion to the contrary by the Federal Trade Commission ("FTC"), the Department of Justice ("DOJ") or others. Any such resistance could delay consummation of the Merger, perhaps for a considerable period. Prior to the Merger, the FTC or the DOJ could seek to enjoin the consummation of the Merger under the federal antitrust laws or require that Penn Treaty or HIVT divest certain assets to avoid such a proceeding. The FTC or DOJ could also, following the Merger, take action under the federal antitrust laws to rescind the Merger, to require divestiture of assets of either Penn Treaty or HIVT, or to obtain other relief.

    Certain persons, such as state's attorneys general and private parties, could challenge the Merger as violative of the antitrust laws and seek to enjoin the consummation of the Merger and, in the case of private persons, also seek to obtain treble damages. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it will not be successful. Neither Penn Treaty nor HIVT intends to seek any further stockholder approval or authorization of the Plan as a result of any action that it may take to resist or resolve any FTC or other objections, unless required to do so by applicable law.

    The provisions of Title 8 of the Vermont Statutes Annotated Sections 3421 through 3434 (the "Insurance Company Merger Statute") govern the formation of the Merger Sub, and the legal requirements which must be satisfied under Vermont law for the Merger to be completed. Penn Treaty must obtain approval of the Vermont Department of Banking, Insurance, and Securities (the "Department") to organize the Merger Sub.

    In addition, Articles of Merger with respect to the Merger must be approved by the Department pursuant to 8 V.S.A. Section 3424. Finally, Penn Treaty will also seek approval of the Merger as a change in control of HIVT under 8 V.S.A.
Section 3683 since the Merger is, in substance, an acquisition of HIVT by Penn Treaty. In connection with the above requirements, public hearings must be held with respect to the formation of the Merger Sub and the acquisition of HIVT by Penn Treaty. Consummation of the Merger is contingent on obtaining the above regulatory approvals as well as any other state or other regulatory approvals necessary to complete the transaction.

RIGHTS OF DISSENTING STOCKHOLDERS

    Under the Insurance Merger Statute, a shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares, in the event of a merger or consolidation. Following adoption of the merger agreement, the insurer must provide notice of such adoption to each shareholder and file an affidavit of such notice with the Department. Shareholders then have 30 days to object to the merger in writing. The value of shares owned by a dissenting shareholder is determined as of the effective date of the merger. If the surviving corporation and the dissenting shareholder agree on such value within 30 days after the effective date, the corporation must pay that amount within 90 days of the effective date. If no such agreement is reached, the Vermont Superior Court with jurisdiction over the insurer's principal place of business, upon petition made within 90 days of the effective date, will determine the value, which must be paid within 60 days of such determination. Fair value is the value of the shares just before the corporate action to which the dissenter objects, excluding any change in the value based on anticipation of the corporate action.

    The Merger qualifies as a transaction as to which HIVT stockholders may exercise dissenter's rights under the Insurance Company Merger Statute.

           COMPARISON OF RIGHTS OF HIVT AND PENN TREATY SHAREHOLDERS

    Penn Treaty and HIVT are incorporated in Pennsylvania and Vermont, respectively. HIVT's stockholders, whose rights are currently governed by the laws of the State of Vermont and by the charter and bylaws of HIVT, will become shareholders of Penn Treaty after consummation of the Merger, and their rights will be governed by Pennsylvania law, and by the charter and bylaws of Penn

Treaty. Although it is impracticable to delineate all of the differences between Pennsylvania and Vermont corporate law and all of the differences between the provisions of the governing documents of Penn Treaty and HIVT, set forth below is a summary comparison of the rights of a shareholder under Penn Treaty's Articles of Incorporation (the "Penn Treaty Articles") and Penn Treaty's Bylaws (the "Penn Treaty Bylaws"), on the one hand, and the rights of a HIVT stockholder under HIVT's Articles of Association (the "HIVT Articles") and HIVT's Bylaws (the "HIVT Bylaws"), on the other hand. Such information is qualified in its entirety by reference to the HIVT Articles, the HIVT Bylaws, the Penn Treaty Articles and the Penn Treaty Bylaws. Also included below is a summary comparison of the rights of a HIVT stockholder under Vermont law, on the one hand, and the rights of a Penn Treaty shareholder under Pennsylvania law, on the other hand.

CLASSES AND SERIES OF CAPITAL STOCK

    PENN TREATY. The Penn Treaty Articles authorize Penn Treaty to issue 10,000,000 shares of Penn Treaty Common Stock, par value $.10 ("Penn Treaty Common Stock"), and 5,000,000 shares of Preferred Stock, par value $1.00 ("Penn Treaty Preferred Stock"). As of the Record Date, 6,990,084 shares of Penn Treaty Common Stock are issued and outstanding.

    HIVT.   The HIVT  Articles provide that  HIVT may issue  1,000,000 shares of
HIVT Common Stock. As of the Record Date, 549,095 shares of HIVT Common Stock are outstanding.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

    PENN TREATY. Pennsylvania law permits a corporation to include in its bylaws a provision adopted by the vote of its shareholders which eliminates the personal liability of directors for monetary damages for any action taken or omitted on behalf of Penn Treaty unless (i) the directors have breached or failed to perform their duties and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, a corporation may not eliminate personal liability where the responsibility or liability of a director is pursuant to any criminal statute or is for the payment of taxes pursuant to local, state or Federal law. The Penn Treaty Bylaws limit director liability to the fullest extent permitted by the laws of Pennsylvania.

    Pennsylvania law permits a business corporation, unless otherwise restricted by its bylaws, to indemnify any person involved in any third party or derivative action by reason of the person's being or having been a representative of the corporation, if the person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interests of the corporation and, with respect to any criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. In general, no indemnification is allowable in derivative actions where the person has been adjudged liable to the corporation, unless and to the extent that the court finds him or her entitled to indemnification for expenses incurred. To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of a third party or derivative action, indemnification for expenses incurred is mandatory. The Penn Treaty Bylaws contain no restriction on its ability to so indemnify any person.

    HIVT. Under Vermont law, a corporation may indemnify any current or former director against any liability, if, in connection with the act or acts resulting in liability, the director: (1) conducted himself or herself in good faith; (2) the director reasonably believed (i) in connection with actions taken in the director's official capacity as a director, that the conduct was in the corporation's best interest, and (ii) in all other cases, that the director's conduct was at least not opposed to the corporation's best interest; and (3) if the proceeding is brought by a government entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director's conduct is not found to be reckless or intentionally unlawful. The corporation may not indemnify a director if the director is found liable to the corporation in a suit by the corporation or in a shareholder's derivative action, or if the director is found liable based on receipt by such director of an improper personal benefit. Indemnification, where allowed, must be approved by a resolution of the corporation's directors, which must specifically find that the appropriate standard of conduct has been met by the director who will be indemnified. HIVT's bylaws provide indemnification to directors to the fullest extent allowed under the Vermont law.

    Vermont law also mandates that, unless limited in its articles of incorporation, a corporation shall indemnify any director against all reasonable costs of any successful defense of any action brought against any director in his or her capacity as a director. The same indemnification is available under Vermont law for a corporation's officers, employees and agents, again unless limited by the articles of incorporation. Finally, a director, officer, employee or agent of the corporation who is a party to a proceeding may request court ordered indemnification. A court may order indemnification if the director, officer, employee or agent is entitled to mandatory indemnification, or if he or she is fairly and reasonably entitled to indemnification in view of all relevant circumstances, whether or not any relevant standard of conduct had been met. However, if the director, officer, employee or agent is found liable for such claim, the indemnification is limited to reasonable expenses incurred in defending the claim.

SPECIAL MEETINGS OF SHAREHOLDERS

    PENN TREATY. Pennsylvania law provides that a special meeting of the shareholders may be called at any time: (i) by the board of directors; (ii) by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at a particular meeting, unless otherwise provided in the articles; and (iii) by such officers or other persons as may be provided in the bylaws. The shareholders of a "registered corporation" are not entitled to call a special meeting of the shareholders unless the shareholder is an "interested shareholder" who is calling a special meeting for the purpose of approving a "business combination".

    HIVT. Special meetings of stockholders may be called by the board of directors or by any other person or person(s) authorized by the articles of incorporation or bylaws to do so, or by the holders of at least 10% of all votes entitled to be cast on any issue if they provide the corporation's secretary a written demand for the meeting, describing the purpose or purposes for the meeting. Notice of a special meeting must be provided to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting date. The notice must include a description of the purpose or purposes for which the meeting is called.

ANNUAL MEETING OF SHAREHOLDERS

    PENN TREATY. Under Pennsylvania law, if the annual meeting of shareholders for election of directors is not called and held within six months after the designated time, any shareholder may call such meeting, at any time thereafter.

    HIVT.  Vermont law contains no corresponding provision.

DIVIDENDS AND DISTRIBUTIONS

    PENN TREATY. Under Pennsylvania law, unless otherwise restricted in the bylaws, the board of directors may authorize, and a business corporation may pay, dividends or make other distributions to shareholders. However, a distribution may not be made if, as a result of such distribution: (i) the corporation would be unable to pay its debts as they become due in the usual course of business; or (ii) the total assets of the corporation would be less than the sum of its total liabilities and (unless otherwise provided in the articles of incorporation) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights of holders of preferred stock.

    HIVT. Vermont law permits a corporation's board of directors to authorize, and the corporation to make, distributions to its stockholders, unless the articles of incorporation restrict distributions. The HIVT Articles do not contain such a restriction. Further, no distribution may be made if, as a result of the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount necessary to satisfy any stockholders' preferential rights superior to those of stockholders receiving the distribution.

APPRAISAL/DISSENTERS' RIGHTS

    PENN TREATY. Pennsylvania law provides that shareholders have a right of appraisal (I.E., the right to dissent and obtain payment of the judicially-determined "fair value" of their shares) with respect to specified corporate actions, including: (i) a plan of merger, consolidation, division or share exchange; (ii) certain plans or amendments of the articles of incorporation in which disparate treatment is accorded to holders of shares of the same class or series; and (iii) a sale or transfer of substantially all of the corporation's assets. Appraisal rights are not provided to holders of shares of any class that is either listed on a national securities exchange or held of record by more than 2,000 shareholders; however, this exception to the provision of appraisal rights does not apply in the case of: (i) a plan under which such shares are not converted solely into shares of the acquiring, surviving or new corporation, and cash in lieu of fractional shares; or (ii) shares of a preferred or special class of stock, unless the articles, the plan or the terms of the transaction entitle all holders of such class to vote thereon and require for adoption of the plan the affirmative vote of a majority of the votes cast by all holders of shares by all holders of such class to vote thereon and require for adoption of the plan the affirmative vote of a majority of the votes cast by holders of shares of the class. See "The Merger -- Appraisal Rights".

    HIVT. Under the Insurance Merger Statute, stockholders have the right to dissent from certain corporate actions, and obtain payment of the statutorily determined fair value of their shares. The corporate actions from which stockholders are entitled to dissent are (i) merger; (ii) share exchange; (iii) sale of all or substantially all of the corporation's assets; (iv) certain amendments to the articles of incorporation; and (v) any action for which the articles of incorporation, bylaws or resolution of the Board of Directors provide dissenters rights to shareholders. See "The Merger -- Rights of Dissenting Stockholders".

SHAREHOLDER APPROVAL OF MERGERS

    PENN TREATY. Under Pennsylvania law, unless required by the bylaws of the corporation (the Penn Treaty Bylaws contain no such requirement), shareholder approval is not required for a plan of merger or consolidation if: (i) the plan does not alter the status of the corporation as a domestic business corporation and the shares outstanding prior to the merger or consolidation will continue as or be converted into identical shares of the surviving or new corporation; (ii) prior to the adoption of the plan, another corporation that is a party to the plan owns 90% or more of the outstanding shares of each class of the corporation; or (iii) no shares of the corporation have been issued prior to the adoption of the plan of merger or consideration by the board of directors. In cases where shareholder approval is required, Pennsylvania law provides that a merger or consolidation shall be approved by a majority of the votes cast by holders or securities entitled to vote thereon. The presence, in person or by proxy, of the holders of at least a majority of shares entitled to vote is necessary to constitute a quorum at a meeting of shareholders held for such purpose.

    HIVT. Vermont insurance law requires the adoption of a plan of merger by a corporation's board of directors, and the approval of the plan of merger by its stockholders. Unless a greater vote is required by the corporation's articles of incorporation or bylaws, a plan of merger for insurance companies must be approved by two-thirds of the votes cast by stockholders entitled to vote at the meeting at which such merger is considered. Following stockholder approval, and further approved by the corporation's board of directors after a 30 day waiting period, the plan is considered adopted.

STOCK REPURCHASES

    PENN TREATY. Under Pennsylvania law, a corporation may acquire its own shares. A purchase, redemption or other acquisition by a corporation of its shares is treated as a distribution by the corporation to or for the benefit of its shareholders and is subject to the limitations described above under the caption "Dividends and Distributions." If the articles of incorporation provide that shares acquired will be deemed to be issued but not outstanding, unless otherwise provided in the bylaws, the board of directors may restore any or all of the previously issued shares of the corporation owned by it to the status of authorized by unissued shares. Indebtedness of a corporation incurred or issued to a shareholder in redemption of shares is on a parity with the indebtedness of the corporation to its general unsecured creditors, except to the extent subordinated by agreement.

    HIVT.   Vermont  law permits  a corporation to  acquire its  own shares, and shares so acquired are treated as authorized but unissued shares. Unless prohibited by the corporation's articles of incorporation, shares acquired by the corporation may be reissued. If the articles of incorporation prohibit the reissue of acquired shares, the number of authorized shares of the corporation's stock is reduced by the number of shares the corporation has acquired. HIVT's Articles do not contain such a restriction. A purchase, redemption or other acquisition by a corporation of its shares is treated as a distribution by the corporation to or for the benefit of its stockholders, and is subject to the limitations described above under the caption "Dividends and Distributions."

REMOVAL OF DIRECTORS

    PENN TREATY. Under Pennsylvania law, unless otherwise provided by the corporation's articles or bylaws adopted by the shareholders, directors of a corporation may be removed from office without cause by the vote of shareholders entitled to elect directors but, unless otherwise provided in the articles, if a bylaw of the corporation adopted by the shareholders provides for a classified board of directors, directors generally may be removed from office only for cause by the vote of shareholders entitled to vote on the matter.

    HIVT. Unless a corporation's articles of incorporation permit the removal of directors only for cause, Vermont law allows a corporation's stockholders to remove any director with or without cause. HIVT's articles do not contain such a restriction. Stockholders may only remove a director at a meeting called for that purpose and the notice of the meeting must state that the purpose or one of the purposes is the removal of the director. However, if a director is elected by a voting group, only the voting group's stockholders may vote to remove the director. A majority of the votes cast at any meeting considering removal of a director is required to remove a director, unless cumulative voting authorized, in which case removal is not effective if the number of votes against removal would be sufficient to elect the director under cumulative voting. In addition, upon request of the corporation or at least 10% of any class of stockholders, a Vermont Superior Court may remove a director for fraudulent or dishonest conduct relating to the corporation or gross abuse of authority or discretion relating to the corporation if removal is in the best interest of the corporation.

CHARTER AMENDMENTS

    PENN TREATY.    Under  Pennsylvania  law,  amendments  to  the  articles  of incorporation may be proposed either by the board of directors or, unless otherwise provided in the corporation's articles, by shareholders entitled to cast at least 10% of the votes that all shareholders are entitled to cast. However, shareholders of a registered corporation are not entitled by statute to propose an amendment to the articles. Except for certain amendments which do not require shareholder approval, and unless a greater vote is required, amendments of the articles must be approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote. In addition, if any class or series of shares is entitled to vote as a class, the affirmative vote of a majority of the votes cast in each such class vote is also required.

    HIVT. Vermont insurance law requires a public hearing to be held in connection with any proposed amendment to an insurance company's charter. The Department must find that the amendment will not be detrimental to policyholders and those having an interest in the company. Stockholder approval is governed by the company's articles of association, and, if there is no such provision, the affirmative vote of three-fourths or the stockholders entitled to vote is required. Vermont law does not provide stockholders with a method by which they can approve amendments to the articles of incorporation without approval by the board of directors.

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
STOCKHOLDER ACTION WITHOUT A MEETING

    PENN TREATY. Pennsylvania law requires the unanimous written consent of the shareholders to authorize any action without a meeting, unless otherwise restricted by the bylaws. An action may be authorized by less than unanimous written consent of the shareholders of a registered corporation, if less than unanimous consent is permitted by its articles. The Penn Treaty Articles permit action by less than unanimous consent.

    HIVT. Unless prohibited by a corporation's articles of incorporation, Vermont law allows any action required or permitted to be taken at a shareholders' meeting, to be taken without a meeting if all shareholders entitled to vote on the action consent in writing to the actions taken. In addition, if the articles of incorporation specifically provide and if each shareholder receives prior notice of the proposed action, action may be taken without a meeting upon the written consent of a simple majority of the corporation's shareholders who are entitled to vote on the action. HIVT's Articles of Incorporation do not provide such authority.

"ANTI-TAKEOVER" LAWS

    PENN TREATY. The Pennsylvania Business Corporation Law ("PBCL") contains certain provisions which (1) require that following any acquisition by any person or group of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the "fair value" of the shares, including an increment representing a proportion of any value payable for control of the corporation; and (2) prohibit for five years, subject to certain exceptions, a "business combination" (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation's voting power.

    The PBCL also contains a provision which provides that, in discharging their duties, the board of directors may, in considering the best interests of the corporation, consider the effects of any action upon any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located. Pennsylvania law also contains provisions to the effect that directors have no greater obligation to justify their actions, and need not meet any higher burden of proof, in the context of a potential or proposed acquisition of control than they do in any other context. Pennsylvania corporations could elect not to be governed by these provisions prior to July 27, 1990. Penn Treaty did not opt out of such provisions and, consequently, such provisions are applicable to Penn Treaty.

    HIVT.  Vermont law contains no similar provision.

                              THE MERGER AGREEMENT

    The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix I to this Proxy Statement/ Prospectus and is incorporated by this reference herein.

CONDITIONS TO THE MERGER

    The respective obligations of each party to effect the Merger are subject to the following conditions:

    STOCKHOLDER APPROVAL. The Merger Agreement and the transactions contemplated therein shall have been approved and adopted by the requisite vote of the stockholders of HIVT under applicable law and applicable listing requirements.

    NASDAQ LISTING.   The shares  of Penn Treaty  Common Stock  issuable in  the
Merger shall have been authorized for listing on the Nasdaq upon official notice of issuance.

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
    THE REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the Commission or any state regulatory authorities.

    NO INJUNCTIONS OR RESTRAINTS. No preliminary or permanent injunction or other order or decree by any federal or state court which would prevent the consummation of the Merger shall have been issued and remain in effect.

    NO ACTIONS. No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal.

    OTHER CONSENTS. All required consents and approvals of lenders and lessors of material leases shall have been obtained and be in effect at the Effective Time.

    The obligation of Penn Treaty to effect the Merger is subject to the fulfillment at or prior to the Closing of the following additional conditions:

    PERFORMANCE OF OBLIGATIONS AND REPRESENTATIONS AND WARRANTIES OF HIVT. HIVT shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date and the representations and warranties of HIVT contained in the Merger Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date.

    LEGAL OPINION. Penn Treaty shall have received an opinion from (i) Gravel and Shea, counsel to HIVT, dated the Closing Date, reasonably satisfactory to Penn Treaty and covering the due incorporation of HIVT, the binding nature of the Merger Agreement and the effectiveness of the Merger; and (ii) Ballard Spahr Andrews & Ingersoll concerning certain tax matters.

    NO MATERIAL CHANGES. After the date of the Merger Agreement, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of HIVT and its subsidiaries, taken as a whole.

    GOVERNMENTAL WAIVERS AND CONSENTS. All governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated thereby shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Penn Treaty of the Merger.

    The obligation of HIVT to effect the Merger is subject to the following additional conditions:

        PERFORMANCE OF OBLIGATIONS AND REPRESENTATIONS AND WARRANTIES OF PENN TREATY AND MERGER SUB. Penn Treaty and Merger Sub shall have performed in all material respects their agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Penn Treaty and Merger Sub contained in the Merger Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and HIVT shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of Penn Treaty and of the President and Chief Executive Officer or a Vice President of Merger Sub to that effect.

        LEGAL OPINIONS.  HIVT  shall have received an  opinion or opinions  from
    (i) Ballard Spahr Andrews & Ingersoll, counsel to Penn Treaty and Merger Sub, dated the Closing Date, reasonably satisfactory to HIVT and covering the due incorporation of Penn Treaty and Merger Sub, the

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
    binding nature of the Merger Agreement, the effectiveness of the Merger, the validity of Penn Treaty Common Stock to be issued in connection with the Merger and such other matters as may be reasonably requested by HIVT and
    (ii) Gravel and Shea concerning certain tax matters.

        NO MATERIAL CHANGES. After the date of the Merger Agreement, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of Penn Treaty and its subsidiaries, taken as a whole.

        GOVERNMENTAL WAIVERS AND CONSENTS. All governmental waivers, consents, orders, and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to HIVT of the Merger.

        FAIRNESS OPINION. HIVT shall have received from Advest an opinion, dated as of the date on which the Proxy Statement/Prospectus is first distributed to the shareholders of HIVT, to the effect that the consideration to be received by the stockholders of HIVT in the Merger is fair, from a financial point of view, to the holders of HIVT Common Stock, and such opinion shall not have been withdrawn.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties by each of Penn Treaty and HIVT relating to, among other things, (i) organization and qualification to do business, (ii) capitalization, (iii) subsidiaries, (iv) authority to enter into the Merger; (v) non-contravention of laws or governing documents and regulatory approvals, (vi) reports and financial statements, (vii) absence of undisclosed liabilities, (viii) absence of certain changes or events,
(ix) litigation, (x) the Registration Statement and the Proxy Statement/Prospectus, (xi) no violations of law, (xii) compliance with agreements, (xiii) taxes, (xiv) employee benefit plans and ERISA matters, (xv) environmental matters, (xvi) title to assets and (xvii) stockholders' approval.

CERTAIN COVENANTS

    Prior to the Effective Date, unless Penn Treaty shall otherwise agree in writing:

        ORDINARY COURSE. HIVT shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use its reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. HIVT shall: (A) maintain insurance coverage on its own property and assets and maintain its books, accounts and records in the usual manner consistent with prior practices; (B) comply in all material respects with all laws, ordinances and regulations of governmental entities applicable to HIVT; (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound.

        CHANGES IN CAPITAL. Except as required by the Merger Agreement, HIVT shall not: (A) amend its Articles of Incorporation or By-laws; (B) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of HIVT, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property or extend any credit to any officer, director or stockholder; or (C) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of HIVT Common Stock.

        TRANSACTIONS. Except as required by the Merger Agreement, HIVT shall not (A) issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any indebtedness or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than issuances of HIVT Common Stock pursuant to the exercise of HIVT Options outstanding on the date hereof; (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets involving expenditures or proceeds in an amount, individually or in the aggregate, greater than $50,000; (C) assume, incur or guarantee additional indebtedness; (D) enter into any contract or commitment of any kind material, individually or in the aggregate, to other than in the ordinary course of business and consistent with past practice, or permit or suffer to be canceled any contract material, individually or in the aggregate; (E) encumber or grant a security interest in any material asset;
    (F) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; (G) decrease any cash reserve or any bulk reserve other than in the ordinary course of business; (H) make any change in the underwriting, reserves or claims adjustment practices which would have a material adverse effect on HIVT; or (I) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

        BENEFITS. HIVT shall not, except as required to comply with applicable law and except as provided in the Merger Agreement: (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee; (B) increase in any manner the compensation or fringe benefits of any officer or employee; (C) pay any benefit not provided under any existing plan or arrangement disclosed to Penn Treaty; (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or HIVT benefit plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder);
    (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or HIVT benefit plan other than in the ordinary course of business consistent with past practice or as required thereunder, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing.

        ACCOUNTING.   HIVT shall not take  any action with respect to accounting policies or procedures other than reasonable and usual actions in the ordinary course and consistent with past practice.

        NO SOLICITATION. HIVT shall not, directly or indirectly, (i) take (nor shall HIVT authorize or permit officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates to take) any action to encourage, solicit or initiate the submission of any Acquisition Proposal (as defined below), or (ii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, the provisions contained in the Merger Agreement shall not prohibit the Board of Directors of HIVT from: (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide written proposal to acquire HIVT pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if the Board of Directors of HIVT determines in good faith, based as to legal matters on the written advice of counsel, that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law (the "HIVT Board Fiduciary Duties"), and (ii) complying with Rule 14e-2 of the Exchange Act with regard to any Acquisition Proposal, if applicable. "Acquisition Proposal" shall mean any proposed: (A) merger, consolidation or similar transaction involving HIVT; (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of HIVT representing 50% or more of the assets of HIVT; (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 50% or more of the voting power of HIVT, or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership, of 50% or more of the outstanding HIVT Common Stock. In the event HIVT shall determine to provide any information to or negotiate with a person or entity or receives any offer from such person or entity in connection with an Acquisition Proposal, HIVT shall immediately (i) provide Penn Treaty a copy of all information provided to the person or entity (ii) inform Penn Treaty that information is to be provided, that negotiations are to take place or that an offer has been received, as the case may be, and (iii) furnish to Penn Treaty the identity of the New Party and, if an offer has been received, a description of the material terms thereof.

        NOTICE OF BREACH. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which could cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in the Merger Agreement or which could adversely effect such party, and will use its best efforts to prevent or promptly remedy the same. No disclosure to, or investigation made by or on behalf of, any party hereto on or before the Effective Date shall affect or limit the representations, warranties and covenants of any party under the Merger Agreement.

ADDITIONAL AGREEMENTS

    ACCESS  AND  INFORMATION.   HIVT shall  afford  to Penn  Treaty and  to Penn
Treaty's accountants, counsel and other representatives, reasonable access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, HIVT shall furnish promptly to Penn Treaty all information concerning its business (including any applications or notifications made to or by any governmental entity), properties and personnel as Penn Treaty may reasonably request. In addition, HIVT shall promptly deliver to Penn Treaty all regulatory reports that are filed with respect to HIVT and any correspondence between HIVT on the one hand and any state insurance regulatory agency on the other hand. Penn Treaty shall conduct itself at all times in such a manner so as not to be disruptive of the ordinary business activities of HIVT. Penn Treaty shall hold, and shall cause its respective employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement dated October 17, 1995 between Penn Treaty and HIVT. Penn Treaty shall afford to HIVT and to its accountants, counsel and other representatives the same access it would grant to a significant institutional investor provided Penn Treaty were acting reasonably. HIVT shall hold, and shall cause its respective employees and agents to hold, in confidence all information obtained pursuant to such access.

    REGISTRATION STATEMENT/PROXY STATEMENT. As promptly as practicable after the execution of the Merger Agreement, HIVT and Penn Treaty shall prepare and file the Proxy Statement/Prospectus and Penn Treaty and HIVT shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

    STOCK EXCHANGE LISTING. Penn Treaty shall list on the Nasdaq, upon official notice of issuance, the Penn Treaty Common Stock to be issued pursuant to the Merger.

    CONSENTS, APPROVALS AND FILINGS. Penn Treaty and HIVT shall make, and cause their subsidiaries and affiliates to make, all necessary filings with respect to the Merger and the other transactions contemplated hereby including, without limitation, those required under the HSR Act, the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable Blue Sky or similar securities laws and under applicable insurance laws, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto to (i) comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated hereby, and (ii) obtain promptly all necessary permits, orders and other consents of governmental entities and consents of third parties necessary for the consummation of the Merger and the other transactions contemplated hereby.

    HSR ACT. HIVT and Penn Treaty shall use, and shall cause their "ultimate parent entities" (if applicable) to use, their best efforts, if required, to file by April 15, 1996 notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other governmental entity in connection with antitrust matters.

    COOPERATION. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Merger Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act and with all applicable governmental entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the appropriate vote of stockholders of HIVT. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Merger Agreement, the proper officers and/or directors of Penn Treaty, and HIVT shall take all such necessary action.

    REORGANIZATION. Following the Effective Date, Penn Treaty shall conduct its business, and shall cause the Surviving Corporation to conduct its business, in a manner which would not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code. Penn Treaty will provide HIVT with certain factual representations of Penn Treaty, and Penn Treaty will use its best efforts to cause Merger Sub to provide HIVT with certain factual representations of Merger Sub, reasonably requested by HIVT as necessary to confirm that Penn Treaty and Merger Sub will not take any action on or after the Effective Date that would jeopardize the tax free nature of the transaction. HIVT will provide Penn Treaty and Merger Sub with certain factual representations of HIVT reasonably requested by Penn Treaty as necessary to confirm that HIVT will not take any action on or after the Effective Date that would jeopardize the tax free nature of the transaction.

    INFORMATION IN DISCLOSURE DOCUMENTS, REGISTRATION STATEMENTS, ETC.. Penn Treaty and HIVT agree that none of the information supplied by it for inclusion in: (i) the Registration Statement, and (ii) the Proxy Statement/Prospectus will, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Penn Treaty agrees that the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. HIVT agrees that the Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    INDEMNIFICATION. From and after the Effective Date, Penn Treaty shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless each present and former director and officer of HIVT (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities, including those arising out of the transactions contemplated by this Merger Agreement (excluding criminal liabilities), based in whole or in part on any action or omission, except any action or omission which was grossly negligent, reckless, wanton or intentional, occurring prior to the Effective Date in connection with such person's assigned responsibilities in serving as an officer or director of HIVT. In the event of any such loss, expense, claim, damage or liability (whether arising before or after the Effective Date):
(i) Penn Treaty shall pay the reasonable fees and expenses of the Indemnified Party's counsel, provided such counsel is reasonably acceptable to Penn Treaty, promptly after statements therefor are received, (ii) Penn Treaty and the Indemnified Parties will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an Indemnified Party is entitled to indemnification shall be made to the fullest extent permitted under Vermont Law consistent with the standards set forth in the first sentence of this Section, by independent legal counsel acceptable to Penn Treaty and the Indemnified Party; provided, however, that Penn Treaty shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). Penn Treaty agrees that all rights to indemnification existing in favor of the directors, officers or employees of HIVT as provided in HIVT's Articles of Incorporation or Bylaws, as in effect as of the date hereof, with respect to matters occurring through the Effective Date, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Date.

    EMPLOYEE BENEFITS. With respect to benefit plans available to employees of HIVT, for at least one year from and after the Effective Date, Penn Treaty shall cause the Surviving Corporation to either: (i) maintain all employee benefits of HIVT, as the case may be, including, without limitation, benefits under employee benefit plans, policies and arrangements, existing on the Effective Date, or
(ii) provide benefits to employees and former employees, as applicable, of the Surviving Corporation that are, taken as a whole, substantially equivalent to or better than the benefits offered to such persons by HIVT, as the case may be, immediately prior to the Effective Date; provided, however, that neither Penn Treaty nor the Surviving Corporation shall be required to adopt or maintain any plan or arrangement providing for the sale of the Penn Treaty Common Stock or HIVT Common Stock.

TERMINATION, AMENDMENT AND WAIVER

    The Merger Agreement may be terminated by the mutual consent of the parties or at any time prior to the Closing Date, whether before or after approval by the stockholders of HIVT or Penn Treaty, (i) by either HIVT or Penn Treaty, if the Merger is not completed by August 31, 1996 for a reason other than on account of delay or default on the part of the terminating party, or (ii) by HIVT if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of HIVT or Penn Treaty or any of their respective 5% stockholders, affiliates or associates; if a proposal for a qualifying acquisition transaction is received or if Penn Treaty (A) fails to perform in any material respect any of its material covenants in the Merger Agreement and (B) does not cure such default in all material respects within 10 days after written notice of such default is given to Penn Treaty by HIVT and by Penn Treaty if HIVT (A) fails to perform in any material respect any of its material covenants in the Merger Agreement and (B) does not cure such default in all material respects within 10 days after written notice of such default is given to HIVT by Penn Treaty.

    The Merger Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties to the Merger Agreement and in compliance with applicable law. Following approval of the Merger Agreement by HIVT's stockholders, no amendment may be made to the Merger Agreement without stockholder approval which would: (i) change the conversion ratios set forth in Section 3.1 of the Merger Agreement,
(ii) change the per share cash consideration under Section 3.2 of the Merger Agreement, or (iii) otherwise materially affect the rights of HIVT's stockholders.

    At any time prior to the Effective Time, the parties to the Merger Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (b) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and/or (c) waive compliance with any of the agreements or conditions contained therein. Any such waiver shall not be deemed to be continuing or to apply to any future obligation or requirement of another party to the Merger Agreement. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

    The following unaudited pro forma combined condensed financial statements reflect the Merger of Penn Treaty and HIVT. The Merger will be accounted for as a "purchase" of HIVT by Penn Treaty under generally accepted accounting principles. The pro forma combined condensed financial statements are unaudited and combine the operations of Penn Treaty and HIVT for the year ended December 31, 1995. The pro forma balance sheet assumes the Merger occurred at December 31, 1995. The pro forma statement of income assumes the Merger occurred on January 1, 1995.

    The historical financial information of Penn Treaty as of and for the year ended December 31, 1995, have been derived from the Penn Treaty financial statements which are incorporated by reference herein. The historical financial information of HIVT as of and for the year ended December 31, 1995 have been derived from the HIVT financial statements which are incorporated by reference herein. The pro forma financial statements should be read in conjunction with the accompanying notes and with the historical financial statements of Penn Treaty and HIVT included herein or incorporated herein by reference as the case may be.

    The unaudited pro forma combined condensed financial statements have been included as required by the Commission and are provided for comparative purposes only. The pro forma financial statements do not purport to be indicative of the financial position or operating results that would have been achieved had the Merger been consummated as of the date indicated and should not be construed as representative of future financial position or operating results.

    The pro forma financial statements are based upon available information and certain assumptions that Penn Treaty believes are reasonable in the circumstances. Penn Treaty's preliminary allocation of purchase price was based upon the estimated fair value of assets acquired and liabilities assumed. The actual allocation will be based upon further studies and valuations as of the closing dates of the Merger and, accordingly, the final allocations will be different from the amounts herein.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                      DECEMBER 31, 1995
                                            ----------------------------------------------------------------------
                                                                   HIVT           PRO FORMA
                                            PTAC HISTORICAL     HISTORICAL       ADJUSTMENTS         PRO FORMA
                                            ----------------  --------------  ------------------  ----------------
Assets:
  Cash and investments....................  $    153,809,418  $   13,748,354  $      (560,000)(1)      164,805,830
                                                                                   (2,200,380)(2)
                                                                                        8,438 (3) $
  Unamortized deferred policy acquisition
   costs..................................        63,133,759       4,013,804       (4,013,804    (4)       63,133,759
  Present value of future profits
   acquired...............................                                          5,000,000(5)         5,000,000
  Intangible assets.......................                                          2,192,455(6)         2,192,455
  Other assets............................        20,801,093       3,375,646                            24,176,739
                                            ----------------  --------------  ------------------  ----------------
    Total assets..........................  $    237,744,270  $   21,137,804  $       426,709     $    259,308,783
                                            ----------------  --------------  ------------------  ----------------
                                            ----------------  --------------  ------------------  ----------------
Liabilities and Shareholders' Equity:
  Policyholder reserves and other
   policyholder liabilities...............  $    119,359,392  $   11,781,960                      $    131,141,352
  Deferred Income Taxes...................        16,206,959         205,491          345,169(7)        16,757,619
  Other liabilities.......................         5,070,865         430,373                             5,501,238
                                            ----------------  --------------  ------------------  ----------------
    Total Liabilities.....................       140,637,216      12,417,824          345,169          153,400,209
    Shareholders' equity..................        97,107,054       8,719,980            8,438 (3)      105,908,574
                                                                                   (8,728,418)(8)
                                                                                    8,801,520 (9)
                                            ----------------  --------------  ------------------  ----------------
Total liabilities & shareholders'
 equity...................................  $    237,744,270  $   21,137,804  $       426,709     $    259,308,783
                                            ----------------  --------------  ------------------  ----------------
                                            ----------------  --------------  ------------------  ----------------

- ------------------------
(1) To reflect estimated direct out-of-pocket costs of merger

(2) To reflect cash paid to HIVT's shareholders

(3) To reflect the exercise of HIVT outstanding stock options prior to the consummation of the Merger (1,000 options)

(4) To eliminate HIVT's deferred acquisition costs

(5) To reflect present value of future profits acquired

(6) Purchase price and present value of future profits acquired:

Cash portion of purchase price....................  $ 2,200,380
Stock portion of purchase price...................    8,801,520
                                                    -----------
Total purchase price..............................   11,001,900
Deduct: book value of HIVT (after exercise of
 options).........................................    8,728,418
Add: direct out-of-pocket costs of the Merger.....      560,000
Add: elimination of HIVT's deferred acquisition
 costs............................................    4,013,804
Deduct: present value of future profits acquired,
 net of deferred taxes............................    4,654,831
                                                    -----------
Intangible assets.................................  $ 2,192,455
                                                    -----------
                                                    -----------

(7) To reflect deferred taxes on present value of future profits acquired

(8) To eliminate HIVT's shareholders' equity

(9) Issuance of Penn Treaty shares to HIVT shareholders

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                                  YEAR ENDED DECEMBER 31, 1995
                                              --------------------------------------------------------------------
                                                                    HIVT           PRO FORMA
                                              PTAC HISTORICAL    HISTORICAL       ADJUSTMENTS        PRO FORMA
                                              ----------------  -------------  -----------------  ----------------
Revenue:
  Insurance premiums........................  $    102,366,605  $   6,284,099                     $    108,650,704
  Net investment income.....................         8,102,809        778,276                            8,881,085
  Net realized capital gains................            46,431                                              46,431
  Other income..............................           347,113                                             347,113
                                              ----------------  -------------  -----------------  ----------------
                                                   110,862,958      7,062,375              0           117,925,333
                                              ----------------  -------------  -----------------  ----------------
Benefits and expenses:
  Benefits to policyholders.................        64,879,275      3,453,126                           68,332,401
  Commissions...............................        36,351,140        785,965                           37,137,105
  Net policy acquisition costs deferred.....       (15,303,161)      (348,296)       (694,256)(1)      (16,345,713)
  General and administrative expense........        12,170,913      2,852,645                           15,023,558
  Other operating expenses..................           326,908         89,424       1,081,214(2)         1,497,546
                                              ----------------  -------------  -----------------  ----------------
                                                    98,425,075      6,832,864         386,958          105,644,897
                                              ----------------  -------------  -----------------  ----------------
  Operating income..........................        12,437,883        229,511        (386,958   )       12,280,436
  Income taxes..............................         3,609,000         39,017        (135,435    (3)        3,512,582
                                              ----------------  -------------  -----------------  ----------------
  Net income................................  $      8,828,883  $     190,494  ($     251,523   ) $      8,767,854
                                              ----------------  -------------  -----------------  ----------------
                                              ----------------  -------------  -----------------  ----------------
  Earnings per share........................              1.53           0.35                                 1.38
  Weighted average number of shares
   outstanding..............................         5,771,558        549,565                            6,359,011

- ------------------------
(1) Elimination of amortization of historical HIVT deferred acquisition costs

(2) Amortization of present value of future profits acquired and intangible assets

(3) Tax effect of entry (1) and (2)

                   SELECTED HISTORICAL CONSOLIDATED FINANCIAL
                           INFORMATION -- PENN TREATY

    The following selected consolidated statement of operations data and balance sheet data of the Company as of and for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, have been derived from the Consolidated GAAP or Statutory Financial Statements of Penn Treaty which have been audited by Coopers & Lybrand L.L.P., independent accountants. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information and "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in Penn Treaty's Annual Report on Form 10-K, incorporated herein by reference.

                                                                      YEAR ENDED DECEMBER 31,
                                                    -----------------------------------------------------------
                                                     1991 (1)    1992 (1)      1993        1994        1995
                                                    ----------  ----------  ----------  ----------  -----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
Statement of Operations Data:
Revenues:
  Accident and health:
    First year premiums...........................  $   20,926  $   22,477  $   25,836  $   26,968  $    36,770
    Renewal premiums..............................      30,654      37,507      43,615      52,237       62,402
  Life:
    First year premiums...........................           1           4         361       2,149        1,701
    Renewal premiums..............................         342         248         169         481        1,494
                                                    ----------  ----------  ----------  ----------  -----------
      Total premiums..............................      51,923      60,236      69,981      81,835      102,367
  Investment income, net..........................       3,844       4,398       4,979       5,946        8,103
  Net realized gains (losses).....................          (5)        173         182           8           46
  Other income....................................         356         371         321         305          347
                                                    ----------  ----------  ----------  ----------  -----------
      Total revenues..............................      56,118      65,178      75,463      88,094      110,863
                                                    ----------  ----------  ----------  ----------  -----------
  Benefits and expenses:
    Benefits to policyholders.....................      25,031      34,285      40,829      48,757       64,879
    First year commissions........................      12,922      14,282      16,722      19,365       26,223
    Renewal commissions...........................       5,946       6,004       7,060       7,866       10,128
    Acquisition costs deferred (2)................     (13,820)    (15,745)    (18,145)    (20,656)     (27,024)
    Acquisition costs amortized...................       8,157       9,913      11,505      13,013       11,721
    General and administrative expense............       8,105       8,511       9,350      10,262       12,171
    Interest expense..............................         237         192         184         162          327
                                                    ----------  ----------  ----------  ----------  -----------
      Total benefits and expenses.................      46,578      57,442      67,505      78,769       98,425
                                                    ----------  ----------  ----------  ----------  -----------
    Income before federal income taxes............       9,540       7,736       7,958       9,325       12,438
    Provision for federal income taxes............       2,845       2,436       2,137       2,562        3,609
    Net income....................................  $    6,695  $    5,300  $    5,821  $    6,763  $     8,829
                                                    ----------  ----------  ----------  ----------  -----------
                                                    ----------  ----------  ----------  ----------  -----------
                                                    $     1.42  $     1.12  $     1.24  $     1.45  $      1.53
    Net income per share (3)......................
                                                    ----------  ----------  ----------  ----------  -----------
                                                    ----------  ----------  ----------  ----------  -----------
Weighted average shares outstanding (3)...........       4,705       4,732       4,689       4,669        5,772
GAAP Ratios:
  Loss ratios.....................................        48.2%       56.9%       58.3%       59.5%        63.4%
  Expense ratio...................................        41.5        38.4        38.1        36.7         32.8
                                                    ----------  ----------  ----------  ----------  -----------
      Total.......................................        89.7%       95.3%       96.4%       96.2%        96.2%
Selected Statutory Data:
  Net premiums written............................  $   52,290  $   60,385  $   69,898  $   81,878  $   102,145
  Statutory surplus (beginning of period).........  $    8,595  $   10,688  $   12,301  $   17,256  $    21,067
  Ratio of net premiums written to statutory
   surplus........................................        6.1x        5.6x        5.7x        4.7x         4.8x

                                                                      YEAR ENDED DECEMBER 31,
                                                    -----------------------------------------------------------
                                                     1991 (1)    1992 (1)      1993        1994        1995
                                                    ----------  ----------  ----------  ----------  -----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
Balance Sheet Data:
  Total investments...............................  $   52,515  $   60,685  $   77,981  $   91,490  $   144,928
  Total assets....................................      92,466     115,699     136,948     164,346      237,744
  Total debt......................................       2,384       2,625       2,516       6,372        2,206
  Total liabilities...............................      51,941      69,327      85,599     108,903      140,637
  Shareholders' equity (4)........................      40,525      46,070      51,349      55,444       97,107
  Book value per share (3)(4).....................  $     8.61  $     9.72  $    11.00  $    11.87  $     13.93

- ------------------------
(1) Restated to reflect adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," a of January 1, 1990. The effect of adoption is a follows:

                                                                     1991          1992
                                                                  -----------  ------------
Net income (reduction) addition.................................     $180,000     $(116,000)
Net income per share (reduction) addition.......................         $.04         $(.02)

(2) For a discussion of policy acquisition costs, see "Management's Discussion and Analysis of Financial Condition and Results of Operations".

(3) Adjusted to give effect to 50% stock dividend on the Common Stock declared on April 19, 1995, payable to shareholders of record on May 3, 1995 and distributed on May 15, 1995.

(4) The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," on January 1, 1994. The cumulative effect of this adoption was an increase on January 1, 1994 in shareholders' equity of $3,529,000 to reflect the net gain (net of $1,512,000 in deferred income taxes) on investment securities classified or available for sale. As of December 31, 1994, shareholders' equity was decreased by $2,714,000 due to unrealized losses of $4,112,000 in the Company's investment portfolio. As of December 31, 1995, shareholders' equity was increased by $4,056,000 due to gains of $6,146,000 in the Company's investment portfolio. These increases were caused primarily by decreases in interest rates.

                   SELECTED FINANCIAL CONSOLIDATED FINANCIAL
            INFORMATION -- HEALTH INSURANCE OF VERMONT, INC. (HIVT)

    The following selected statement of income data and balance sheet data of HIVT as of and for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, have been derived from the GAAP Financial Statements of HIVT which have been audited by Coopers & Lybrand L.L.P., independent accountants. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information and "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in HIVT's Annual Report on Form 10-KSB, incorporated herein by reference.

                                                                        YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------------------
                                                           1991       1992     1993 (1)   1994 (2)     1995
                                                         ---------  ---------  ---------  ---------  ---------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
Statement of Income Data:
Revenues:
  Accident and health:
    First year premiums................................  $   1,118  $   1,020  $   1,011  $   1,458  $   1,432
    Renewal premiums...................................      3,308      3,754      4,050      4,368      4,852
                                                         ---------  ---------  ---------  ---------  ---------
      Total premiums...................................      4,426      4,774      5,061      5,826      6,284
    Investment income, net.............................        642        573        576        659        778
    Net realized gains (losses)........................        275        100          8         (9)         0
                                                         ---------  ---------  ---------  ---------  ---------
      Total revenues                                         5,343      5,447      5,645      6,476      7,062
                                                         ---------  ---------  ---------  ---------  ---------
Benefits, Losses and Expenses:
  Benefits, claims, losses and settlement expenses.....      2,357      2,289      2,485      3,250      3,453
  First year commissions...............................        217        206        200        313        319
  Renewal commissions..................................        341        373        393        417        466
  Acquisition costs amortized..........................        545        513        462        609        694
  Underwriting and insurance expenses..................      1,132      1,200      1,286      1,415      1,900
  Interest expense.....................................         17          4          0          0          0
                                                         ---------  ---------  ---------  ---------  ---------
      Total benefits and expenses......................      4,609      4,585      4,826      6,004      6,832
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
Income before income tax expense.......................        734        862        819        472        230
Income tax expense.....................................        143        148         63         80         39
                                                         ---------  ---------  ---------  ---------  ---------
Net income.............................................  $     591  $     714  $     756  $     392  $     191
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
                                                         $    1.12  $    1.36  $    1.44  $    0.74  $    0.35
Earnings per share
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
                                                               526        524        527        529        550
Weighted average shares outstanding....................
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
Balance Sheet Data (at period end):
  Total investments....................................  $   4,766  $  10,322  $  11,596  $  11,994  $  12,676
  Total assets.........................................     13,377     16,644     18,126     19,067     21,138
  Total long term debt.................................        133          0          0          0          0
  Total liabilities....................................      7,165      9,731     10,456     11,222     12,418
  Shareholders' equity.................................      6,212      6,913      7,670      7,845      8,720
  Book value per share.................................  $   11.81  $   13.19  $   14.55  $   14.83  $   15.88
GAAP Ratios:
  Loss and loss adjustment expense ratio (3)...........       53.3%      47.9%      49.1%      55.8%      54.9%
  Underwriting expense ratio (4).......................       50.9       48.1       46.3       47.3       53.8
                                                         ---------  ---------  ---------  ---------  ---------
      Combined ratio (5)...............................      104.2%      96.0%      95.4%     103.1%     108.7%
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------

                                                                        YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------------------
                                                           1991       1992     1993 (1)   1994 (2)     1995
                                                         ---------  ---------  ---------  ---------  ---------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
Selected Statutory Data:
  Net premium written..................................  $   4,426  $   4,774  $   5,061  $   5,826  $   6,284
  Statutory surplus (beginning of period)..............  $   3,664  $   4,062  $   4,718  $   5,221  $   5,589
  Ratio of annual statutory net premiums written to
   statutory surplus...................................        1.2x       1.2x       1.1x       1.1x       1.1x

- ------------------------
(1) The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", as of January 1, 1993. The impact upon adoption of this statement was immaterial to the Company's financial statements.

(2) The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", on January 1, 1994. The cumulative effect of this adoption was an increase on January 1, 1994 in shareholders' equity of $288,051 to reflect the net unrealized gain net of deferred income taxes, on investment securities classified or available for sale that were previously carried at amortized cost. As of December 31, 1994, shareholders' equity was decreased by $236,889, net of deferred income taxes, due to unrealized losses of $524,940 in the Company's investment portfolio. As of December 31, 1995, shareholders' equity was increased by $282,893, net of deferred income taxes due to unrealized gains of $519,782 in the Company's investment portfolio. These increases were caused primarily by decreases in interest rates.

(3) Calculated by dividing losses and loss adjustment expenses by total premiums.

(4) Calculated by dividing underwriting expenses by total premiums.

(5) The sum of loss and loss adjustment expense ratio and underwriting expense ratios.

                                 LEGAL MATTERS

    The validity of the Penn Treaty Common Stock offered hereby will be passed upon for Penn Treaty by Ballard Spahr Andrews & Ingersoll, Philadelphia,
Pennsylvania. Certain tax matters will be passed upon for HIVT by Gravel and Shea, Burlington, Vermont.

                                    EXPERTS

    The consolidated financial statements and schedule of Penn Treaty incorporated by reference in this Proxy Statement/Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report, which is included in the Annual Report on Form 10-K for the year ended December 31, 1995. The financial statements and schedule referred to above have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of HIVT incorporated by reference in this Proxy Statement/Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report, which is included in the Annual Report on Form 10-KSB for the year ended December 31, 1995. The financial statements referred to above have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Amended and Restated Bylaws of the Registrant provide for indemnification of directors and officers of the registrant in accordance with the indemnification provisions of the PBCL. Sections 1741-50 of the PBCL permit indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations.

    The Registrant has directors' and officers' liability insurance insuring its directors and officers against liability incurred in their capacities as directors and officers and providing for reimbursement of the registrant for any indemnification payments made by it to directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

  EXHIBIT
  NUMBER                                                DESCRIPTION
- -----------  -------------------------------------------------------------------------------------------------
       4.    Form of Penn Treaty American Corporation Common Stock Certificate (incorporated by reference to
              Registration Statement No. 33-92690)
       5.    Opinion of Ballard Spahr Andrews & Ingersoll
       8.    Opinion of Gravel and Shea
      13.    Annual Report on Form 10-K (incorporated by reference to Registrant's Annual Report on Form 10-K,
              File No. 0-15972)
      23.1   Consent of Coopers & Lybrand L.L.P.
      23.2   Consent of Coopers & Lybrand L.L.P.
      23.3   Consent of Ballard Spahr Andrews & Ingersoll (included in its opinion filed as Exhibit 5)
      23.4   Consent of Gravel and Shea (included in its opinion filed as Exhibit 8)
      24.    Power of Attorney (included in signature page)
      99.1   Form of Proxy

ITEM 22.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by person who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final application of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Allentown, Commonwealth of Pennsylvania, on May 14, 1996.

                                          PENN TREATY AMERICAN CORPORATION

                                          By:           /s/ A.J. CARDEN

                                             -----------------------------------
                                                        A. J. Carden
                                                  EXECUTIVE VICE PRESIDENT

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irving Levit and A.J. Carden and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, registration statement has been signed on by the following persons in the capacities and on the date indicated.

             SIGNATURE                         TITLE                  DATE
- -----------------------------------  -------------------------  ----------------
                                     Chairman of the Board,
                   /s/ IRVING         President and Chief
               LEVIT                  Executive Officer           May 14, 1996
- -----------------------------------   (Principal Executive
           Irving Levit               Officer)

                /s/ MICHAEL F.       Treasurer and Director
               GRILL                  (Principal Financial
- -----------------------------------   Officer and Principal       May 14, 1996
         Michael F. Grill             Accounting Officer)

                    /s/ A. J.
              CARDEN                 Executive Vice President
- -----------------------------------   and Director                May 14, 1996
           A. J. Carden

              /s/ DOMENIC P.
            STANGHERLIN
- -----------------------------------  Secretary and Director       May 14, 1996
      Domenic P. Stangherlin

                  /s/ JACK D.
               BAUM                  Vice President, Marketing
- -----------------------------------   and Director                May 14, 1996
           Jack D. Baum

             SIGNATURE                         TITLE                  DATE
- -----------------------------------  -------------------------  ----------------
                 /s/ EMILE G.
              ILCHUK
- -----------------------------------  Director                     May 14, 1996
          Emile G. Ilchuk

              /s/ C. MITCHELL
              GOLDMAN
- -----------------------------------  Director                     May 14, 1996
   C. Mitchell Goldman, Esquire

- -----------------------------------  Director                     May 14, 1996
      Stuart H. Shapiro, M.D.

                  /s/ GLEN A.
               LEVIT
- -----------------------------------  Director                     May 14, 1996
           Glen A. Levit

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               AGREEMENT AND PLAN
                                   OF MERGER
                                  DATED AS OF
                                 MARCH 15, 1996
                                    BETWEEN
                        PENN TREATY AMERICAN CORPORATION
                                      AND
                       HEALTH INSURANCE OF VERMONT, INC.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
                                                       ARTICLE I
                                                       THE MERGER

Section 1.1.     The Merger................................................................................           1
Section 1.2.     Effective Date of the Merger..............................................................           1
Section 1.3.     Conversion of Shares......................................................................           1
Section 1.4.     Tax-Free Reorganization...................................................................           1
Section 1.5.     Dissenters' Rights........................................................................           1

                                                       ARTICLE II
                                               THE SURVIVING CORPORATION

Section 2.1.     Articles of Incorporation.................................................................           2
Section 2.2.     By-laws...................................................................................           2
Section 2.3.     Board of Directors; Officers..............................................................           2
Section 2.4.     Effects of the Merger.....................................................................           2

                                                      ARTICLE III
                                                  CONVERSION OF SHARES

Section 3.1.     Exchange Rate.............................................................................           2
Section 3.2      Cash Consideration for Shares.............................................................           3
Section 3.3.     Payment for Shares in the Merger..........................................................           3
Section 3.4.     Dividends; Transfer Taxes.................................................................           4
Section 3.5.     No Fractional Shares......................................................................           5
Section 3.6.     Stock Options.............................................................................           5
Section 3.7.     Stockholder Approval......................................................................           5
Section 3.8.     Closing of the Companys Transfer Books....................................................           5
Section 3.9.     Assistance in Consummation of the Merger..................................................           6
Section 3.10.    Closing...................................................................................           6

                                                       ARTICLE IV
                                        REPRESENTATIONS AND WARRANTIES OF PARENT

Section 4.1.     Organization and Qualification............................................................           6
Section 4.2.     Capitalization............................................................................           6
Section 4.3.     Authority Relative to this Merger Agreement...............................................           7
Section 4.4.     Statutory Reports and Financial Statements................................................           8
Section 4.5.     Absence of Certain Changes or Events......................................................           9
Section 4.6      Availability of Sufficient Funds..........................................................           9
Section 4.7.     Financial Advisor.........................................................................           9
Section 4.8.     Principal Office..........................................................................           9

                                                       ARTICLE V
                                     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.1.     Organization and Qualification............................................................          10
Section 5.2.     Capitalization............................................................................          10
Section 5.3.     Subsidiaries..............................................................................          10
Section 5.4.     Authority Relative to this Merger Agreement...............................................          10

                                      (i)

                                                                                                                PAGE
                                                                                                                -----
Section 5.5.     Reports and Financial Statements..........................................................          11
Section 5.6.     Absence of Certain Changes or Events......................................................          12
Section 5.7.     Litigation................................................................................          12
Section 5.8.     Loss Reserves; Statutory Capital..........................................................          12
Section 5.9.     Reinsurance...............................................................................          12
Section 5.10.    Compliance with Applicable Laws...........................................................          13
Section 5.11.    Liabilities...............................................................................          13
Section 5.12.    Written Insurance Policies; Regulatory Filings............................................          13
Section 5.13.    Agents....................................................................................          13
Section 5.14.    Taxes.....................................................................................          13
Section 5.15.    Certain Agreements........................................................................          14
Section 5.16.    Premium Balances Receivable...............................................................          15
Section 5.17.    Investment Portfolio and Other Assets.....................................................          15
Section 5.18.    Intellectual Property.....................................................................          15
Section 5.19.    Licenses..................................................................................          15
Section 5.20.    Intercompany and Affiliate Transactions; Insider Interests................................          15
Section 5.21.    Employee Benefit Plans....................................................................          16
Section 5.22.    ERISA.....................................................................................          16
Section 5.23.    Officers, Directors and Employees.........................................................          16
Section 5.24.    Company Action............................................................................          16
Section 5.25.    Pending Claims............................................................................          16
Section 5.26.    Insurance for the Benefit of the Company..................................................          16
Section 5.27.    Title to Assets; Liens....................................................................          17
Section 5.28.    Ability to Conduct Business...............................................................          17
Section 5.29.    Financial Advisor.........................................................................          17
Section 5.30.    Fairness Opinion..........................................................................          17
Section 5.31.    Disclosure................................................................................          17

                                                       ARTICLE VI
                                         CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1.     Conduct of Business by the Company Pending the Merger.....................................          17
Section 6.2.     No Solicitation...........................................................................          18
Section 6.3.     Notice of Breach..........................................................................          19

                                                      ARTICLE VII
                                                 ADDITIONAL AGREEMENTS

Section 7.1.     Access and Information....................................................................          19
Section 7.2.     Registration Statement/Proxy Statement....................................................          19
Section 7.3.     Stock Exchange Listing....................................................................          20
Section 7.4.     Consents, Approvals and Filings...........................................................          20
Section 7.5.     HSR Act...................................................................................          20
Section 7.6.     Additional Agreements.....................................................................          20
Section 7.7.     Information in Disclosure Documents, Registration Statements, Etc.........................          21
Section 7.8.     Indemnification...........................................................................          21
Section 7.9.     Employee Benefits.........................................................................          21

                                                      ARTICLE VIII
                                                  CONDITIONS PRECEDENT

Section 8.1.     Conditions to Each Partys Obligation to Effect the Merger.................................          22

                                      (ii)

                                                                                                                PAGE
                                                                                                                -----
Section 8.2.     Conditions to Obligation of the Company to Effect the Merger..............................          22
Section 8.3.     Conditions to Obligations of Parent and Merger Sub to Effect the Merger...................          23

                                                       ARTICLE IX
                                           TERMINATION, AMENDMENT AND WAIVER

Section 9.1.     Termination...............................................................................          24
Section 9.2.     Effect of Termination.....................................................................          25
Section 9.3.     Amendment.................................................................................          25
Section 9.4.     Waiver....................................................................................          25

                                                       ARTICLE X
                                                   GENERAL PROVISIONS

Section 10.1.    Non-Survival of Representations, Warranties and Agreements................................          25
Section 10.2.    Notices...................................................................................          25
Section 10.3.    Fees and Expenses.........................................................................          26
Section 10.4.    Publicity.................................................................................          26
Section 10.5.    Specific Performance......................................................................          27
Section 10.6.    Interpretation............................................................................          27
Section 10.7.    Miscellaneous.............................................................................          27

                                     (iii)

                          AGREEMENT AND PLAN OF MERGER

    This Agreement and Plan of Merger (the "Merger Agreement") is by and between PENN TREATY AMERICAN CORPORATION, a Pennsylvania corporation ("Parent") and HEALTH INSURANCE OF VERMONT, INC., a Vermont corporation (the "Company").

                                   BACKGROUND

    A. The Boards of Directors of Parent and the Company have approved the merger of a wholly-owned subsidiary of Parent to be formed as soon as practicable following the execution of this Merger Agreement ("Merger Sub") with and into the Company upon the terms and subject to the conditions set forth herein (the "Merger").

    B. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    C. For accounting purposes, it is intended that the Merger shall be accounted for as a purchase of the Company.

                           N O W  T H E R E F O R E,

    In   consideration  of  the  foregoing  premises  and  the  representations, warranties and agreements contained herein, the parties hereto intending to be legally bound agree as follows.

                                   ARTICLE I
                                   THE MERGER

    Section 1.1. THE MERGER. Upon the terms and subject to the conditions hereof, on the Effective Date (as defined in Section 1.2), Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger, (the "Surviving Corporation") and the name of the Company shall be changed to "American Network Life Insurance Company".

    Section 1.2. EFFECTIVE DATE OF THE MERGER. The Merger shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Vermont, which filing shall be made concurrently with the closing of the transactions contemplated by this Merger Agreement in accordance with Section 3.10. When used in this Merger Agreement the term the "Effective Date" shall mean the date and time at which such Certificate of Merger is so filed or at such time thereafter as is provided in such Certificate of Merger.

    Section 1.3. CONVERSION OF SHARES. As of the Effective Date, each share of Company Common Stock (as defined herein) shall be converted into shares of Parent Common Stock (as defined herein) plus $4.00 of Per Share Cash Consideration (as defined herein) pursuant to the terms set forth in Article III of this Agreement.

    Section 1.4. TAX-FREE REORGANIZATION. The parties intend to adopt this Merger Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

    Section 1.5. DISSENTERS' RIGHTS. Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Date and which are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly appraisal for such shares in accordance with the Vermont Business Corporation Act (the "VBCA") and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the consideration described in Section 1.4 above (the "Merger Consideration"). Such shareholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the VBCA, except any shareholders who have failed to perfect or shall have withdrawn or lost their rights to appraisal of such shares shall be deemed to have been converted into and to have become exchangeable, as of the Effective Date, for the right to receive, without interest, the Merger Consideration, in the manner set forth elsewhere herein.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

    Section 2.1. ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until duly amended, except that the Articles of Incorporation of the Surviving Corporation shall be amended, in accordance with the terms thereof and of the Vermont Business Corporation Act ("VBCA"), to provide that the name of the Surviving Corporation shall be "American Network Life Insurance Company".

    Section 2.2. BY-LAWS. The By-laws of Merger Sub as in effect immediately prior to the Effective Date shall be the By-laws of the Surviving Corporation, and thereafter may be amended in accordance with its terms and as provided by law.

    Section 2.3. BOARD OF DIRECTORS; OFFICERS. The directors of Merger Sub immediately prior to the Effective Date and John W. Mahoney shall be the directors of the Surviving Corporation and the officers of Merger Sub immediately prior to the Effective Date, John W. Mahoney and David Lesperance shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

    Section 2.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 11.06 of the VBCA.

                                  ARTICLE III
                              CONVERSION OF SHARES

    Section 3.1.  EXCHANGE RATE.

    (a) As of the Effective Date, by virtue of the Merger and without any action on the part of any holder of any shares of the Companys Common Stock, $3.00 par value ("Company Common Stock"):

        (i) All shares of Company Common Stock which are held by the Company or any other subsidiary shall be canceled without any conversion thereof and no consideration shall be given with respect thereto.

        (ii) Subject to Section 3.5, each remaining outstanding share of Company Common Stock shall be converted into the number of fully paid and nonassessable shares of the Common Stock, $.10 par value, of Parent ("Parent Common Stock") multiplied by the Exchange Rate (as defined below) and the cash consideration set forth in Section 3.2.

       (iii) In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, Parent Common Stock after the date hereof and prior to or as of the Effective Date, the Exchange Rate shall be adjusted accordingly.

       (iv) Each issued and outstanding share of Common Stock of Merger Sub ("Merger Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation.

    (b) The Exchange Rate shall mean:

        (i) The quotient of the Base Price (as defined below) divided by the Final Price (as defined below).

        (ii) Assuming all Company Options (as defined in Section 3.6 below) have been exercised, the "Base Price" shall mean $8,801,520 divided by the number of shares of Company Common Stock outstanding on the Effective Date. If all Company Options have not been exercised as of the Effective Date, the Base Price shall reduced by $16.00 for each share of Company Common Stock not purchased pursuant to the Company Options which remain outstanding and unexercised.

       (iii) The "Final Price" shall mean the average closing bid price of Parent Common Stock on the Nasdaq National Market during the period comprised of the twenty consecutive trading days immediately preceding the fifth business day immediately preceding the Effective Date (siuch period is hereinafter referred to as the "Measurement Period"), as such closing bid prices are reported in THE WALL STREET JOURNAL, or if not so published in such newspaper, in any other newspaper of general circulation selected by the Company, provided, however, that if the average closing price of Parent Common Stock, determined in accordance with the first clause of this sentence, during the Measurement Period is more than $.20 per share higher than the average closing bid price of Parent Common Stock during the Measurement Period, the Final Price shall equal the average closing price per share minus $.20 per share but this adjustment shall not cause the Final Price to be reduced to a price per share less than the average closing bid price of Parent Common Stock during the Measurement Period. If the Final Price of Parent Common Stock, determined in accordance with the immediately preceding sentence, is less than $16.00 or greater than $18.00, this Merger Agreement shall terminate; provided, however, that the parties hereto may waive this termination provision in writing.

    Section 3.2. CASH CONSIDERATION FOR SHARES. At the Effective Date, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any shares of Company Common Stock: Each share of Company Common Stock issued and outstanding immediately prior to the Effective Date (other than any shares of Company Common Stock to be canceled pursuant to
Section 3.1(a)(i) shall be converted into the right to receive $4.00 per share in cash (the "Per Share Cash Consideration") (to be paid in addition to Parent Common Stock, as described in Section 3.1 hereof). Assuming all Company Options (as defined in Section 3.6 below) have been exercised, the aggregate amount of cash consideration paid for all shares of Company Common Stock (the "Cash Consideration") will be Two Million Two Hundred Thousand Three Hundred Eighty Dollars ($2,200,380). If all Company Options have not been exercised, the Cash Consideration shall be reduced by $4.00 for each share of Company Common Stock not purchased pursuant to the outstanding Company Options which remain outstanding and unexercised.

    Section  3.3.   PAYMENT  FOR SHARES  IN THE  MERGER.   The manner  of making
payment for Company Common Stock in the Merger shall be as follows:

        (a) On the Effective Date, Parent shall make available to the Company or such other exchange agent as selected by the Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of each holder of exercised Company Common Stock and each holder of Company Options (as defined in Section 3.6(a)): (i) a sufficient number of certificates representing Parent Common Stock required to effect the delivery of Parent Common Stock required to be issued pursuant to Sections 3.1 and 3.6, and
    (ii) cash in the amount of the Cash Consideration (such cash, the "Payment Fund") required to be paid pursuant to Section 3.2. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued and the Per Share Cash Consideration contemplated to be paid pursuant to Sections 3.1 and 3.6.

        (b) Promptly after the Effective Date, the Exchange Agent shall mail to each holder of record (as shown on the books of the Companys transfer agent as of the Effective Date) of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Company Common Stock (individually, a "Certificate" and collectively, the "Certificates") (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such transmittal letter duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each share of the Company Common Stock represented by such Certificates the number of shares of Parent Common Stock into which such shares of Company Common stock are converted in the Merger and the Per Share Cash Consideration, and the Certificates so surrendered shall be canceled. Until so surrendered, Certificates shall represent solely the right to receive the number of shares of Parent Common Stock into which such shares of Company Common Stock are converted in the Merger, any cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 3.5 with respect to each of the shares of Company Common Stock represented thereby and the Per Share Cash Consideration. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Common Stock for the account of the persons entitled thereto.

        (c) Any portion of the Payment Fund which remains undistributed to the holders of Company Common Stock for twelve months after the Effective Date shall be delivered to Parent upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article shall thereafter look only to Parent for the Cash Consideration to which they are entitled pursuant to this Article. If any Certificates shall not have been surrendered prior to five years after the Effective Date (or immediately prior to such earlier date on which any Cash Consideration in respect of such Certificate would otherwise escheat to or become the property of any government entity), any cash or other consideration payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        (d) None of Parent, Merger Sub or the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (e) Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

    Section 3.4. DIVIDENDS; TRANSFER TAXES. No dividends or other distributions that are declared or made on Parent Common Stock will be paid to persons entitled to receive certificates representing Parent Common Stock pursuant to this Merger Agreement until such persons: (i) surrender their Certificates representing Company Common Stock, or (ii) surrender their option award agreements or provide other satisfactory evidence of the cancellation of Company Options, as applicable. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such Parent Common Stock in respect of a record date after the Effective Date. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any Per Share Cash Consideration, any cash in lieu of fractional shares or any certificate representing Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Options or shares of Company Common Stock for any shares of Parent Common Stock or dividends thereon delivered to a public official pursuant to any applicable escheat laws.

    Section 3.5. NO FRACTIONAL SHARES. No certificates or scrip representing less than one share of Parent Common Stock shall be issued upon the surrender for exchange of (i) Certificates representing Company Common Stock pursuant to Sections 3.1(b) and 3.2 or (ii) option award agreements or other evidence of cancellation of Company Options pursuant to Section 3.6. In lieu of any such fractional share, each holder of Company Common Stock or Company Options who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of (i) Certificates for exchange pursuant to Sections 3.1(b) and 3.2, or (ii) option award agreements or other evidence of cancellation of Company Options pursuant to Section 3.6 shall be paid upon such surrender, cash (without interest) in an amount equal to such fractional interest multiplied by the Final Price (or the Base Price, if the Final Price is lower than the Base Price) plus an amount equal to such fractional interest multiplied by the Per Share Cash Consideration. As soon as practicable after the determination of the amount of cash to be paid to former stockholders or option holders of the Company in lieu of any fractional interests, Parent shall make available to the Exchange Agent, which shall in turn make available in accordance with this Merger Agreement, such amounts to such former stockholders and option holders.

    Section 3.6.  STOCK OPTIONS.

    Prior to the Effective Date, the Company shall use its best efforts to cause the holders of each unexpired and unexercised option (each a "Company Option") under the Company's 1985 Incentive Stock Option Plan (the "Stock Option Plan") to exercise such options. At the Effective Date, Parent shall issue to holders of any unexercised Company Options an option (each a "Parent Option") under Parent's employee stock option plan to purchase a number of shares of Parent Common Stock equal to the Exchange Rate (as defined in Section 3.1(b)) for the number of shares of the Company Common Stock that could have been purchased under the Company Option, at a price per share of Parent Common Stock equal to the option exercise price determined pursuant to the Company Option divided by the Exchange Rate. Parent shall, from and after the Effective Date, reserve and make available for issuance upon exercise of Parent Options all shares of Parent Common Stock covered thereby and amend its Registration Statement on Form S-8, such amendment to be declared effective within twenty (20) days after the Effective Date, or file a new Form S-8 within twenty (20) days after the Effective Date, to cover the additional shares of Parent Common Stock subject to the Parent Options granted in replacement of the Company Options and shall use reasonable efforts to cause such shares to be listed on Nasdaq National Market.

    Section 3.7. STOCKHOLDER APPROVAL. The Company shall take all action necessary, in accordance with applicable law and its Articles of Incorporation and By-laws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Merger Agreement. Subject to Section 6.2, the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of the approval of the Merger and the adoption of this Merger Agreement at the Company Meeting.

    Section 3.8. CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Date, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for Parent Common Stock and/or cash as provided in Sections 3.1(a), 3.2, 3.3, 3.4 and 3.5.

    Section 3.9. ASSISTANCE IN CONSUMMATION OF THE MERGER. Parent and the Company shall provide all reasonable assistance to and shall cooperate with, each other to bring about the consummation of the Merger as soon as practicable in accordance with the terms and conditions of this Merger Agreement. Parent shall cause Merger Sub to perform all of its obligations in connection with this Merger Agreement.

    Section 3.10. CLOSING. The closing of the transactions contemplated by this Merger Agreement shall take place at the offices of Ballard Spahr Andrews & Ingersoll,1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103-7599, at 10:00 A.M. local time on the day which is five business days after the day on which the last of the conditions set forth in Article VIII (other than those requiring an exchange of certificates, or other documents, or the taking of other action, at the Closing) is fulfilled or waived or (ii) at such other time and place as Parent and the Company shall agree in writing.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

    Parent represents and warrants to, and agrees with, the Company as follows:

    Section 4.1. ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. Parent shall use its best efforts to cause Merger Sub to be, as of the Effective Date, a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont. Parent has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted or currently proposed to be conducted. Parent shall use its best efforts to cause Merger Sub to have, as of the Effective Date, the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it will then be conducted or then be proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Parent shall use its best efforts to cause Merger Sub not to have engaged, as of the Effective Date, in any business (other than certain organizational matters and matters relating to this Merger Agreement) since the date of its incorporation. Complete and correct copies as of the date hereof of the Articles of Incorporation and By-laws of Parent have been provided to the Company and complete and correct copies as of the date hereof of the Articles of Incorporation and By-laws of Merger Sub shall have been provided to the Company prior to the Effective Date.

    Section 4.2.  CAPITALIZATION.

    (a) As of the date hereof, the authorized capital stock of Parent consists of 10,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, $1.00 par value ("Parent Preferred Stock"). As of December 31, 1995, there were: (i) 6,971,283 shares of Parent Common Stock validly issued and outstanding (all of which are fully paid and nonassessable), and (ii) no shares of Parent Preferred Stock validly issued and outstanding. As of the date hereof, except for 396,015 shares, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Parent Common Stock issuable in accordance with this Merger Agreement in exchange for Company Common Stock or Company Options at the Effective Date will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. Parent has not issued any securities in violation of any preemptive or similar rights. Except as set forth in this Section 4.2(a), and as of the date hereof, there are no options, warrants, calls, rights or other securities, agreements or commitments of any character obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Parent shall use its best efforts to cause all of the shares of issued outstanding Merger Sub Common Stock to be owned by Parent. Parent shall use its best efforts to cause Merger Sub not to have any plan or intention to issue shares of stock that would result in Parent losing "control" of Merger Sub within the meaning of Section 368(c)(1) of the Code.

    (b) Parent shall use its best efforts to cause, as of the Effective Date, all of the issued and outstanding shares of Merger Sub common stock to be validly issued and outstanding, fully paid and nonassessable. Parent shall use its best efforts to cause, as of the Effective Date, Merger Sub not to have issued any securities in violation of any preemptive or similar rights, and Parent shall use its best efforts to cause Merger Sub not to issue any options, warrants, calls, rights or other securities, agreements or commitments of any character obligating Merger Sub to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

    Section 4.3.  AUTHORITY RELATIVE TO THIS MERGER AGREEMENT.

    (a) Parent has the corporate power to enter into this Merger Agreement and the agreements contemplated hereby and to carry out its obligations hereunder and thereunder. The execution and delivery of this Merger Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent. Parent shall use its best efforts to cause the Board of Directors of Merger Sub to duly authorize, as of the Effective Date, the agreements contemplated hereby and the consummation of the transactions contemplated hereby. This Merger Agreement constitutes a valid and binding obligation of Parent and is enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent are necessary to authorize this Merger Agreement and the transactions contemplated hereby, except for proceedings by Parent to become the sole stockholder of Merger Sub.

    (b) The execution, delivery and performance of this Merger Agreement by Parent and the consummation by Parent of the transactions contemplated hereby do not and will not: (i) conflict with or violate the Articles of Incorporation or By-laws of Parent; (ii) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Parent or by which any of its properties are bound or affected, or (iii) result in any breach or violation of, or constitute a default (with or without notice or lapse of time or both) under, or give to others any rights of termination, cancellation or acceleration of, or result in the creation of any lien or encumbrance on any of the properties or assets of Parent pursuant to, any note, bond, mortgage, indenture or other loan document, contract, agreement, lease, instrument or franchise to which Parent or any of its properties are bound or affected other than: (A) any breaches, violations, conflicts, defaults, terminations, cancellations, accelerations, liens or encumbrances referred to in subparagraphs (ii) and (iii) of this Section 4.3(b) which would not, individually or in the aggregate, have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, and (B) the laws and regulations referred to in subparagraph (d) of this Section 4.3.

    (c) Parent shall use its best efforts to cause the consummation by Merger Sub of the transactions contemplated hereby not to: (i) conflict with or violate the Articles of Incorporation or By-laws of Merger Sub; (ii) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Merger Sub or by which any of its properties are bound or affected, or (iii) result in any breach or violation of, or constitute a default (with or without notice or lapse of time or both) under, or give to others any rights of termination, cancellation or acceleration of, or result in the creation of any lien or encumbrance on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture or other loan document, contract, agreement, lease, instrument or franchise to which Merger Sub or any of its properties are bound or affected other than: (A) any breaches, violations, conflicts, defaults, terminations, cancellations, accelerations, liens or encumbrances referred to in subparagraphs (ii) and (iii) of this Section 4.3(c) which would not, individually or in the aggregate, have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, and (B) the laws and regulations referred to in subparagraph (d) of this Section 4.3.

    (d) Except as referred to herein or, in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the corporation, securities or Blue Sky laws or regulations of the various states, and Applicable Insurance Laws (as defined in Section 5.8) including, without limitation, 8 V.S.A. Sections 3431(a) and 3683, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent, and Parent shall use its best efforts to ensure that consummation by Merger Sub, of the Merger or the other transactions contemplated by this Merger Agreement, other than filings, registrations, authorizations, consents or approvals which if not obtained or made would not, individually or in the aggregate, have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

    Section 4.4.  STATUTORY REPORTS AND FINANCIAL STATEMENTS.

    (a) Parent has made, and will prior to the Effective Date make, available to the Company true, complete and correct copies of its consolidated Annual Statements as filed with the regulatory authorities in Pennsylvania and any other state in which such statements are required to be filed for the three years ended December 31, 1993, December 31, 1994 and December 31, 1995. The consolidated balance sheets of Parent and its subsidiaries included therein as of December 31, 1995, and the related summaries of operations and statement of cash flows for the year then ended, included in the Annual Statements of Parent and its subsidiaries for the year then ended, were prepared in all material respects in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authorities ("Statutory Accounting Principles") consistently applied for the periods covered thereby, were prepared in accordance with the books and records of Parent and its subsidiaries and present fairly in all material respects the consolidated statutory financial position of Parent and its subsidiaries as at the date thereof and the consolidated statutory results of operations of Parent and its subsidiaries and other data contained therein for the period then ended. The consolidated balance sheets of Parent and its subsidiaries included therein in respect of any period ending after December 31, 1995, and the related summaries of operations and statements of cash flows for the periods then ended included in the Quarterly Statements, were prepared in conformity with Statutory Accounting Principles applicable to interim financial statements consistently applied during the periods involved, subject to normal year-end adjustments, and fairly present in all material respects the consolidated statutory financial position of Parent and its subsidiaries at the respective dates and the consolidated results of operations of Parent and its subsidiaries for the periods then ended.

    (b)  Parent has furnished the Company with  true and complete copies of its:
(i) Annual Reports on Form 10-K for the three fiscal years ended December 31, 1992, December 31, 1993 and December 31, 1994, as filed with the Securities and Exchange Commission (the "Commission"); (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, as filed with the Commission; (iii) proxy statements related to all meetings of its shareholders (whether annual or special) since December 31, 1993, and (iv) all other reports or registration statements filed by Parent with the Commission since December 31, 1994, except registration statements on Form S-8, in each case relating to employee benefit plans (the documents described in clauses (i) through (iv) being referred to herein collectively as the "Parent SEC Reports"). As of their respective filing dates, the Parent SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective filing dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Parent SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of Parent as at the dates thereof and the results of its operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

    Section 4.5. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports, since September 30, 1995, there has not been: (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which would, individually or in the aggregate, have a Parent Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability or changes in general economic or market conditions); (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would, individually or in the aggregate, have a Parent Material Adverse Effect, or (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Parent other than regular quarterly dividends.

    Section  4.6  AVAILABILITY OF SUFFICIENT FUNDS.   Parent has or will have at
the Effective Date sufficient funds available to consummate the transactions contemplated hereby.

    Section 4.7. FINANCIAL ADVISOR. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Parent.

    Section  4.8.   PRINCIPAL  OFFICE.   Parent intends  to cause  the principal
office of the Surviving Corporation to remain in Colchester, Vermont.

    Section 4.9. NO LIQUIDATION OF COMPANY. Parent has no plan or intention to liquidate the Company, to merge the Company with or into another corporation, to sell or otherwise dispose of the stock of the Company except for transfers of stock to corporations controlled by Parent or to cause the Company to sell or otherwise dispose of any of its assets or any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Company.

    Section  4.10.   NO  LIABILITIES.   Following the  Merger, the  Company will
continue its historic business or use a significant portion of its historic business assets in a business.

    Section  4.11.  NO OWNERSHIP OF COMPANY STOCK.   Parent does not own nor has
it owned during the past five years, any shares of stock of the Company.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth in the Disclosure Schedule identified as such and dated the date hereof (the "Company Disclosure Schedule"), the Company represents and warrants to Parent as follows:

    Section 5.1. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of such activities make such qualification necessary except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of the Company taken as a whole (a "Company Material Adverse Effect"). Complete and correct copies as of the date hereof of the Articles of Incorporation and By-laws of the Company have been provided to Parent.

    Section 5.2. CAPITALIZATION. The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock, $3.00 par value. There are
(i) 549,095 shares of Company Common Stock validly issued and outstanding (all of which are fully paid and nonassessable), and (ii) 1,000 shares of Company Common Stock reserved for issuance under the 1985 Plan. Except as set forth on
Section 5.2 of the Company Disclosure Schedule, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. There are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company's stockholders may vote that are issued or outstanding. The Company has not issued any securities in violation of any preemptive or similar rights and, except for the Company Options, there are no options, warrants, calls, rights or other securities, agreements or commitments of any character obligating or committing the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option. warrant, call or other such right, agreement or commitment.

    Section 5.3.    SUBSIDIARIES.   he  Company  has no  subsidiaries  or  other
corporations in which it holds more than ten (10%) percent of the issued and outstanding shares of capital stock.

    Section 5.4. AUTHORITY RELATIVE TO THIS MERGER AGREEMENT. The Company has the corporate power to enter into this Merger Agreement and, subject to the requisite approval of this Merger Agreement by the holders of Company Common Stock, to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Merger Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the requisite approval of the holders of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Merger Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate the Articles of Incorporation or By-laws of the Company; (ii) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to the Company or by which any of its properties are bound or affected, or (iii) result in any breach or violation of, or constitute a default (with or without notice or lapse of time or both) under, or give to others any rights of termination, cancellation or acceleration of, or result in the creation of any lien or encumbrance on any of the properties or assets of the Company pursuant to any note, bond, mortgage, indenture or other loan document, contract, agreement, lease instrument or franchise to which the Company or its properties is bound or affected other than: (A) any breaches, violations, defaults, terminations, cancellations, accelerations, liens or encumbrances which would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, and (B) the laws and regulations referred to in the next sentence. Except as referred to herein or, in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, the corporation, securities or Blue Sky laws or regulations of the various states, and Applicable Insurance Laws including, without limitation, 8 V.S.A. Sections 3431(a) and 3683, and other similar requirements in states in which the Company is licensed as an insurance company or agency, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the Merger or the other transactions contemplated hereby, other than filings, registrations, authorizations, consents or approvals which if not obtained or made would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and thereby.

    Section 5.5.  REPORTS AND FINANCIAL STATEMENTS.

    (a) The Company has made, and will prior to the Effective Date make, available to Parent true, complete and correct copies of the Annual Statements of the Company as filed with the insurance regulatory authorities in Vermont and any other state in which such statements are required to be filed for the three years ended December 31, 1993, December 31, 1994 and December 31, 1995. The balance sheets of the Company as of December 31, 1995, and the related summaries of operations and statement of cash flows for the year then ended, included in the Annual Statements of the Company for the year then ended, were prepared in all material respects in conformity with Statutory Accounting Principles consistently applied for the period covered thereby, were prepared in accordance with the books and records of the Company, as the case may be, and present fairly in all material respects the statutory financial position of the Company, as the case may be, as at the date thereof and the statutory results of operations of the Company, as the case may be, and other data contained therein for the period then ended. The balance sheets of the Company in respect of any period ending after December 31, 1995, and the related summaries of operations and statements of cash flows for the periods then ended included in the Quarterly Statements, were prepared in conformity with Statutory Accounting Principles applicable to interim financial statements consistently applied during the periods involved, subject to normal year-end adjustments, and fairly present in all material respects their respective statutory financial positions at the respective dates and the results of the Company's respective operations for the periods then ended.

    (b) The Company has previously furnished Parent with true and complete copies of its (i) Annual Reports on Form 10-KSB for the three fiscal years ended December 31, 1992, December 31, 1993 and December 31, 1994, as filed with the Commission; (ii) Quarterly Reports an Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, as filed with the Commission;
(iii) proxy statements related to all meetings of its stockholders (whether annual or special) since December 31, 1993, and (iv) all other reports or registration statements filed by the Company with the Commission since December 31, 1994, except registration statements on Form S-8, which are all the documents (other than preliminary material) that the Company was required to file with the Commission since that date (the documents described in clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto and the financial statements included in the Company SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis

(except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of their operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

    Section 5.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports or as contemplated by this Merger Agreement, since September 30, 1995, there has not been: (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or likely to have, or which, with or without notice or lapse of time or both, would have, a Company Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability or changes in general economic or market conditions); (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Company Material Adverse Effect; (iii) any entry into any commitment or transaction material to the Company taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice, or (iv) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company. Since September 30, 1995, the Company has not made any change in its underwriting, reserves, or claims adjustment practices which, individually or in the aggregate, would have a Company Material Adverse Effect. The Company is not aware of any fact or facts which, with or without notice or lapse of time or both, would, individually or in the aggregate, result in a Company Material Adverse Effect.

    Section  5.7.    LITIGATION.    There  are  no  claims,  suits,  actions  or
proceedings pending or, to the knowledge of the Company threatened, against or affecting the Company, which, individually or in the aggregate could have a Company Material Adverse Effect.

    Section 5.8. LOSS RESERVES; STATUTORY CAPITAL. The reserves of the Company including, but not limited to, the reserves for incurred losses, incurred loss adjustment expenses, incurred but not reported losses and loss adjustment expenses for incurred but not reported losses (the "Loss Reserves") as set forth in the audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports were determined in good faith by the Company in accordance with generally accepted accounting principles and were believed by the Company to be reasonable when made. The Loss Reserves attributable to the Company's insurance business, including without limitation reserve and other liability amounts in respect of insurance policies, whether direct or assumed by reinsurance, established or reflected in the respective statutory annual statements for the three years ended December 31, 1994, of the Company were determined in accordance with generally accepted actuarial standards consistently applied and are in compliance, in all material respects, with the requirements of the insurance laws, rules and regulations of Vermont as well as those of any other applicable jurisdictions (collectively, "Applicable Insurance Laws"). To the Company's knowledge, the Loss Reserves were adequate to cover the total amount of all matured and unmatured liabilities and obligations of the Company under all their respective outstanding insurance policies, funding agreements and annuity, guaranteed interest, reinsurance, coinsurance and other similar contracts at September 30, 1995. The Company owns assets that qualify as admitted assets under Applicable Insurance Laws in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by the insurance laws, rules and regulations of Vermont or, to the extent material to the Company, any other jurisdiction.

    Section 5.9. REINSURANCE. None of the reinsurance treaties and contracts applicable to the Company (individually, a "Reinsurance Agreement" and collectively, the "Reinsurance Agreements") will terminate because of a change in control of the Company. No other party to any Reinsurance

Agreement has given notice to the Company that it intends to terminate or cancel any such Reinsurance Agreement as a result of the Merger or the contemplated operations of the Company after the Merger is consummated, which termination or change could have a Company Material Adverse Effect.

    Section 5.10. COMPLIANCE WITH APPLICABLE LAWS. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any legislative, executive, judicial, federal, state or local governmental or regulatory agency or authority in the United States or any other jurisdiction ("Governmental Entities"), except where such violation would not have a Company Material Adverse Effect. Other than routine periodic reviews, no investigation or review by any Governmental Entity with respect to the Company is pending, nor has any Governmental Entity indicated to the Company an intention to conduct the same.

    Section 5.11. LIABILITIES. The Company does not have any material indebtedness or liability, absolute, accrued, contingent or otherwise, whether due or to become due (and there is no basis for any such liability), which is not shown or provided for in the audited financial statements included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994 (the "1994 Financial Statements") other than liabilities incurred or accrued in the ordinary course of business and consistent with past practice since December 31, 1994.

    Section 5.12.  WRITTEN INSURANCE POLICIES; REGULATORY FILINGS.

    (a) All policies and contracts of insurance and reinsurance entered into or issued, as the case may be, by the Company or which are being entered into or issued by the Company as of the date hereof, are in compliance, and at the respective dates of issuance were in compliance, with all applicable laws and, to the extent required under applicable law, are on forms approved by the appropriate Governmental Entities in the jurisdictions where issued or have been filed with and not objected to by such Governmental Entity within the period provided for objection. Any premium rates with respect to insurance or reinsurance policies or contracts currently issued by the Company which are required to be filed with or approved by any Governmental Entity have been so filed or approved in accordance with applicable law, and the premiums charged thereon conform thereto. The Company shall not be deemed to have breached all or any portion of this Section 5.12 unless such breach or breaches, individually, or in the aggregate, would result in a Company Material Adverse Effect.

    (b) Each Reinsurance Agreement to which the Company is a party is valid and binding on the Company and, to the knowledge of the Company, in full force and effect in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which the enforcement of any proceeding therefor may be brought. To the knowledge of the Company, it is not in default in any material respect with respect to any such Reinsurance Agreement, and no such Reinsurance Agreement contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Merger Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions.

    Section 5.13. AGENTS. As of the date hereof, the Company is unaware of any Agent which is not duly licensed (to the extent that such licenses are required) in the jurisdictions in which the Agent places or sells insurance on behalf of the Company and each Agent is duly authorized and appointed by the Company pursuant to Applicable Insurance Laws. To the best knowledge of the Company, all written contracts or agreements between any Agent, on one hand, and the Company, on the other hand, are in compliance with Applicable Insurance Laws. The Company shall not be deemed to have breached all or any portion of this Section 5.13 unless such breach or breaches, individually or in the aggregate, would result in a Company Material Adverse Effect.

    Section 5.14.  TAXES.

    (a) The Company has timely filed all tax returns required to be filed by it and has paid, or has set up an adequate reserve for the payment of, all taxes attributable to all periods ending on or before the date hereof, other than nonpayments which would not have a Company Material Adverse Effect. The information shown on such tax returns is true, accurate and complete, and the Company is not aware of any basis upon which any assessment for any additional taxes could be made, other than assessments that would not have a Company Material Adverse Effect. All positions taken in such tax returns that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 have been disclosed therein or the Company has substantial authority for taking such positions. No deficiencies for any taxes have been proposed, asserted or assessed against the Company that have not been finally settled or paid in full. Neither the Company nor any of its present or former subsidiaries (A) has been a member of an "affiliated group" filing a consolidated federal income tax return or (B) has any liability for the taxes of any person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. For the purposes of this Merger Agreement, the term "tax" shall include all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), estimated taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, capital stock or franchise taxes, gross receipts taxes, taxes imposed on premiums paid, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which a corporation may be required to pay, withhold or collect.

    (b) There are no waivers or extensions of any applicable statute of limitations for the assessment or collection of such taxes with respect to the Companys returns, which waivers or extensions are currently in effect. The Company has not received notice of any actions, suits, proceedings, investigations, audits, claims or assessments in connection with any taxes that are presently pending.

    (c) The Company has not received a Tax Ruling or entered into a Tax Closing Agreement with any taxing authority that would have a continuing material effect after the Effective Date. For purposes of the preceding sentence, the term "Tax Ruling" shall mean a written ruling of a taxing authority relating to taxes, and the term "Tax Closing Agreement" shall mean a written agreement with a taxing authority relating to taxes.

    (d) The Company is not required to make any adjustment pursuant to Section 481 of the Code by reason of a change in accounting method or otherwise.

    (e) There are no liens, pledges, security interests or mortgages for taxes (other than for taxes not yet due and payable) upon the assets of the Company.

    (f) The Company is not a party to any agreement providing for the allocation or sharing of taxes with any entity.

    (g) The Company has not entered into any compensatory agreements with respect to the performance of services for which payment thereunder would result in a nondeductible expense to Company pursuant to Section 280G of the Code.

    Section 5.15. CERTAIN AGREEMENTS. The Company is not a party to any material oral or written: (i) agreement, contract, indenture or other instrument relating to indebtedness, or (ii) agreement which, after giving effect to the transactions contemplated by this Merger Agreement, purports to restrict or bind Parent or any of its subsidiaries, other than the Surviving Corporation, in any respect. The Company is not in default (or in default with notice or lapse of time, or both) under any indenture, note, credit agreement, loan document, lease, license or other agreement including, but not limited to, any Company Benefit Plan (as defined in Section 5.21), whether or not such default has been waived, which default has or would have, if not waived, a Company Material Adverse Effect.

    Section 5.16. PREMIUM BALANCES RECEIVABLE. The premium balances receivable of the Company as reflected in its September 30, 1995 Quarterly Financial Statements, to the extent uncollected on the date hereof, and the premium balances receivable reflected on the books of the Company as of the date hereof, are, to the Companys knowledge, valid and existing and represent monies due, and the Company has made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no material refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any material amount thereof.

    Section 5.17. INVESTMENT PORTFOLIO AND OTHER ASSETS. The Company owns an investment portfolio acquired in the ordinary course of business, and a true and complete list of the securities and other investments in such investment portfolio, as of December 31, 1995, is listed in Section 5.17 of the Company Disclosure Schedule. As of the date hereof, to the Company's knowledge: (i) none of the investments included in such investment portfolio is in default in the payment of principal or interest or dividends or impaired to any extent, and
(ii) all investments included in such investment portfolio comply with all insurance laws and regulations of each of the states to which the Company is subject relating thereto.

    Section 5.18. INTELLECTUAL PROPERTY. All Intellectual Property, as defined below, listed is owned by the Company free and clear of all liens, claims, licenses or other encumbrances and is not known by the Company to be the subject of any challenge. There are no unresolved claims made and there has not been communicated to the Company the threat of any claim that the holder of such Intellectual Property is in violation or infringement of any trademark, service mark, patent, trade name, copyright, trade secret or copyright registration of any other person. The Company is the owner of the patents, patent licenses, trade names, trademarks, service marks, trade secrets, pending trademark applications, pending copyright applications, copyrights, know-how and other proprietary rights necessary for the conduct of its business as now conducted, and without any known conflict with the rights of others. For purposes of this Merger Agreement, "Intellectual Property" shall mean all letters patent, patent applications, trademarks, service marks, trade names, copyrights, pending trademark applications, pending copyright applications and licenses and rights with respect to the foregoing that the Company owns or possesses.

    Section 5.19. LICENSES. The Company has obtained all licenses, certificates of authority, permits, authorizations, orders and approvals of, and have made all registrations or filings with, all Governmental Entities as required in connection with the conduct of the businesses of the Company other than licenses, certificates, permits, authorizations, orders, approvals, registrations or filings which if not obtained or made would not have a Company Material Adverse Effect (collectively, the "Licenses"). Section 5.19 of the Company Disclosure Schedule sets forth a true and complete list of the Companys Licenses (including the jurisdictions in which the Company possesses Licenses or other approvals to conduct its insurance businesses) together with a description of the nature thereof. The Company is not transacting any insurance business in any jurisdiction in which it is not authorized or permitted to transact such business. All Licenses are valid and in full force and effect. No such License is the subject of a proceeding for suspension or revocation or similar proceedings, and to the Company's knowledge no such proceeding is threatened.

    Section 5.20.  INTERCOMPANY AND AFFILIATE TRANSACTIONS; INSIDER INTERESTS.

    (a) Except as otherwise disclosed in the Company SEC Reports, Section 5.20 of the Company Disclosure Schedule lists all intercompany agreements or arrangements of any kind between or among the Company on the one hand, and the Company's officers, directors or stockholders owning more than 5% of Company Common Stock, on the other hand.

    (b) Except as otherwise disclosed in the Company SEC Reports, to the knowledge of the Company, none of the Companys officers or directors has any direct or indirect interest, either by way of stock ownership or otherwise, in any firm, corporation, association or business enterprise, which competes with the Company, is a supplier, client, customer, agent or broker of the Company, or is otherwise engaged in the business engaged in by the Company. Ownership of capital stock listed on a national securities exchange or traded in the over-the-counter market of any corporation shall not be deemed a violation of this Section, provided the owner thereof and his affiliates do not own more than an aggregate of ten percent of the capital stock of such corporation.

    Section 5.21. EMPLOYEE BENEFIT PLANS. Section 5.21 of the Company Disclosure Schedule lists all employee benefit or compensation plans, agreements or arrangements, of any kind whatsoever, including "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), and including, but not limited to, plans, agreements or arrangements relating to former employees, maintained, contributed to, or sponsored by the Company (together, the "Company Benefit Plans"). Except to the extent that a breach of the following representations would not, in the aggregate, have a Company Material Adverse Effect: (a) the consummation of the Merger does not trigger any payment obligations (contingent or otherwise) by, or increase any liabilities of, the Company under any Company Benefit Plan; (b) no default exists with respect to the obligations of the Company under any Company Benefit Plan; (c) there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under any Company Benefit Plan, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any Company Benefit Plan, by the Company or any other party thereto, and
(d) there have been no strikes, lockouts or work stoppages, slowdowns, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of the Company. All Company Benefit Plans have been administered in accordance, and are in compliance, with all applicable provisions of ERISA, the Code and other applicable law.

    Section 5.22. ERISA. Each of the Company Benefit Plans which is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to be "qualified" within the meaning of such section of the Code, and the Company knows of no fact which would have an adverse effect on the qualified status of such plans. There are not now, nor have there been, any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Company Benefit Plans which could subject the Company, Parent or the Surviving Corporation to any liability under Title I of ERISA or to any penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. The Company has never maintained, sponsored, or contributed to any plan subject to Title IV of ERISA, and the Company, has not otherwise incurred any liability under Title IV of ERISA.

    Section 5.23. OFFICERS, DIRECTORS AND EMPLOYEES. Except as otherwise disclosed in the Company SEC Reports, Section 5.23 of the Company Disclosure Schedule sets forth the names of and total cash compensation paid by the Company to (a) the Companys officers and directors, and (b) each other employee whose salary for the fiscal year ended December 31, 1995, equaled or exceeded $50,000 or who received or has accrued in respect of such period a cash bonus equal to or in excess of $10,000 or who will receive a salary for the fiscal year ended December 31, 1995 equal to or in excess of $50,000.

    Section 5.24. COMPANY ACTION. The Board of Directors of the Company (at a meeting duly called and held at which a quorum was present) has by the requisite vote of all directors present (i) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (ii) approved the merger in accordance with the provisions of Section 11.03 of the VBCA, and (iii) recommended the approval of this Merger Agreement and the Merger by the stockholders of the Company and directed that the Merger be submitted for consideration by its stockholders.

    Section 5.25. PENDING CLAIMS. Section 5.25 of the Company Disclosure Schedule lists all pending claims arising from insurance or reinsurance policies issued by the Company for which, as of the date hereof, amounts reserved by the Company exceed $50,000.

    Section 5.26. INSURANCE FOR THE BENEFIT OF THE COMPANY. The Company has, and will make provision through the Effective Date for, usual insurance coverage on its property and assets customary for businesses similar to the Company and consistent with past practice.

    Section 5.27. TITLE TO ASSETS; LIENS. The Company has good and marketable title to all of its respective premium balances receivable, property, equipment and other assets, and such assets are free and clear of any mortgages, liens, charges, encumbrances or title defects which would materially interfere with the conduct of the business of the Company. To the knowledge of the Company, after due inquiry, the Company has valid and enforceable leases for the premises and the equipment, furniture and fixtures purported to be leased by it.

    Section 5.28. ABILITY TO CONDUCT BUSINESS. The Company is unaware of any fact, other than circumstances, matters or events attributable, directly or indirectly, to Parent which, with or without the passage of time, would prevent Parent from conducting the business of the Company substantially as it is currently being conducted, except as otherwise contemplated hereby and except with respect to regulatory notices, filings and applications that Parent is required to make in connection with the consummation of the transactions contemplated hereby and with such other exceptions as would not, individually or in the aggregate, have a Company Material Adverse Effect.

    Section 5.29. FINANCIAL ADVISOR. Except for Advest, Inc. ("Advest"), no broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company, and the fees and commissions payable to Advest as contemplated by this Section will be payable by the Company.

    Section 5.30. FAIRNESS OPINION. The Company has received the opinion of Advest, financial advisor to the Company, dated the date hereof, to the effect that the Exchange consideration is fair to the holders of Company Common Stock from a financial point of view. The Company will deliver a copy of the written opinion of Advest to Parent promptly after receipt thereof.

    Section 5.31. DISCLOSURE. The representations and warranties of the Company in this Merger Agreement, modified by the Disclosure Schedule, to the Company's knowledge, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not misleading.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

    Section 6.1.  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER.   Prior
to the Effective Date, unless Parent shall otherwise agree in writing:

        (a) The Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use its reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. The Company shall: (A) maintain insurance coverage on its own property and assets and its books, accounts and records in the usual manner consistent with prior practices; (B) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company; (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which any of them is bound.

        (b)  Except as required by this Merger Agreement, the Company shall not:
    (A) amend its Articles of Incorporation or By-laws; (B) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property or extend any credit to any officer, director or stockholder; or
    (C) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Company Common Stock.

        (c) Except as required by this  Merger Agreement, the Company shall  not
    (A) issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any indebtedness or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than issuances of Company Common Stock pursuant to the exercise of Company Options outstanding on the date hereof; (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets involving expenditures or proceeds in an amount, individually or in the aggregate, greater than $50,000; (C) assume, incur or guarantee additional indebtedness; (D) enter into any contract or commitment of any kind material, individually or in the aggregate, to the Company other than in the ordinary course of business and consistent with past practice, or permit or suffer to be canceled any contract material, individually or in the aggregate, to the Company; (E) encumber or grant a security interest in any material asset; (F) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; (G) decrease any cash reserve or any bulk reserve other than in the ordinary course of business; (H) make any change in the underwriting, reserves or claims adjustment practices which would have a Company Material Adverse Effect; or (I) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

        (d) The Company shall not, except as required to comply with applicable law and except as provided in Section 3.6 hereof or elsewhere in this Merger
    Agreement: (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee; (B) increase in any manner the compensation or fringe benefits of any officer or employee; (C) pay any benefit not provided under any existing plan or arrangement heretofore disclosed to Parent; (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder); (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan other than in the ordinary course of business consistent with past practice or as required thereunder, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing.

        (e) The Company shall not take any action with respect to accounting policies or procedures other than reasonable and usual actions in the ordinary course and consistent with past practice.

    Section 6.2. NO SOLICITATION. The Company shall not, directly or indirectly, (i) take (nor shall the Company authorize or permit officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates to take) any action to encourage, solicit or initiate the submission of any Acquisition Proposal (as defined in this Section 6.2), or (ii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, neither the provisions contained in this Section 6.2 or elsewhere in this Merger Agreement shall prohibit the Board of Directors of the Company from: (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide written proposal to acquire the Company pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if the Board of Directors of the Company determines in good faith, based as to legal matters on the written advice of counsel, that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law (the "Company Board Fiduciary Duties"), and (ii) complying with Rule 14e-2 of the Exchange Act with regard to any Acquisition Proposal, if applicable. "Acquisition Proposal" shall mean any proposed: (A) merger, consolidation or similar transaction involving the Company; (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company representing 50% or more of the assets of the Company; (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 50% or more of the voting power of the Company, or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership, of 50% or more of the outstanding Company Common Stock. In the event the Company shall determine to provide any information to or negotiate with a person or entity or receives any offer from such person or entity in connection with an Acquisition Proposal, Company shall immediately (i) provide Parent a copy of all information provided to the person or entity (ii) inform Parent that information is to be provided, that negotiations are to take place or that an offer has been received, as the case may be, and (iii) furnish to Parent the identity of the New Party and, if an offer has been received, a description of the material terms thereof.

    Section 6.3. NOTICE OF BREACH. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which could cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Merger Agreement or which could cause a Company Material Adverse Effect or a Parent Material Adverse Effect, and will use its best efforts to prevent or promptly remedy the same. No disclosure to, or investigation made by or on behalf of, any party hereto on or before the Effective Date shall affect or limit the representations, warranties and covenants of any party under this Merger Agreement.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    Section 7.1. ACCESS AND INFORMATION. The Company shall afford to Parent and to Parents accountants, counsel and other representatives, reasonable access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, the Company shall furnish promptly to Parent all information concerning its business (including any applications or notifications made to or by any Governmental Entity), properties and personnel as Parent may reasonably request. In addition, the Company shall promptly deliver to Parent all regulatory reports that are filed with respect to the Company and any correspondence between the Company on the one hand and any state insurance regulatory agency on the other hand. Parent shall conduct itself at all times in such a manner so as not to be disruptive of the ordinary business activities of the Company. Parent shall hold, and shall cause its respective employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement dated October 17, 1995 between Parent and the Company. Parent shall afford to the Company and to its accountants, counsel and other representatives the same access it would grant to a significant institutional investor provided Parent were acting reasonably. The Company shall hold, and shall cause its respective employees and agents to hold, in confidence all information obtained pursuant to such access.

    Section 7.2.  REGISTRATION STATEMENT/PROXY STATEMENT.

    (a) As promptly as practicable after the execution of this Merger Agreement, and following preparation of the Company's and the Parent's audited financial statements for the year ended December 31, 1995, the Company and Parent shall prepare and file with the Commission preliminary proxy materials which shall constitute the preliminary Proxy Statement (as defined in Section 7.7) and a preliminary prospectus with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the Commission with respect to the preliminary proxy materials and after the furnishing by the Company and Parent of all information required to be contained therein, the Company shall file with the Commission the definitive Proxy Statement and Parent shall file with the Commission the Registration Statement (as defined in Section 7.7) and Parent and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

    (b) Parent and the Company shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable Blue Sky or similar securities laws, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

    Section  7.3.   STOCK EXCHANGE  LISTING.   Parent shall  list on  the Nasdaq
National Market, upon official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger.

    Section 7.4. CONSENTS, APPROVALS AND FILINGS. Parent and the Company shall make, and cause their subsidiaries and affiliates to make, all necessary filings with respect to the Merger and the other transactions contemplated hereby including, without limitation, those required under the HSR Act, the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable Blue Sky or similar securities laws and under Applicable Insurance Laws, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto to (i) comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated hereby, and (ii) obtain promptly all necessary permits, orders and other consents of Governmental Entities and consents of third parties necessary for the consummation of the Merger and the other transactions contemplated hereby.

    Section 7.5. HSR ACT. The Company and Parent shall use, and shall cause their "ultimate parent entities" (if applicable) to use, their best efforts, if required, to file by April 15, 1996 notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters.

    Section 7.6.  ADDITIONAL AGREEMENTS.

    (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Merger Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act and with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the appropriate vote of stockholders of the Company.

    (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Merger Agreement, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

    (c) Following the Effective Date, Parent shall conduct its business, and shall cause the Surviving Corporation to conduct its business, in a manner which would not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code. Parent will provide the Company with certain factualy representations of Parent, and Parent will use its best efforts to cause Merger Sub to provide the Company with certain factual representations of Merger Sub, reasonably requested by the Company as necessary to confirm that Parent and Merger Sub will not take any action on or after the Effective Date that would jeopardize the tax free nature of the transaction. Company will provide Parent and Merger Sub with certain factual representations of Company reasonably requested by parent as necessary to confirm that Company will not take any action on or after the Effective Date that would jeopardize the tax free nature of the transaction.

    Section 7.7. INFORMATION IN DISCLOSURE DOCUMENTS, REGISTRATION STATEMENTS, ETC. Parent and the Company agree that none of the information supplied by it for inclusion in: (i) the Registration Statement to be filed with the Commission by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement"), and (ii) the prospectus/proxy statement of the Company and Parent (the "Proxy Statement") required to be mailed to the stockholders of the Company in connection with the Merger will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Parent agrees that the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. The Company agrees that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    Section 7.8. INDEMNIFICATION. From and after the Effective Date, Parent shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless each present and former director and officer of the Company (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities, including those arising out of the transactions contemplated by this Merger Agreement (excluding criminal liabilities), based in whole or in part on any action or omission, except any action or omission which was grossly negligent, reckless, wanton or intentional, occurring prior to the Effective Date in connection with such person's assigned responsibilities in serving as an officer or director of the Company ("Claims"). In the event of any such loss, expense, claim, damage or liability (whether arising before or after the Effective Date):
(i) Parent shall pay the reasonable fees and expenses of the Indemnified Party's counsel,provided such counsel is reasonably acceptable to Parent, promptly after statements therefor are received, (ii) Parent and the Indemnified Parties will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an Indemnified Party is entitled to indemnification shall be made to the fullest extent permitted under the VBCA consistent with the standards set forth in the first sentence of this Section, by independent legal counsel acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). Parent agrees that all rights to indemnification existing in favor of the directors, officers or employees of the Company as provided in the Company's Articles of Incorporation or Bylaws, as in effect as of the date hereof, with respect to matters occurring through the Effective Date, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Date.

    Section 7.9. EMPLOYEE BENEFITS. With respect to benefit plans available to employees of the Company, for at least one year from and after the Effective Date, Parent shall cause the Surviving Corporation to either: (i) maintain all employee benefits of the Company, as the case may be, including, without limitation, benefits under employee benefit plans, policies and arrangements, existing on the Effective Date, or (ii) provide benefits to employees and former employees, as applicable, of the Surviving Corporation that are, taken as a whole, substantially equivalent to or better than the benefits offered to such persons by the Company, as the case may be, immediately prior to the Effective Date; provided, however, that neither Parent nor the Surviving Corporation shall be required to adopt or maintain any plan or arrangement providing for the sale of the Parent Common Stock or Company Common Stock.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

    Section 8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

        (a) This Merger Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

        (b) The Parent Common Stock issuable in the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

        (c) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

        (d) Merger Sub shall have been incorporated in the State of Vermont as a wholly-owned subsidiary of Parent and as an insurance holding company, if required under Vermont law.

        (e) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all approvals necessary for the consummation of the transactions contemplated by this Merger Agreement including, without limitation, any approval required by the Vermont Department of Banking, Insurance and Securities and any other state regulatory authority, shall have been obtained from the insurance commissioners, directors or superintendents, as the case may be, of the applicable state insurance departments, and any such approvals shall be in full force and effect.

        (f) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity shall be in effect, which (i) prevents or materially delays the consummation of the merger, (ii) would impose any material limitation on the ability of Parent to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of the Company or (ii) makes such consummation illegal.

    Section 8.2. CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions, unless waived by the Company:

        (a) Parent shall have performed in all material respects its agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date, and except as contemplated or permitted by this Merger Agreement, the representations and warranties of Parent contained in this Merger Agreement that are subject to a Parent Material Adverse Effect qualifier shall be true and correct when made and on and as of the Effective Date as if made on and as of such date, and the representations and warranties of Parent contained in this Merger Agreement that are not subject to such a qualifier shall be true and correct (except where the failure to be true and correct, alone or taken together with other failures to be true and correct, would not have a Parent Material Adverse Effect) when made and on and as of the Effective Date as if made on and as of such date.

        (b) The Company shall have received an opinion from Gravel and Shea, Burlington, Vermont, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of Parent and the Company.

        (c) The Company shall have received an opinion from Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania, substantially to the effect set forth in EXHIBIT 8.2(C) hereto.

        (d) The Company shall have received a certificate, dated the Effective Date, signed by the President or Chief Executive Officer of Parent and Merger Sub, certifying that the conditions specified in Section 8.2(a) have been fulfilled.

        (e) From the date hereof to the Effective Date, there shall not have occurred any material adverse change (other than one resulting from or relating to this Merger Agreement or the transactions contemplated hereby) in the business, properties, assets, conditions (financial or otherwise), executive management, liabilities or operations of Parent and its subsidiaries, taken as a whole.

    Section 8.3. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions, unless waived by Parent:

        (a) The Company shall have performed in all material respects its agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date, and except as contemplated or permitted by this Merger Agreement, the representations and warranties of the Company contained in this Merger Agreement that are subject to a Company Material Adverse Effect qualifier shall be true and correct when made and on and as of the Effective Date as if made on and as of such date, and the representations and warranties of the Company contained in this Merger Agreement that are not subject to such a qualifier shall be true and correct (except where the failure to be true and correct, alone or taken together with other failures to be true and correct, would not have a Company Material Adverse Effect) when made and on and as of the Effective Date as if made on and as of such date, except: (i) in the case of Section 5.2, for any failure to be true and correct resulting from the exercise of Company Options; (ii) in the case of Section 5.20(a), for any failure to be true and correct resulting from a change following the date hereof in the persons owning more than 5% of Company Common Stock, and (iii) for the representations and warranties set forth in 5.5, 5.13(a), 5.17 and 5.25 which were true in all material respects at such time as stated therein.

        (b) Parent shall have received the resignations of every officer and director of the Company from their officer and director positions (except John W. Mahoney, who will continue to serve as President and a director of the Surviving Corporation and David Lesperance, who will continue to serve as Treasurer of the Surviving Corporation).

        (c) Parent and Merger Sub shall have obtained, or obtained the transfer of, any licenses and other regulatory approvals necessary to allow the Surviving Corporation to operate the Company's business, unless the failure to obtain such transfer or approval would not have a material adverse effect on the Surviving Corporation.

        (d) Parent shall have received an opinion from Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of Parent and the Company.

        (e) Parent shall have received an opinion from Gravel and Shea, Burlington, Vermont, substantially to the effect set forth in EXHIBIT 8.3(E) hereto.

        (f) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement and Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Date.

        (g) Parent and Merger Sub shall have received a certificate, dated the Effective Date, signed by the President or Chief Executive Office of the Company, certifying that the conditions specified in Section 8.3(a) have been fulfilled.

        (h) From the date hereof to the Effective Date, there shall not have occurred any material adverse change (other than one resulting from or relating to this Merger Agreement or the transactions contemplated hereby) in the business, properties, assets, condition (financial or otherwise), liabilities or operations of the Company taken as a whole.

        (i) Parent shall have received a letter from Coopers and Lybrand, L.L.P., the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    Section 9.1. TERMINATION. This Merger Agreement may be terminated at any time prior to the Effective Date:

        (a) By mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.

        (b) By either Parent or the Company if the Merger shall not have been consummated on or before July 31, 1996 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Merger Agreement or responsible for the failure of the Merger to occur on or before such date).

        (c) By the Company if any of the conditions specified in Sections 8.1 and 8.2 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction.

        (d) By Parent if any of the conditions specified in Sections 8.1 and 8.3 have not been met or waived by Parent at such time as such condition is no longer capable of satisfaction.

        (e) By Parent if the net worth (notwithstanding unrealized gains or losses in connection with the Company's bond portfolio or expenses associated with the Merger) of the Company is less than $8,650,000, based on general accepted accounting principles consistently applied, as determined by the Company's regularly utilized independent certified public accounting firm as of the last business day of the last month prior to the Effective Date, unless such date is within fifteen (15) calendar days of the Effective Date, in which case such determination shall be made as of the last day of the second to last month prior to the Effective Date.

        (f) By either Parent or the Company if the other party shall have breached this Merger Agreement in any material respect and such breach either continues for a period of ten days after the receipt of notice of the breach from the non-breaching party or is not susceptible to cure.

        (g) By either the Company or Parent, if: (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation to the Company's stockholders of this Merger Agreement or the Merger or shall have approved or recommended to the Companys stockholders that they accept the terms of any Acquisition Proposal or shall have resolved to take any of the foregoing actions; provided, however, that reasonable delay required to comply with the Company Board Fiduciary Duties shall not be deemed to be a withdrawal or a modification adverse to Parent, or (ii) a Third Party Acquisition shall have occurred. "Third Party Acquisition" means the occurrence of any of the following events: (w) the acquisition of the Company by merger, tender offer or otherwise by any person other than Parent, Merger Sub or any affiliate thereof (a "Third Party"); (x) the acquisition by a Third Party of 50% or more of the total assets of the Company taken as a whole; or (y) the acquisition by a Third Party of beneficial ownership, or the right to acquire beneficial ownership, of 50% or more of the outstanding Company Common Stock or other voting power of the Company.

    Section 9.2. EFFECT OF TERMINATION. In the event of termination of this Merger Agreement by either Parent or the Company, as provided above, this Merger Agreement shall forthwith become void and (except for the willful breach of this Merger Agreement by any party hereto) there shall be no liability on the part of the Company, Parent or Merger Sub or their respective officers or directors; provided that Section 4.7, Section 5.29, the antepenultimate and last sentences of Section 7.1 and Section 10.3 shall survive the termination of this Merger Agreement.

    Section 9.3. AMENDMENT. This Merger Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the stockholders of the Company, but, after such approval, no amendment shall be made which changes the ratios at which Company Common Stock is to be converted into Parent Common Stock as provided in Section 3.1, which changes the Per Share Cash Consideration as provided in Section 3.2, or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.4. WAIVER. At any time prior to the Effective Date, the parties hereto may: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein provided, however, that no such waiver shall materially adversely affect the rights of the Company's and Parent's stockholders. Any agreement on the part of a party hereto to any such extension, or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                               GENERAL PROVISIONS

    Section   10.1.      NON-SURVIVAL   OF   REPRESENTATIONS,   WARRANTIES   AND
AGREEMENTS.   No  representations,  warranties  or  agreements  in  this  Merger
Agreement shall survive the Merger, except for the agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 7.6, 7.8, 7.9, 10.1, 10.3 and 10.7.

    Section 10.2. NOTICES. All notices or other communications under this Merger Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or upon transmission thereof if by facsimile, addressed as follows:

    If to the Company:  Health Insurance of Vermont, Inc.
                        One Roosevelt Highway
                        Colchester, VT 05446
                        Attention: President
                        Facsimile No.: (802) 655-1570

    and to:           Robert S.W. Leong
                        Chairman of the Board of Directors of
                        Health Insurance of Vermont, Inc.
                        6200 Sandpoint Way, N.E. #305
                        Seattle WA 98115
                        Facsimile No.: (206) 525-6369

    With a copy to:   Peter S. Erly, Esq.
                        Gravel and Shea
                        76 St. Paul Street, 7th Floor
                        P.O. Box 369
                        Burlington, VT 05402-0369
                        Facsimile No.: (802) 658-1456

    If to Parent or Merger
    Sub:              Penn Treaty American Corporation
                        3440 Lehigh Street
                        Allentown, PA 18103
                        Attention: President
                        Facsimile No.: (610) 967-4616

    With a copy to:   Justin P. Klein, Esq.
                        Ballard Spahr Andrews & Ingersoll
                        1735 Market Street, 51st Floor
                        Philadelphia, PA 19103
                        Facsimile No.: (215) 864-8999

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 10.2.

    Section 10.3.  FEES AND EXPENSES.

    (a) Except as provided below in this Section 10.3, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Notwithstanding the provisions of the preceding sentence, in any action, suit or other proceeding under or to enforce any provision of this Merger Agreement, the prevailing party shall be entitled to recover its reasonable attorneys fees and other out-of-pocket expenses from the losing party.

    (b)  (i)   If  this Merger  Agreement  is terminated  by Parent  pursuant to
Section 9.1(d), (e) or (f) hereof as a result of any willful breach by the Company of any of the representations, warranties, covenants or agreements of the Company contained in this Merger Agreement, the Company shall pay, or cause to be paid to Parent within five (5) business days of a demand therefor, all actual out-of-pocket costs, expenses and fees (including, without limitation, fees payable to all investment banking firms and other institutions, and their respective agents, and including attorneys fees and expenses and other professional or service fees and expenses) incurred or to be incurred by Parent or Merger Sub in connection with this Merger Agreement and the transactions contemplated hereby.

    (ii)  If  this Merger  Agreement is  terminated by  the Company  pursuant to
Section 9.1(c) or (f) hereof as a result of any willful breach by Parent or Merger Sub of any of the representations, warranties, covenants or agreements of Parent or Merger Sub contained in this Merger Agreement, Parent shall pay, or cause to be paid, in same day funds to the Company upon demand, all actual out-of-pocket costs, expenses and fees (including, without limitation, fees payable to all investment banking firms and other institutions, and their respective agents, and including attorneys fees and expenses and other professional or service fees and expenses) incurred or to be incurred by the Company in connection with this Merger Agreement and the transactions contemplated hereby.

    Section 10.4. PUBLICITY. So long as this Merger Agreement is in effect, Parent and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Merger Agreement, and none of them shall issue any such press release or make any such public statement prior to such consultation, except as may be required bylaw or by obligations pursuant to any listing agreement with any national securities exchange. The commencement of litigation relating to this Merger Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this Section 10.4.

    Section 10.5. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    Section  10.6.    INTERPRETATION.   The  headings contained  in  this merger
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

    Section 10.7. MISCELLANEOUS. This Merger Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than as provided in the Confidentiality Agreement between the Company and Parent dated October 17, 1995, as the same may be amended); (b) except as provided in Section 7.10, is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except that Merger Sub shall have the right to assign to Parent any and all rights and obligations of Merger Sub under this Merger Agreement, and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Vermont (without giving effect to the provisions thereof relating to conflicts of law). This Merger Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Merger Agreement to be signed by their respective officers thereunder duly authorized all as of the 15th day of March, 1996.

                                          "Company"

                                          HEALTH INSURANCE OF VERMONT, INC.

                                          By: _______/s/ Robert S.W. Leong______
                                             Title: Chairman and Chief Executive
                                          Officer

                                          "Parent"

                                          PENN TREATY AMERICAN CORPORATION

                                          By: _________/s/ Irving Levit_________
                                             Title: Chairman of the Board,
                                                  President and Chief Executive
                                             Officer

                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

    AMENDMENT NO. 1, dated as of May 10, 1996 (the "Amendment"), to the Agreement and Plan of Merger (the "Agreement"), dated as of March 15, 1996, between Penn Treaty American Corporation ("Parent") and Health Insurance of Vermont, Inc. (the "Company").

                              W I T N E S S E T H:

    WHEREAS, the Agreement provides, among other things, for the merger of a wholly-owned subsidiary of Parent to be formed as soon as practicable following the execution of the Agreement ("Merger Sub") with and into the Company upon the terms and subject to the conditions set forth in the Agreement (the "Merger"); and

    WHEREAS, Parent and the Company have mutually agreed to amend the Agreement to, among other things, modify the acceptable range of the average bid price per share of Parent Common Stock, which is used in the computation of the Final Price (as defined in the Agreement), from no less than $16.00 or no greater than $18.00 to no less than $15.00 or no greater than $20.00 and to extend the date by which the Merger must be consummated from July 31, 1996 to August 31, 1996.

    NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and intending to be legally bound, Parent and the Company agree as follows:

         1. Subsection 3.1(b)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

         "(iii) The "Final Price" shall mean the average closing bid price of Parent Common Stock on the Nasdaq National Market during the period comprised of the twenty consecutive trading days immediately preceding the fifth business day immediately preceding the Effective Date (such period is hereinafter referred to as the "Measurement Period"), as such closing bid prices are published by the National Association of Securities Dealers Automated Quotation Service; provided, however, that if the average closing price of Parent Common Stock, determined in accordance with the first clause of this sentence, during the Measurement Period is more than $.20 per share higher than the average closing bid price of Parent Common Stock during the Measurement Period, the Final Price shall equal the average closing price per share minus $.20 per share but this adjustment shall not cause the Final Price to be reduced to a price per share less than the average closing bid price of Parent Common Stock during the Measurement Period. If the Final Price of Parent Common Stock, determined in accordance with the immediately preceding sentence, is less than $15.00 or greater than $20.00, this Merger Agreement shall terminate; provided, however, that the parties hereto may waive this termination provision in writing."

         2. Subsection 9.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

           "(b) By either Parent or the Company if the Merger shall not have been consummated on or before August 31, 1996 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Merger Agreement or responsible for the failure of the Merger to occur on or before such date)."

         3. Except as provided herein, the Agreement shall remain unchanged and in full force and effect.

         4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                          "Company"

                                          HEALTH INSURANCE OF VERMONT, INC.

                                          By: /s/ John W. Mahoney_______________
                                             Title: President

                                          "Parent"

                                          PENN TREATY AMERICAN CORPORATION

                                          By: /s/ A. J. Carden__________________
                                             Title: Executive Vice President

                                                                  March 15, 1996
Board of Directors
Health Insurance of Vermont, Inc.
One Roosevelt Highway
Colchester, VT 05446-0630

Dear Sirs:

    We understand that Penn Treaty American Corporation ("PTAC") has proposed to acquire Health Insurance of Vermont, Inc. ("HIVT" or the "Company") by means of a statutory merger of a wholly-owned subsidiary of PTAC to be formed in connection with this transaction with and into HIVT, resulting in HIVT becoming a wholly-owned subsidiary of PTAC (the "Proposed Acquisition"). The purchase price of the transaction is $20 per share based on 550,095 shares outstanding (assuming exercise of all outstanding options for HIVT common stock) consisting of: (a) Two Million Two Hundred Thousand Three Hundred Eighty Dollars in cash consideration ($2,200,380); and (b) Eight Million Eight Hundred One Thousand Five Hundred Twenty Dollars in common stock consideration ($8,801,520). The terms and conditions of the Proposed Acquisition are set forth in more detail in the Agreement and Plan of Merger dated as of March 15, 1996 (the "Agreement").

    Advest, Inc. is an investment bank regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. We have acted as financial advisor to the Board of Directors of the Company in connection with the transaction contemplated by the Agreement.

    We have been requested by the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be offered in the Proposed Acquisition.

    In arriving at our opinion, we reviewed and analyzed: (1) documents used in connection with the Proposed Acquisition including the Agreement and other publicly available information concerning the Company which we believe to be relevant to our inquiry, (2) financial and operating information with respect to the business operations and prospects of the Company including annual reports, 10-KSB filings, 10-QSB filings, and annual and quarterly statutory statements,
(3) a trading history of the Company's common shares from 1990 to the present and a comparison of that trading history with those of companies we deemed comparable, and (4) a comparison of the financial terms of the Proposed Acquisition with the terms of certain other recent transactions which we deemed relevant. In addition, we have had discussions with the management of the Company concerning its business and operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

    Since PTAC is a publicly traded corporation and is issuing shares of common stock to the stockholders of HIVT as a portion of the merger consideration, it was also necessary to review certain relevant information with respect to PTAC. Accordingly, we reviewed and analyzed: (1) financial and operating information with respect to the business operations and prospects of PTAC including annual reports, 10-K filings, 10-Q filings and annual and quarterly statutory statements, (2) a trading history of PTAC common shares from 1990 to present,
(3) as analysis of the financial performance of PTAC as compared to its comparable peer group, and (4) an analysis of the financial effects of the Proposed Acquisition on the Balance Sheet and Income Statement of PTAC. In addition, we have had discussions with the management of PTAC concerning its business and operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

Board of Directors
Health Insurance of Vermont, Inc.
March 15, 1996
Page 2

    We have relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification. In arriving at our opinion, we have conducted only a limited physical inspection of the properties and facilities of HIVT and of PTAC. We have not made nor obtained any evaluations or appraisals of the assets of HIVT or PTAC. Our opinion is necessarily based upon conditions as they exist and can be evaluated as of the date of this letter. Based upon and subject to the foregoing, we are of the opinion that, from a financial point of view, the consideration to be offered in the Proposed Acquisition is fair to the stockholders of HIVT.

                                          Very truly yours,
                                          ADVEST, INC.
                                          By: __________________________________
                                          Name: David T. W. Minot
                                          Title: Managing Director

                       HEALTH INSURANCE OF VERMONT, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                          , 1996

THE UNDERSIGNED HEREBY APPOINTS ROBERT S.W. LEONG AND JOHN W. MAHONEY, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION, AS PROXIES TO REPRESENT THE
UNDERSIGNED  AT  THE  ANNUAL  MEETING OF  STOCKHOLDERS  OF  HEALTH  INSURANCE OF
VERMONT, INC.  TO  BE HELD                     ,  1996,  AT 12:00  P.M.  AT  THE
               ,             ,  VERMONT, AND AT  ANY ADJOURNMENT OR ADJOURNMENTS
THEREOF, TO VOTE IN THE NAME AND PLACE OF THE UNDERSIGNED, WITH ALL POWERS WHICH THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT, ALL OF THE SHARES OF HEALTH INSURANCE OF VERMONT, INC., STANDING IN THE NAME OF THE UNDERSIGNED UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AS FOLLOWS:

1.         Approve of and adopt the Merger Agreement by and between Health Insurance of Vermont, Inc. and Penn Treaty American
           Corporation, and, pursuant thereto, the merger of Health Insurance of Vermont, Inc. with a wholly-owned subsidiary of
           Penn Treaty American Corporation.

      / / For   / / Against   / / Abstain

2.         Elect the following Directors:
           Term to Expire
           Robert J. Kecseg             1999
           David W. Menard            1999

   / / For   / / Withhold   / / For All Except

           INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THE NAME(S) OF THE
           NOMINEE(S) FOR WHOM YOUR VOTE IS TO BE WITHHELD IN THE SPACE PROVIDED BELOW.
3.         Elect James L. Fraser as Secretary of Health Insurance of Vermont, Inc.

                           / / For                         / / Against

           INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR MR. FRASER AND VOTE FOR ANOTHER PERSON, MARK THE "AGAINST" BOX AND WRITE
           THE NAME OF THE PERSON FOR WHOM YOU WISH TO VOTE IN THE SPACE PROVIDED BELOW.
4.         Ratify and approve the reimbursement by the Board of Directors of out-of pocket expenses incurred by Robert S.W. Leong and the Committee to Maximize Shareholder Value at Health Insurance of Vermont, Inc. in connection with the proxy solicitation and other actions taken by such persons during the period December 1994 through September 1995.

      / / For   / / Against   / / Abstain
                          (CONTINUED ON REVERSE SIDE)

Hereby ratifying and confirming all that said proxies may do or cause to be done by virtue hereof. Said proxies are hereby authorized to execute all of the powers that the undersigned would possess if personally present at said meeting or any adjournment thereof. The undersigned hereby revokes all proxies by the undersigned heretofore given for any meeting of stockholders of Health Insurance of Vermont, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AFFIRMATIVE VOTES ON PROPOSALS ONE, TWO, THREE AND FOUR. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED IN FAVOR OF PROPOSALS ONE, TWO, THREE AND FOUR.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. YOUR VOTE
MUST  BE RECEIVED PRIOR TO THE  ANNUAL MEETING OF SHAREHOLDERS ON              ,
1996.

Mark the box at the right if you plan to attend the meeting in person: / /

__________________________________
RECORD DATE SHARES

(Signature)
X:__________________________________  DATE:___________________________

(Signature)
X:__________________________________  DATE:___________________________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.